UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Notice of 2017 Annual Meeting and Proxy Statement

Deere & Company World Headquarters Moline, Illinois February 22, 2017

Who we are

John Deere is a world leader in providing advanced products and services and is committed to the success of customers whose work is linked to the land — those who cultivate, harvest, transform, enrich, and build upon the land to meet the world’s dramatically increasing need for food, fuel, shelter, and infrastructure.

OUR COMMITMENT

We are committed to those linked to the land. We believe that by serving them we support improving the quality of life for people around the world. Through the excellence of our products and services, we help our customers meet two of the biggest challenges in the world: feeding a population growing in size and affluence and developing the infrastructure required to support growing urbanization.

John Deere, with agricultural and construction equipment businesses, is uniquely positioned to help our customers meet those challenges.

OUR CORE VALUES

In conducting our business, we are guided by four core values that company founder John Deere was known for — integrity, quality, commitment, and innovation.

We apply those values in creating our products and services, maintaining our relationships, and operating our factories.

January 13, 2017

DEAR FELLOW STOCKHOLDERS,

On behalf of the Board of Directors and the senior management team, we cordially invite you to attend Deere & Company’s Annual Meeting of Stockholders, which will be held on Wednesday, February 22, 2017, at 10:00 a.m. Central Standard Time at Deere & Company World Headquarters, One John Deere Place, Moline, Illinois, 61265.

At this meeting, you will have a chance to vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement, and we will share a report on our operations.

Your vote is important. Even if you plan to attend the Annual Meeting, please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. The instructions set forth in the Proxy Statement and on the proxy card explain how to vote your shares.

On behalf of the Board of Directors, thank you for your ongoing support of Deere & Company.

Sincerely,

Samuel R. Allen	Vance D. Coffman
Chairman and CEO	Presiding Director

Notice of 2017 Annual Meeting
of Stockholders

Your opinion is very important. Please vote on the matters described in the accompanying Proxy Statement as soon as possible, even if you plan to attend the Annual Meeting. You can find voting instructions on page 82.

In addition to the Proxy Statement, we are also sending you our Annual Report, which includes our fiscal 2016 financial statements. If you wish to receive future proxy statements and annual reports electronically rather than receiving paper copies in the mail, please turn to the section entitled “Electronic Delivery of Proxy Statement and Annual Report” on page 85 for instructions.

DATE Wednesday, February 22, 2017 TIME 10 a.m. Central Standard Time PLACE Deere & Company World Headquarters One John Deere Place Moline, Illinois 61265	At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders will be asked to:
1. Elect the twelve director nominees named in the Proxy Statement (see page 7).

2. Approve the compensation of Deere’s named executives on an advisory basis (“say-on-pay”) (see page 27).

3. Vote, on an advisory basis, on the frequency of future advisory votes regarding Deere’s executive compensation (see page 76).

4. Ratify the appointment of Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2017 (see page 77).

5. Vote on the stockholder proposal, if properly presented at the meeting (see pages 80).

6. Consider any other business properly brought before the meeting.

PLEASE VOTE YOUR SHARES If you were a Deere stockholder of record at the close of business on December 30, 2016, we encourage you to vote promptly in one of the following ways:	BY TELEPHONE In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903.	BY INTERNET You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.

IMPORTANT NOTICE REGARDING
THE AVAILABILITY OF PROXY
MATERIALS FOR THE
STOCKHOLDER MEETING TO BE
HELD ON FEBRUARY 22, 2017: The
Proxy Statement and Annual Report
are available on our website at www.
deere.com/stock.	BY MAIL You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	IN PERSON You can vote in person at the annual meeting. See page 84 for information on how to pre-register.
On behalf of the Board of Directors, I thank you for exercising your right to vote your shares.

For the Board of Directors,

Todd E. Davies, Corporate Secretary Moline, Illinois, January 13, 2017

This Proxy Statement is issued in connection with the solicitation of proxies by the Board of Directors of Deere & Company for use at the Annual Meeting and at any adjournment or postponement thereof. On or about January 13, 2017, we will begin distributing print or electronic materials regarding the Annual Meeting to each stockholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the stockholder.

Proxy Summary

2	Proxy Summary

Election of Directors

7	Item 1 — Election of Directors
15	Corporate Governance
21	Compensation of Directors
23	Security Ownership of Certain Beneficial Owners and Management
26	Review and Approval of Related Person Transactions
26	Section 16(a) Beneficial Ownership Reporting Compliance

Advisory Vote on Executive Compensation

27	Item 2 — Advisory Vote on Executive Compensation
28	Compensation Discussion & Analysis
	29	Executive Summary
	33	2016 Compensation Overview
	35	Compensation Methodology and Process
	39	Direct Compensation Elements
	56	Indirect Compensation Elements
	58	Risk Assessment of Compensation Policies and Practices
59	Compensation Committee Report
60	Executive Compensation Tables
75	Equity Compensation Plan Information
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

76	Item 3 — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

Ratification of Independent Registered Public Accounting Firm

77	Item 4 — Ratification of Independent Registered Public Accounting Firm
79	Audit Review Committee Report

Stockholder Proposals

80	Items 5 — Stockholder Proposal

Additional Information

82	Voting and Meeting Information
85	Annual Report
85	Householding Information
85	Electronic Delivery of Proxy Statement and Annual Report
86	Information not Incorporated into this Proxy Statement
86	Other Matters
86	2018 Stockholder Proposals and Nominations
87	Cost of Solicitation

Appendices

88	Appendix A — Director Independence Categorical Standards of Deere & Company Corporate Governance Policies
90	Appendix B — Deere & Company Reconciliation of Non-GAAP Measures

1	DEERE & COMPANY	2017 PROXY STATEMENT

Proxy Summary

This summary highlights selected information contained in this Proxy Statement, but it does not contain all the information you should consider. We urge you to read the whole Proxy Statement before you vote. You also may wish to review Deere’s Annual Report on Form 10-K for the fiscal year ended October 31,2016.

Meeting Agenda and Voting Recommendations

Item		Voting Standard	Vote Recommendation	Page Reference
1.	Annual election of directors	Majority of votes cast	FOR each nominee	7
2.	Advisory vote on executive compensation	Majority of votes present in person or by proxy	FOR	27
3.	Advisory vote on frequency of future advisory votes on executive compensation	Majority of votes present in person or by proxy	FOR a frequency of 1 YEAR	76
4.	Ratification of independent registered public accounting firm	Majority of votes present in person or by proxy	FOR	77 to 79
5.	Stockholder proposal	Majority of votes present in person or by proxy	AGAINST the proposal	80 to 81

Director Nominees
Every member of our Board of Directors is elected annually. You are being asked to vote on the election of these twelve nominees, all of whom currently serve as directors.

All directors other than Samuel R. Allen are INDEPENDENT.

			Committee Memberships
Name	Age	Director Since	Executive	Audit Review	Compensation	Corporate Governance	Finance
Samuel R. Allen Chairman and CEO, Deere & Company	63	2009	CHAIR
Crandall C. Bowles Chairman Emeritus, The Springs Company	69	1990–1994, since1999	■		■	CHAIR
Vance D. Coffman Retired Chairman, Lockheed Martin	72	2004	■		CHAIR	■
Alan C. Heuberger Senior Manager, BMGI	43	2016		■			■
Dipak C. Jain Director, Sasin Graduate Institute of Business Administration	59	2002		■			■
Michael O. Johanns Retired United States Senator from Nebraska	66	2015		■		■
Clayton M. Jones Retired Chairman, Rockwell Collins	67	2007			■	■
Brian M. Krzanich CEO, Intel	56	2016			■	■
Gregory R. Page Retired Executive Director, Chairman and CEO, Cargill	65	2013	■	■			CHAIR
Sherry M. Smith Former Executive VP and CFO, Supervalu	55	2011	■	CHAIR			■
Dmitri L. Stockton Special Advisor to Chairman and Senior VP, GE and Chairman, President, and CEO, GE Asset Management	52	2015			■		■
Sheila G. Talton President and CEO, Gray Matter Analytics	64	2015		■			■

2	DEERE & COMPANY	2017 PROXY STATEMENT

Proxy Summary
Governance and Compensation Changes

Annual Meeting of Stockholders

You are entitled to vote at the meeting if you were a holder of record of our common stock at the close of business on December 30, 2016. Please see page 82 for instructions on how to vote your shares and other important annual meeting information. If you wish to attend the meeting in person, we encourage you to register on or prior to Tuesday, February 21, 2017, in order to obtain an admission ticket. See page 84 for additional instructions.

Governance and Compensation Changes
One thing we have learned during our nearly 180-year history is the importance of change, which is why we regularly assess what we do to determine how we can adapt and improve. This approach applies to our corporate governance and compensation plans as much as it does to our manufacturing processes and product innovation. Here is a summary of the changes we have made since our last annual meeting.

CORPORATE GOVERNANCE

COMPENSATION

Prior to 2015, we had received strong stockholder support on the “say-on- pay” advisory vote, averaging more than 90% approval from 2011 through 2015. Last year, approximately 61% (71% excluding abstentions) of our stockholders voted in favor of our executive compensation programs. Following the February 2016 Annual Meeting of Stockholders, we invited our top 20 stockholders to discuss specific governance and compensation matters so we could understand the factors that lead to the decline in the say-on-pay vote. The outreach to stockholders was conducted by Deere management, both in person and by phone. We discussed the most recent revisions to our compensation plans and the proxy access by-law amendments with 17 of our top 20 stockholders, representing about 48% of our then outstanding shares. The feedback from these conversations regarding compensation plans was reported to the Compensation Committee and considered in their deliberations on subsequent compensation decisions. As a result of the feedback received from stockholders, we implemented a number of changes to our compensation program to ensure continued focus on returning value to our stockholders. See the Executive Summary of the Compensation Discussion & Analysis (“CD&A”) for details.

—   We adopted a by-law in 2016 allowing stockholders meeting certain requirements to nominate directors and have such nominees included in the proxy statement—commonly referred to as “proxy access.”

—   We increased the retirement age for board members to 75 to reflect recent industry trends and to provide stability in the composition of our board.

Fiscal 2016 Performance Highlights
In 2016, Deere & Company sales and earnings were among the 10 best in its history, despite depressed volumes due to the global farm recession and weak construction equipment markets. Net income attributable to Deere & Company was $1,524 million compared to early fiscal 2016 guidance of $1,400 million. Adept execution and the impact of a broad product portfolio aided performance while continuing to make progress in establishing a more efficient cost structure, positioning the company well for the future.

For more information regarding our fiscal year 2016 financial performance, please see our Annual Report, which is available at www.proxyvote.com.

Other highlights include:

—	Equipment operations benefited from improved price realization and lower production costs
—	Selling, administrative, and general expenses were reduced by $110 million
—	Company invested nearly $1.4 billion in research and development
—	Company completed strategic acquisition of Monosem and secured controlling interest in Hagie Manufacturing Company to expand Deere’s agricultural product portfolio
—	Deere returned nearly $1 billion to stockholders in the form of dividends and share repurchases

3	DEERE & COMPANY	2017 PROXY STATEMENT

Proxy Summary
Fiscal 2016 Performance Highlights

NET SALES AND REVENUES (Millions)	NET INCOME (Millions)	EARNINGS PER SHARE (Diluted)	DEERE SHARE PRICE (at Oct. 31)

Worldwide net sales and revenues decreased 8% in 2016 vs. 2015. Net sales for worldwide Equipment Operations declined 9% in 2016 vs. 2015, which was two points lower than guidance provided to investors early in fiscal 2016.

Net income* was down 21% to $1,524 million, though still represented the 10th highest total in our history. Net income exceeded guidance of $1,400 million given to investors early in fiscal 2016. Employees controlled costs (e.g., reducing selling, administrative, and general costs by almost $100 million) yet still produced award-winning advanced products and services and invested in future growth.

Earnings per share fell 17% vs. 2015, less than the decline in net income*, due to fewer shares outstanding.

Investors acknowledged the company’s ability to operate profitably despite extremely difficult conditions. Share price appreciation plus dividends gave Deere stockholders a total return of about 17% for the year, compared with a gain of about 5% for the overall U.S. equity market.

*Net income attributable to Deere & Company

CASH FLOW FROM OPERATING ACTIVITIES (Millions)

Consolidated cash flow from
operations totaled a healthy
$3,764 million, essentially the same as
the previous year. Cash flow funded
important projects and paid $761
million in dividends to our investors.
Deere has raised its common stock
dividend 12 times since 2004 and
over that period has returned more
than two-thirds of its consolidated
operating cash flow for dividend
payments and share repurchases
(net of issuances).

4	DEERE & COMPANY	2017 PROXY STATEMENT

Proxy Summary
Fiscal 2016 Performance Highlights

PERFORMANCE IN RECENT DOWNTURNS

Our Equipment Operations are
affected by economic factors such as
prices for commodities and health
of the housing and infrastructure
sectors. In 2002, we adopted a
strategy that enables management to
quickly respond to changing business
conditions. During this most recent
downturn our decrease in net income
relative to the decrease in sales is less
severe than we have experienced in
other recent cyclical downturns.

NET SALES AND EARNINGS PER SHARE (DILUTED)

Since 2002, Deere has maintained positive diluted EPS performance despite downturns in net sales. As discussed in the CD&A elsewhere in this proxy, we believe our compensation program contributes to these favorable results by encouraging executives to focus on metrics that create sustained value for stockholders.

5	DEERE & COMPANY	2017 PROXY STATEMENT

Proxy Summary
Fiscal 2016 Executive Compensation Highlights

Fiscal 2016 Executive Compensation Highlights
Our compensation programs and practices are designed to create incentive opportunities for advancing our stockholders’ long-term interests. We use metrics that align with our business strategy and motivate our executives to create value for stockholders at all points in the business cycle. We have three separate variable pay components (described below) – Short-Term Incentive (“STI”), Mid-Term Incentive (“MTI”) and Long-Term Incentive (“LTI”) – which stimulate complementary behaviors.

This Metric	For this type of compensation	Contributes to this goal
Operating return on operating assets (OROA)*	Annual cash bonus (known within Deere as STI)	exceptional operating performance for Equipment Operations
Return on equity (ROE)*		exceptional operating performance for Financial Services
Shareholder value added (SVA)	Long-term cash (known within Deere as MTI)	sustainable, profitable growth
Revenue growth	Long-term equity (known within Deere as LTI)	sustainable growth
Total shareholder return (TSR)	LTI and MTI	exceptional equity appreciation

*The Equipment Operations OROA calculation excludes the assets from our captive financial services. ROE is based solely on the Financial Services segment. See appendix B for details.

For information about the metrics we use to measure compensation and the resulting payouts, see the Executive Summary of the CD&A on page 29.

The table below highlights the 2016 compensation for the CEO and, on average, for the named executive officers (“NEOs”) as disclosed in the summary compensation table on page 60. The table also shows how much compensation was delivered in cash (versus equity) and the significant portion that is performance-based, and therefore at risk.

Summary Compensation Table Elements	Salary	STI	MTI	Performance Stock Units	Restricted Stock Units and Stock Options	Retirement and Other Compensation	Total
CEO
Compensation	$1,500,000	$2,573,063	$1,919,363	$4,156,919	$5,016,272	$3,477,254	$18,642,871
% of Total	8%	14%	10%	22%	27%	19%	100%
Cash vs. Equity	Total Cash 32%			Total Equity 49%		Other 19%	100%
Short-Term vs. Long-Term	Short-Term 22%		Long-Term 78%				100%
Fixed vs. Performance Based	Fixed 8%	Performance Based 73%				Other 19%	100%

Average NEO
Compensation	$649,384	$757,477	$551,672	$785,432	$947,900	$772,600	$4,464,465
% of Total	15%	17%	12%	18%	21%	17%	100%
Cash vs. Equity	Total Cash 44%			Total Equity 39%		Other 17%	100%
Short-Term vs. Long-Term	Short-Term 32%		Long-Term 68%				100%
Fixed vs. Performance Based	Fixed 15%	Performance Based 68%				Other 17%	100%

6	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Item 1 - Election of Directors

How We Identify and Evaluate Director Nominees
The Corporate Governance Committee of the Board is responsible for screening candidates and recommending director nominees to the full Board. The Board nominates the slate of directors for election at each annual meeting of stockholders, and also elects directors to fill vacancies or newly-created Board seats.

The Corporate Governance Committee considers candidates recommended by stockholders, directors, officers, and third-party search firms. If you wish to nominate a director, please review the procedures described under “2018 Stockholder Proposals and Nominations” on page 86 of this Proxy Statement. The Corporate Governance Committee evaluates all candidates in the same manner, regardless of the source of the recommendation.

Deere’s Corporate Governance Policies, which are described in the “Corporate Governance” section of this Proxy Statement, establish the general criteria and framework for assessing director candidates. In particular, the Corporate Governance Committee considers each nominee’s skills, experience, international versus domestic background, and age, as well as legal and regulatory requirements and the particular needs of the Board at the time. In addition, the Board assesses the diversity of its members and nominees as part of an annual performance evaluation by considering, among other factors, diversity in expertise, experience, background, ethnicity, and gender. We believe a Board composed of members with complementary skills, qualifications, experiences, and attributes is best equipped to satisfy its responsibilities effectively.

Any director who experiences a material change in occupation, career, or principal business activity, including retirement, must tender a resignation from the Board. Upon recommendation from the Corporate Governance Committee, the Board may decline to accept any such resignation. Directors must retire from the Board upon the first annual meeting of stockholders after reaching the age of 75, except as approved by the Board under rare circumstances.

Director Nominees
The Corporate Governance Committee has recommended, and the Board has nominated, each of Samuel R. Allen, Crandall C. Bowles, Vance D. Coffman, Alan C. Heuberger, Dipak C. Jain, Michael O. Johanns, Clayton M. Jones, Brian M. Krzanich, Gregory R. Page, Sherry M. Smith, Dmitri L. Stockton, and Sheila G. Talton to be elected for terms expiring at the annual meeting in 2018. All of the nominees are current members of the Board, but Deere’s Certificate of Incorporation and good governance practices require all members of the Board to be elected annually.

We have confidence that this talented slate of nominees will lead Deere capably in the year ahead. We discuss the nominees’ professional backgrounds and qualifications in the short biographies that follow.

The board of directors recommends that you vote “FOR” all twelve nominees.

7	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Item1 – Election of Directors

Board Diversity
The Corporate Governance Committee recognizes that our Board is most effective when it embodies a diverse set of viewpoints and practical experiences. To that end, the Corporate Governance Committee considers how each nominee’s particular background, experience, qualifications, attributes, and skills will contribute to Deere’s success. As shown below, the members of our Board have a range of viewpoints, backgrounds, and expertise.

GENDER
TENURE

BOARD MEMBER SKILLS

	Executive	Manufacturing	International	Academic	Government	Law	Finance	Risk Management	Corporate Governance
Samuel R. Allen	■	■	■
Crandall C. Bowles	■		■					■
Vance D. Coffman	■	■	■						■
Alan C. Heuberger	■						■		■
Dipak C. Jain			■	■					■
Michael O. Johanns			■		■	■			■
Clayton M. Jones	■	■	■				■
Brian M. Krzanich	■	■							■
Gregory R. Page	■	■	■				■		■
Sherry M. Smith	■						■
Dmitri L. Stockton	■		■				■	■	■
Sheila G. Talton	■		■					■	■

■ Audit committee financial expert under Securities and Exchange Commission (“SEC”) rules

8	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Samuel R. Allen	Chairman and Chief Executive Officer of Deere
AGE: 63 DIRECTOR SINCE: 2009 COMMITTEES: Executive (Chair)

Current and Past Positions

Positions at Deere:

—Chairman and Chief Executive Officer since February 2010

—President and Chief Executive Officer — August 2009 to February 2010

—President and Chief Operating Officer — June 2009 to August 2009

—President, Worldwide Construction & Forestry Division and John Deere Power Systems — March 2005 to June 2009

—President, Global Financial Services, John Deere Power Systems, and Corporate Human Resources — November 2003 to March 2005

Other Current Directorships

—Whirlpool Corporation (since 2010)

Key Qualifications, Experiences,
and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Allen should serve on Deere’s Board of Directors: his leadership experience as an officer of Deere since 2001; the breadth of his management experiences within, and knowledge of, each of Deere’s major global operations; and his subject matter knowledge in the areas of engineering, manufacturing, and industrial management.

Crandall C. Bowles	Chairman Emeritus of The Springs Company
AGE: 69 DIRECTOR FROM: 1990 to 1994 and since 1999 COMMITTEES: Corporate Governance (Chair), Compensation, Executive

Current and Past Positions

—Chairman Emeritus of The Springs Company (asset management) since April 2015

—Chairman of The Springs Company — August 2007 to April 2015

—Chairman of Springs Industries, Inc. (Springs Window Fashions) — January 2006 to June 2013

—Co-Chairman and Co-Chief Executive Officer of Springs Global US, Inc. and Springs Global Participacoes S.A. — January 2006 to June 2007

—Chairman and Chief Executive Officer of Springs Industries, Inc. — April 1998 to January 2006

Other Current Directorships

—JPMorgan Chase & Co. (since 2006)

Previous Directorships

—Sara Lee Corporation

Key Qualifications, Experiences,
and Attributes

In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Bowles should serve on Deere’s Board of Directors: her leadership qualities developed from her service as Chairman and Chief Executive Officer of Springs Industries; the breadth of her experiences in risk management and other areas of oversight while serving as a member of the boards of directors of other global corporations; and her subject matter knowledge in the areas of economics and sales and marketing of consumer products.

9	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Vance D. Coffman	Retired Chairman of Lockheed Martin Corporation
AGE: 72 DIRECTOR SINCE: 2004 COMMITTEES: Compensation (Chair), Corporate Governance, Executive PRESIDING DIRECTOR SINCE 2016

Current and Past Positions

Positions at Lockheed Martin Corporation (aerospace, defense, and information technology):

—Chairman — April 1998 to April 2005

—Chief Executive Officer — August 1997 to August 2004

Other Current Directorships

—3M Company (since 2002)

—Amgen Inc. (since 2007)

Key Qualifications, Experiences,
and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Coffman should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman and Chief Executive Officer of Lockheed Martin; the breadth of his experiences in corporate governance and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of engineering, manufacturing, and finance.

Alan C. Heuberger	Senior Manager, BMGI
AGE: 43 DIRECTOR SINCE: 2016 COMMITTEES: Audit Review, Finance	Current and Past Positions Positions at BMGI (private investment management): —Senior Manager since 2004 —Investment Analyst — 1996 to 2004 Previous Directorships —GAMCO Investors, Inc.

Key Qualifications, Experiences,
and Attributes

In addition to his professional background, the following qualifications led the Board to conclude that Mr. Heuberger should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Senior Manager of BMGI, the breadth of his experience in governance, strategy and other areas of oversight while serving as a member of the boards of directors and advisors of various asset management entities and privately-held corporations and his subject matter knowledge in the areas of agriculture industry investments, asset management, finance, and economics.

10	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Dipak C. Jain	Director, Sasin Graduate Institute of Business Administration
AGE: 59 DIRECTOR SINCE: 2002 COMMITTEES: Audit Review, Finance

Current and Past Positions

—Director, Sasin Graduate Institute of Business Administration (international graduate business school) since August 2014

—Chaired Professor of Marketing, INSEAD (international graduate business school) — March 2013 to August 2014

—Dean, INSEAD — May 2011 to March 2013

—Dean, Kellogg School of Management, Northwestern University — July 2001 to September 2009

—Associate Dean for Academic Affairs, Kellogg School of Management, Northwestern University — 1996 to 2001

—Sandy and Morton Goldman Professor of Entrepreneurial Studies and Professor of Marketing, Kellogg School of Management, Northwestern University — 1994 to 2001 and since 2009

Other Current Directorships

—Northern Trust Corporation (since 2004)

—Reliance Industries Limited, India (since 2005)

—Global Logistics Properties Limited, Singapore (since 2010)

Key Qualifications, Experiences,
and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jain should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Director or Dean at several prominent graduate business schools and as a foreign affairs advisor for the Prime Minister of Thailand; the breadth of his experiences in compensation, corporate governance, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of marketing, global product diffusion, and new product forecasting and development.

Michael O. Johanns	Retired United States Senator from Nebraska
AGE: 66 DIRECTOR SINCE: 2015 COMMITTEES: Audit Review, Corporate Governance

Current and Past Positions

—United States Senator from Nebraska — January 2009 to January 2015

—United States Secretary of Agriculture — January 2005 to September 2007

—Governor of Nebraska — 1999 to 2005

Other Current Directorships

—Burlington Capital Group, LLC. (since 2016)

Key Qualifications, Experiences,
and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Johanns should serve on Deere’s Board of Directors: his leadership qualities developed from his service in state and federal government, including serving as Governor of Nebraska; the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and a member of the U.S. Senate and various Senate committees; and his subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

11	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Clayton M. Jones	Retired Chairman of Rockwell Collins, Inc.
AGE: 67 DIRECTOR SINCE: 2007 COMMITTEES: Compensation, Corporate Governance

Current and Past Positions

Positions at Rockwell Collins, Inc. (aviation electronics and communications):

—Chairman - July 2013 to July 2014

—Chairman and Chief Executive Officer — September 2012 to July 2013

—Chairman, President, and Chief Executive Officer —June 2002 to September 2012

Other Current Directorships

—Cardinal Health, Inc. (since 2012)

—Motorola Solutions, Inc. (since 2015)

Key Qualifications, Experiences,
and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jones should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman and Chief Executive Officer of Rockwell Collins; the breadth of his experiences in finance, compensation, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of government affairs and marketing.

Brian M. Krzanich	Chief Executive Officer of Intel Corporation
AGE: 56 DIRECTOR SINCE: 2016 COMMITTEES: Compensation, Corporate Governance

Current and Past Positions

Positions at Intel Corporation (advanced integrated digital technology platforms):

—Chief Executive Officer since May 2013

—Executive Vice President and Chief Operating Officer —2012 to May 2013

—Senior Vice President and General Manager of Manufacturing and Supply Chain — 2010 to 2012

—Vice President and General Manager of Worldwide Manufacturing and Systems — 2007 to 2010

Other Current Directorships

—Intel Corporation (since 2013)

Key Qualifications, Experiences,
and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Krzanich should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chief Executive Officer and Chief Operating Officer of Intel; the breadth of his experiences in corporate governance, strategy, and other areas of oversight while serving as a member of the boards of directors of Intel and the Semiconductor Industry Association; and his subject matter knowledge in the areas of manufacturing, operations, information technology, human resources, and supply chain management.

12	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Gregory R. Page	Retired Executive Director of Cargill, Incorporated
AGE: 65 DIRECTOR SINCE: 2013 COMMITTEES: Finance (Chair), Audit Review, Executive

Current and Past Positions

Positions at Cargill, Incorporated (agricultural, food, financial, and industrial products and services):

—Executive Director — September 2015 to August 2016

—Executive Chairman — December 2013 to September 2015

—Chairman and Chief Executive Officer — 2011 to December 2013

—Chairman, Chief Executive Officer, and President — 2007 to 2011

—President and Chief Operating Officer — 2000 to 2007

Other Current Directorships

—Eaton Corporation plc (since 2003)

—3M Company (since 2016)

Previous Directorships

—Carlson, Inc.

—Cargill, Incorporated

Key Qualifications, Experiences, and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Page should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman and Chief Executive Officer of Cargill; the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of commodities, agriculture, operating processes, finance, and economics.

Sherry M. Smith	Former Executive Vice President and Chief Financial Officer of Supervalu Inc.
AGE: 55 DIRECTOR SINCE: 2011 COMMITTEES: Audit Review (Chair), Finance, Executive

Current and Past Positions

Positions at Supervalu Inc. (retail and wholesale grocery and retail general merchandise products):

—Executive Vice President and Chief Financial Officer — December 2010 to August 2013

—Senior Vice President, Finance — 2005 to 2010

—Senior Vice President, Finance and Treasurer —2002 to 2005

Other Current Directorships

—Piper Jaffray Companies (since 2016)

—Realogy Holdings Corp. (since 2014)

—Tuesday Morning Corporation (since 2014)

Key Qualifications, Experiences,
and Attributes

In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Smith should serve on Deere’s Board of Directors: her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu; the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight while serving as a member of the boards of directors of other public corporations; her family farming background; and her subject matter knowledge in the areas of finance, accounting, and food and supply chain management.

13	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Dmitri L. Stockton	Special Advisor to Chairman and Senior Vice President of General Electric Company and Chairman, President, and Chief Executive Officer of GE Asset Management Incorporated
AGE: 52 DIRECTOR SINCE: 2015 COMMITTEES: Compensation, Finance

Current and Past Positions

—Special Advisor to the Chairman and Senior Vice President of General Electric Company (power and water, aviation, oil and gas, healthcare, appliances and lighting, energy management, transportation and financial services) since July 2016

—Chairman, President, and Chief Executive Officer of GE Asset Management Incorporated (global investments) and Senior Vice President of General Electric Company since 2011

—President and Chief Executive Officer of GE Capital Global Banking and Senior Vice President of GE London - 2008 to 2011

—President and Chief Executive Officer of GE Consumer Finance, Central & Eastern Europe - 2005 to 2008

Previous Directorships

—GE Asset Management Incorporated

—General Electric RSP U.S. Equity Fund and General Electric RSP Income Fund

—Elfun Funds (six directorships)

—Synchrony Financial

Key Qualifications, Experiences,
and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Stockton should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman, President, and Chief Executive Officer of GE Asset Management and as a senior officer of other global operations; the breadth of his experiences in risk management, governance, regulatory compliance, and other areas of oversight while serving as a member of the boards of directors and trustees of global asset management, investment, and employee benefit entities; and his subject matter knowledge in the areas of finance, banking, and asset management.

Sheila G. Talton	President and Chief Executive Officer of Gray Matter Analytics
AGE: 64 DIRECTOR SINCE: 2015 COMMITTEES: Audit Review, Finance

Current and Past Positions

—President and Chief Executive Officer of Gray Matter Analytics (data analytics consulting services for financial services and healthcare industries) since 2013

—President and Chief Executive Officer of SGT Ltd. (strategy and technology consulting services) — 2011 to 2013

—Vice President of Cisco Systems, Inc. (information technology and solutions) — 2008 to 2011

Other Current Directorships

—OGE Energy Corporation (since 2013)

—Wintrust Financial Corporation (since 2012)

Previous Directorships

—Acco Brands Corporation

Key Qualifications, Experiences, and Attributes

In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Talton should serve on Deere’s Board of Directors: her leadership qualities developed from her service as President and Chief Executive Officer of Gray Matter Analytics and as an officer of other global technology and consulting firms; the breadth of her experiences in compensation, governance, risk management, and other areas of oversight while serving as a member of the boards of directors of other public corporations; and her subject matter knowledge in the areas of technology, data analytics, and global strategies.

14	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Corporate Governance

Corporate Governance

Corporate Governance Highlights
At Deere, we recognize that good corporate governance contributes to long-term stockholder value. We are committed to sound governance practices, including those shown below:

INDEPENDENCE	BEST PRACTICES
—All of our director nominees are independent except for our CEO

—The independent Presiding Director has a strong role with significant governance responsibilities

—All standing Board committees other than the Executive Committee are composed wholly of independent directors

—Independent directors meet regularly in executive session without management present

—Directors may not stand for reelection after their 75th birthdays, absent Board approval under rare circumstances

—Our recoupment policy requires an executive to return any incentive compensation found to have been awarded erroneously due to the accounting misconduct

—Directors and executives are subject to stock ownership requirements

—Directors and executives are prohibited from hedging or pledging their Deere stock

ACCOUNTABILITY	RISK OVERSIGHT
—All directors are elected annually

—In uncontested elections, directors are elected by majority vote

—The Board and each Board committee conducts an annual performance self-evaluation

—Stockholders have the ability to include nominees in our proxy statement (so-called proxy access rights)

—The Board oversees Deere’s overall risk management structure

—Individual Board committees oversee certain risks related to their specific areas of responsibility

—We have robust risk management processes across the company

Our Values
At Deere, our actions are guided by our core values of integrity, quality, commitment, and innovation. We strive to live up to these values in everything we do—not just because it is good business, but because it is the right thing to do. We are committed to strong corporate governance as a means of upholding these values and ensuring that we are accountable to our stockholders.

Director Independence
aThe Board has adopted categorical standards (attached as Appendix A to this Proxy Statement) that help us evaluate each director’s independence. Specifically, these standards are intended to assist the Board in determining whether certain relationships between our directors and Deere or its affiliates are “material relationships” for purposes of the New York Stock Exchange (“NYSE”) independence standards. The categorical standards establish thresholds, short of which any such relationships are deemed not to be material. In addition, each director’s independence is evaluated under our Related Person Transactions Approval Policy, as discussed in the “Review and Approval of Related Person Transactions” section below. Deere’s independence standards meet or exceed the NYSE’s independence requirements.

15	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Corporate Governance

In November 2016, we reviewed the independence of each then-sitting director applying the independence standards set forth in our Corporate Governance Policies. The reviews considered relationships and transactions between each director (and the director’s immediate family and affiliates) and each of Deere, Deere’s management, and Deere’s independent registered public accounting firm. Based on this review, the Board affirmatively determined at its regular December 2016 meeting that no director other than Mr. Allen has a material relationship with Deere and its affiliates and that each director other than Mr. Allen is independent as defined in our Corporate Governance Policies and the NYSE’s listing standards. Mr. Allen is not an independent director because of his employment relationship with Deere.

Board Leadership Structure
The Chairman of the Board also serves as Deere’s Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer roles is the most appropriate structure for Deere at this time for three reasons:

1.	This structure has served our stockholders well through many economic cycles, business challenges, and leadership successions.

2.	The Board’s governance processes preserve Board independence by ensuring discussion among independent directors and independent evaluation of and communication with members of senior management.

3.	The enhanced role of the independent Presiding Director provides a strong counterbalance to the combined Chairman and Chief Executive Officer roles.

Presiding Director
Vance D. Coffman has served as our independent Presiding Director since the 2016 annual meeting.

The Presiding Director is elected by a majority of the independent directors upon a recommendation from the Corporate Governance Committee. The Presiding Director is appointed for a one-year term beginning upon election and expiring upon the selection of a successor.

The Board has assigned the Presiding Director the following duties and responsibilities:

—	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

—	Serve as liaison between the Chairman and the independent directors;

—	In consultation with the Chairman, review and approve the schedule of meetings of the Board, the proposed agendas, and the materials to be sent to the Board;

—	Call meetings of the independent directors when necessary; and

—	Remain available for consultation and direct communication with Deere’s stockholders.

The Board believes the role of the Presiding Director exemplifies Deere’s continuing commitment to strong corporate governance and Board independence.

Board Meetings
Under Deere’s by-laws, regular meetings of the Board are held at least quarterly. Our typical practice is to schedule at least one Board meeting per year at a company location other than our World Headquarters so directors have an opportunity to observe different aspects of our business first-hand. The Board met five times during fiscal 2016.

Directors are expected to attend Board meetings, meetings of committees on which they serve, and stockholder meetings. More to the point, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2016, all incumbent directors attended 75% or more of the meetings of the Board and committees on which they served. Overall attendance at Board and committee meetings was 100%. All directors then in office attended the Annual Meeting of Stockholders in February 2016.

16	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Corporate Governance

Each Board meeting normally begins or ends with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees. The independent directors may meet in executive session, without the CEO, at any time, but such non-management executive sessions are scheduled (and typically occur) at each regular Board meeting. The Presiding Director presides over these executive sessions.

Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Review Committee, the Compensation Committee, the Corporate Governance Committee, and the Finance Committee. The Finance Committee, which replaced the Pension Plan Oversight Committee in February 2016, focuses and enhances the Board’s oversight of Deere’s financial affairs.

In addition to creating a new committee, the Board approved the rotation of certain directors’ committee memberships effective February 2016. The Board believes that committee rotation is generally desirable to ensure that committees regularly benefit from new perspectives.

Each of our Board committees has adopted a charter that complies with current NYSE rules relating to corporate governance matters. Copies of the committee charters are available at www.deere.com/corpgov and may also be obtained upon request to the Deere & Company Stockholder Relations Department. Each committee (other than the Executive Committee, which did not meet in 2016 and of which Mr. Allen serves as chair) is composed solely of independent directors.

The committee structure and memberships described below reflect the changes that became effective in February 2016. Every committee other than the Executive Committee regularly reports on its activities to the full Board.

EXECUTIVE COMMITTEE 2016 meetings: 0 Members: Samuel R. Allen (Chair) Crandall C. Bowles Vance D. Coffman Gregory R. Page Sherry M. Smith
— Acts on matters requiring Board action between meetings of the full Board

— Has authority to act on certain significant matters, limited by our by-laws and applicable law

— All members, other than Mr. Allen, are independent

AUDIT REVIEW COMMITTEE 2016 meetings: 5 Members: Sherry M. Smith (Chair) Alan C. Heuberger Dipak C. Jain Michael O. Johanns Gregory R. Page Sheila G. Talton
— Oversees the independent registered public accounting firm’s qualifications, independence, and performance

— Assists the Board in overseeing the integrity of our financial statements, compliance with legal requirements, and the performance of our internal auditors

— Pre-approves all audit and allowable non-audit services by the independent registered public accounting firm

— With the assistance of management, approves the selection of the independent registered public accounting firm’s lead engagement partner

— All members have been determined to be independent and financially literate under current NYSE listing standards

— The Board has determined that Ms. Smith, Mr. Heuberger and Mr. Page are “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by NYSE listing standards

17	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Corporate Governance

COMPENSATION COMMITTEE 2016 meetings: 6 Members: Vance D. Coffman (Chair) Crandall C. Bowles Clayton M. Jones Brian M. Krzanich Dmitri L. Stockton
— Makes recommendations to the Board regarding incentive and equity-based compensation plans

— Evaluates and approves the compensation of our executive officers (except for the compensation of our CEO, which is approved by the full Board), including reviewing and approving the performance goals and objectives that will affect that compensation

— Evaluates and approves compensation granted pursuant to Deere’s equity-based and incentive compensation plans, policies, and programs

— Retains, oversees, and assesses the independence of compensation consultants and other advisors

— Oversees our policies on structuring compensation programs for executive officers to preserve tax deductibility

— Reviews and discusses the CD&A with management and determines whether to recommend to the Board that the CD&A be included in our filings with the SEC

— All members have been determined to be independent under current NYSE listing standards, including those standards applicable specifically to compensation committee members

CORPORATE GOVERNANCE COMMITTEE 2016 meetings: 4 Members: Crandall C. Bowles (Chair) Vance D. Coffman Michael O. Johanns Clayton M. Jones Brian M. Krzanich
— Monitors corporate governance policies and oversees our Center for Global Business Conduct

— Reviews senior management succession plans and identifies and recommends to the Board individuals to be nominated as directors

— Makes recommendations concerning the size, composition, committee structure, and fees for the Board

— Reviews and reports to the Board on the performance and effectiveness of the Board

— Oversees the evaluation of our management

— All members have been determined to be independent under current NYSE listing standards

FINANCE COMMITTEE 2016 meetings: 3 Members: Gregory R. Page (Chair) Dipak C. Jain Sherry M. Smith Dmitri L. Stockton Sheila G. Talton
— Reviews the policies, practices, strategies, and risks relating to Deere’s financial affairs

— Exercises oversight of the business of Deere’s Financial Services segment

— Formulates our pension funding policies

— Oversees our pension plans

— All members have been determined to be independent under current NYSE listing standards

18	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Corporate Governance

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing risks that may affect Deere.

RISK MANAGEMENT APPROACH
We maintain a structured risk management approach to facilitate our strategic business objectives. To that end, we identify and categorize risks, and then escalate them as needed. Our internal risk management structure is administered by a Management Risk Committee consisting of the CEO and his direct reports. This committee provides periodic reports to the Board regarding Deere’s risk management processes and reviews with the Board high-priority areas of enterprise risk.

Dedicated risk management reports typically take place at regularly-scheduled Board meetings each February and August, and risk management topics are discussed as needed at other Board and committee meetings.

BOARD AND COMMITTEE RISK OVERSIGHT RESPONSIBILITIES
Each Board committee is responsible for oversight of risk categories related to the committee’s specific area of focus, while the full Board exercises ultimate responsibility for overseeing the risk management function as a whole.

The areas of risk oversight exercised by the Board and its committees are as follows:

Who is responsible?	Primary areas of risk oversight
Full Board

Oversees overall risk management function, and regularly receives and evaluates reports and presentations from the chairs of the individual Board committees on risk-related matters falling within each committee’s oversight responsibilities.

Audit Review Committee

Monitors operational, strategic, and legal and regulatory risks by regularly reviewing reports and presentations given by management, including our Senior Vice President and General Counsel, Senior Vice President and Chief Financial Officer, and Vice President, Internal Audit, as well as other operational personnel.

Regularly reviews our risk management practices and risk-related policies (for example, Deere’s risk management and insurance portfolio, and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting.

Compensation Committee

Monitors potential risks related to the design and administration of our compensation plans, policies, and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers or employees to take unnecessary and excessive risks.

Corporate Governance Committee

Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO, monitoring legal developments and trends regarding corporate governance practices, the Code of Business Conduct and evaluating potential related person transactions.

Monitors risks relating to environmental factors, as well as product safety and other compliance matters.

Finance Committee

Monitors operational and strategic risks related to Deere’s financial affairs, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Monitors potential risks related to funding our U.S. qualified pension plans (other than the defined contribution savings and investment plans) and monitors compliance with applicable laws and internal policies and objectives.

19	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Corporate Governance

Stockholder Outreach
In order to ensure the continued delivery of sustainable, long-term value to our stockholders, we engage in regular dialogue with our stockholders. During 2016, we discussed governance, executive compensation, and other issues with stockholders representing more than 48% of our outstanding shares. The Board considers feedback from these conversations during its deliberations, and we regularly review and adjust our corporate governance structure and executive compensation policies and practices in response to comments from our stockholders.

Communication with the Board
If you wish to communicate with the Board you may send correspondence to: Corporate Secretary, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable.

You may communicate directly with the Presiding Director by sending correspondence to: Presiding Director, Board of Directors, Deere & Company, Department A, One John Deere Place, Moline, Illinois 61265-8098.

Corporate Governance Policies
Because we believe corporate governance is integral to creating long-term stockholder value, our Board of Directors has adopted company-wide Corporate Governance Policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board’s corporate governance objectives.

Please visit the Corporate Governance portion of our website (www.deere.com/corpgov) to learn more about our corporate governance practices and to access the following materials:

—	Corporate Governance Policies

—	Code of Ethics

—	Guiding Principles

—	Global Conflict Minerals Policy

—	Charters for our Board Committees

—	Code of Business Conduct

—	Supplier Code of Conduct

Political Contributions
To promote transparency and good corporate citizenship, since 2012 we have provided voluntary disclosure relating to the political contribution activities of Deere and its political action committee. This information is publicly available at www.deere.com/politicalcontributions.

20	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Compensation of Directors

Compensation of Directors

We have structured the compensation of our nonemployee directors with the following objectives in mind:

—	Recognize the substantial investment of time and expertise necessary for the directors to discharge their duties to oversee Deere’s global affairs

—	Align the directors’ interests with the long-term interests of our stockholders

—	Ensure that compensation is easy to understand and is regarded positively by our stockholders and employees

We pay nonemployee directors an annual retainer. In addition, committee chairpersons and the Presiding Director receive fees for assuming those responsibilities. Directors who are employees receive no additional compensation for serving on the Board. We do not pay committee member retainers or meeting fees, but we do reimburse directors for expenses related to meeting attendance.

To supplement their cash compensation and align their interests with those of our stockholders, nonemployee directors are awarded restricted stock units (“RSUs”) after each annual meeting. A person who serves a partial term as a nonemployee director will receive a prorated retainer and a prorated RSU award.

Compensation for nonemployee directors is reviewed annually by the Corporate Governance Committee. At its December 2016 meeting, the Board approved increases as noted below for nonemployee directors as recommended by the Corporate Governance Committee. The cash components became effective on January 1, 2017 and the equity component is effective for the equity award following the annual stockholder meeting in February 2017.

The following chart describes amounts we pay and the value of awards we grant to nonemployee directors:

Date Approved by Corporate Governance Committee: Effective Date of Annual Amounts:	August 2013 January 2014	December 2016 January & March 2017
Retainer	$120,000	$125,000
Equity Award	$120,000	$145,000
Presiding Director Fee	$20,000	$25,000
Audit Review Committee Chair Fee	$20,000	$25,000
Compensation Committee Chair Fee	$20,000	$20,000
Corporate Governance Committee Chair Fee	$15,000	$15,000
Finance Committee Chair Fee	$15,000	$15,000

Under our Nonemployee Director Deferred Compensation Plan, directors may choose to defer some or all of their annual retainers until they retire from the Board. For deferral elections up through December 2016, a director could elect to have these deferrals invested in either an interest-bearing account or an account with a return equivalent to an investment in Deere common stock. For deferrals effective in January 2017 and later, directors may choose from a list of investment options, none of which yield an above-market earnings rate.

Our stock ownership guidelines require each nonemployee director to own Deere common stock equivalent in value to at least three times the director’s annual cash retainer. This ownership level must be achieved within five years of the date the director joins the Board. Restricted shares (regularly granted to nonemployee directors prior to 2008), RSUs, and any common stock held personally by the nonemployee director are included in determining whether the applicable ownership threshold has been reached. Other than Mr. Johanns, Mr. Stockton, and Ms. Talton, who were first elected to the Board in 2015, and Mr. Krzanich and Mr. Heuberger, who were first elected to the Board in January and December of 2016, respectively, each nonemployee director has achieved stockholdings in excess of the applicable multiple as of the date of this Proxy Statement.

21	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Compensation of Directors

We require nonemployee directors to hold all equity awards until the occurrence of one of the following triggering events: retirement from the Board, total and permanent disability, death, or a change in control of Deere combined with a qualifying termination of the director. Directors may not sell, gift, or otherwise dispose of their equity awards before the occurrence of a triggering event. While the restrictions are in effect, nonemployee directors may vote their restricted shares (but not shares underlying RSUs) and receive dividends on the restricted shares and dividend equivalents on the RSUs.

In fiscal 2016, we provided the following compensation to our nonemployee directors:

Name*	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Non-Qualified Deferred Compensation Earnings (3)	Total
Crandall C. Bowles	$135,000	$119,991	$—	$254,991
Vance D. Coffman	$155,000	$119,991	$—	$274,991
Charles O. Holliday, Jr. (5)	$53,333	$—	$—	$53,333
Dipak C. Jain	$120,000	$119,991	$26,292	$266,283
Michael O. Johanns	$120,000	$119,991	$—	$239,991
Clayton M. Jones	$120,000	$119,991	$—	$239,991
Brian M. Krzanich (4)	$100,000	$133,378	$607	$233,985
Joachim Milberg (5)	$40,000	$—	$—	$40,000
Richard B. Myers (5)	$40,000	$—	$—	$40,000
Gregory R. Page	$131,250	$119,991	$878	$252,119
Thomas H. Patrick (5)	$43,332	$—	$—	$43,332
Sherry M. Smith	$135,000	$119,991	$2,441	$257,433
Dmitri L. Stockton	$120,000	$119,991	$—	$239,991
Sheila G. Talton	$120,000	$119,991	$—	$239,991

*	Alan C. Heuberger did not receive any compensation in Fiscal 2016 and is not included in this table.
(1)	All fees earned in fiscal 2016 for services as a director, including committee chairperson and Presiding Director fees, whether paid in cash or deferred under the Nonemployee Director Deferred Compensation Plan, are included in this column.
(2)	Represents the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, and does not correspond to the actual value that will be realized by the nonemployee directors. The values in this column exclude the effect of estimated forfeitures. All grants are fully expensed in the fiscal year granted based on the grant price (the average of the high and low price for Deere common stock on the grant date). For fiscal 2016, the grant date was March 2, 2016, and the grant price was $81.13.
The nonemployee director grant date is seven calendar days after the Annual Meeting. The assumptions made in valuing the RSUs reported in this column are discussed in Note 24, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC as part of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016. The following table lists the cumulative restricted shares and RSUs held by the nonemployee directors as of October 31, 2016:

Director Name*	Restricted Stock	RSUs	Director Name	Restricted Stock	RSUs
Crandall C. Bowles	19,916	14,724	Brian M. Krzanich (4)	—	1,656
Vance D. Coffman	6,532	14,724	Gregory R. Page	—	5,176
Dipak C. Jain	13,234	14,724	Sherry M. Smith	—	7,326
Michael O. Johanns	—	2,986	Dmitri L. Stockton	—	2,470
Clayton M. Jones	824	14,724	Sheila G. Talton	—	2,470

*	Alan C. Heuberger was elected to the Board effective December 20, 2016. He did not hold any restricted shares or RSUs as of October 31, 2016, and is not included in this table.

22	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Security Ownership of Certain Beneficial Owners and Management

(3)	Directors are eligible to participate in the Nonemployee Director Deferred Compensation Plan. Under this plan, participants may defer part or all of their annual cash compensation. Through fiscal 2016, two investment choices were available for these deferrals:
	–	an interest-bearing alternative that pays interest at the end of each calendar quarter (i) for amounts deferred between fiscal 2010 and fiscal 2016, at a rate based on the Moody’s “A”-rated Corporate Bond Rate, and (ii) for amounts deferred prior to fiscal 2010, at a rate based on the prime rate as determined by the Federal Reserve Statistical Release plus 2%
	–	an equity alternative denominated in units of Deere common stock that earns additional shares each quarter at the quarterly dividend rate on Deere common stock
Amounts included in this column represent the above-market earnings on any amounts deferred under the Nonemployee Director Deferred Compensation Plan. Above-market earnings represent the difference between the interest rate used to calculate earnings under the applicable investment choice and 120% of the applicable federal long-term rate.
(4)	Mr. Krzanich was elected to the Board effective January 6, 2016. His compensation amounts reflect a pro-rated retainer fee for the period from January 2016 through October 2016, a pro-rated RSU award for the period from January 6, 2016, through the February 2016 annual meeting, and a full RSU award granted in March 2016.
(5)	Mr. Holliday, Mr. Milberg, Mr. Meyers, and Mr. Patrick retired from the Board effective with the 2016 annual meeting (February 24, 2016). The compensation amounts reflect a pro-rated retainer fee covering the portion of fiscal 2016 during which they served as directors.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of Deere common stock beneficially owned as of December 31, 2016 (unless otherwise indicated) by:

–	each person who, to our knowledge, beneficially owns more than 5% of our common stock
–	each individual who was serving as a nonemployee director as of December 31, 2016
–	each of the named executive officers listed in the Summary Compensation Table of this Proxy Statement
–	all individuals who served as directors or executive officers on December 31, 2016, as a group

A beneficial owner of stock (represented in column (a)) is a person who has sole or shared voting power (meaning the power to control voting decisions) or sole or shared investment power (meaning the power to cause the sale or other disposition of the stock). A person also is considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, the following table includes exercisable stock options (represented in column (b)), restricted shares, and RSUs that could become exercisable or be settled within 60 days of December 31, 2016, at the discretion of an individual identified in the table (represented in column (c)).

23	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Security Ownership of Certain Beneficial Owners and Management

All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted.
As of December 31, 2016, Deere had no preferred stock issued or outstanding.

	Shares Beneficially Owned And Held (a)	Exercisable Options (b)	Options, Restricted Shares, and RSUs Available Within 60 Days (c)	Total	Percent of Shares Outstanding
Greater Than 5% Owners
Cascade Investment, L.L.C. (1)
2365 Carillon Point
Kirkland, WA 98033	31,423,573	—	—	31,423,573	9.9%

The Vanguard Group, Inc.(2)
100 Vanguard Blvd.
Malvern, PA 19355	19,892,663	—	—	19,892,663	6.2%

Non-Employee Directors (3)
Crandall C. Bowles	2,800	—	34,640	37,440	*
Vance D. Coffman	—	—	21,256	21,256	*
Alan C. Heuberger	100	—	259	359	*
Dipak C. Jain	—	—	27,958	27,958	*
Michael O. Johanns	—	—	2,986	2,986	*
Clayton M. Jones	—	—	15,548	15,548	*
Brian M. Krzanich	—	—	1,656	1,656	*
Gregory R. Page	1,100	—	5,176	6,276	*
Sherry M. Smith	—	—	7,326	7,326	*
Dmitri L. Stockton	—	—	2,470	2,470	*
Sheila G. Talton	—	—	2,470	2,470	*

Named Executive Officers (4)
Samuel R. Allen	176,467	1,013,115	159,055	1,348,637	*
James M. Field	33,090	98,466	0	131,556	*
Rajesh Kalathur	18,147	116,985	0	135,132	*
Michael J. Mack, Jr.(5)	45,744	144,436	30,414	220,594	*
John C. May	10,041	77,864	0	87,905	*

All directors and executive officers as a group
(22 persons)(6)	378,568	1,939,728	374,708	2,693,004	*

* Less than 1% of the outstanding shares of Deere common stock.
(1)	The ownership information for Cascade Investment, L.L.C. is based on information supplied by Cascade in a statement on Form 4 filed with the SEC on August 16, 2016. All shares of common stock held by Cascade may be deemed beneficially owned by William H. Gates III as the sole member of Cascade. Cascade has sole voting power and sole dispositive power over 31,423,573 shares owned.
(2)	The ownership information for The Vanguard Group, Inc. is based on information supplied by Vanguard in a statement on Schedule 13G filed with the SEC on February 10, 2016. Vanguard holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of Deere’s shares. Vanguard has sole voting power over 581,732 shares owned and sole dispositive power over 19,272,592 shares owned.

24	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Security Ownership of Certain Beneficial Owners and Management

(3)	The table includes restricted shares and RSUs awarded to directors under the Deere & Company Nonemployee Director Stock Ownership Plan (see footnote (2) to the Fiscal 2016 Director Compensation Table). Restricted shares and RSUs may not be transferred prior to retirement as a director. RSUs are payable only in Deere common stock following retirement and have no voting rights until they are settled in shares of stock. In addition, directors own the following number of deferred stock units, which are payable solely in cash under the terms of the Nonemployee Director Deferred Compensation Plan:

Director	Deferred Units
Crandall C. Bowles	41,645
Vance D. Coffman	26,130
Dipak C. Jain	8,490
Michael O. Johanns	2,927
Gregory R. Page	3,818
Dmitri L. Stockton	2,352

(4)	See the Outstanding Equity Awards at Fiscal 2016 Year-End table for additional information regarding equity ownership for NEOs as of October 31, 2016.
(5)	Mr. Mack retired effective November 1, 2016. Figures shown are as of October 31, 2016.
(6)	The number of shares shown for all directors and executive officers as a group includes 130,292 shares owned jointly with family members over which the directors and executive officers share voting and investment power

25	DEERE & COMPANY	2017 PROXY STATEMENT

Election of Directors
Review and Approval of Related Person Transactions

Review and Approval of Related Person Transactions

The Board has adopted a Related Person Transactions Approval Policy, which assigns our Corporate Governance Committee the responsibility for reviewing, approving, or ratifying all related person transactions.

The Related Person Transactions Approval Policy is concerned with three types of “related persons”:

(1) executive officers and directors of Deere

(2) any holder of 5% or more of Deere’s voting securities

(3) immediate family members of anyone in category (1) or (2)

Each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. In addition, the directors and officers must promptly advise our Corporate Secretary if there are any changes to the information they previously provided. After consultation with our General Counsel, management, and outside counsel, as appropriate, our Corporate Secretary determines whether any transaction is reasonably likely to be a related person transaction. Transactions deemed reasonably likely to be related person transactions are submitted to the Corporate Governance Committee for consideration at its next meeting, unless action is required sooner. In such a case, the transaction would be submitted to the Chairperson of the Corporate Governance Committee, whose determination would be reported to the full committee at its next meeting.

When evaluating potential related person transactions, the Corporate Governance Committee or its Chairperson, as applicable, considers all reasonably available relevant facts and circumstances and approves only those related person transactions determined in good faith to be in compliance with or not inconsistent with our Code of Ethics and Code of Business Conduct, and in the best interests of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and related regulations require our directors, certain of our officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to provide copies of those reports to Deere.

To assist with these required reports, we have established procedures whereby directors and officers provide us with the relevant information regarding their transactions in Deere shares and we prepare and file the ownership reports on their behalf. In addition, our directors and officers have provided written statements regarding their Deere stock ownership and reports. Based solely upon a review of these statements and reports, we believe that all Section 16(a) filing requirements applicable to our insiders were complied with during fiscal 2016.

26	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
Item 2 – Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of the executives named in the Summary Compensation Table of this Proxy Statement. Deere’s practice, which was approved by our stockholders at the 2011 annual meeting, is to conduct this non-binding vote annually.

Supporting Statement
PAY FOR PERFORMANCE
Deere’s compensation philosophy is to pay for performance, support Deere’s business strategies, and offer competitive compensation. Our compensation programs consist of complementary elements that reward achievement of both short-term and long-term objectives. The metrics used for our incentive programs are either associated with operating performance or are based upon a function of Deere’s stock price with linkage to revenue growth and total shareholder return (“TSR”). See “Review of Pay for Performance Relative to Peer Group” (see page 37) in the CD&A, which highlights our success in aligning executive compensation with Deere’s financial performance.

PROGRAM DESIGN
The CD&A offers a detailed description of our compensation programs and philosophy. Our compensation approach is supported by the following principles, among others, as fully described in the CD&A:

—	We strive to attract, retain, and motivate high-caliber executives
—	As executives assume more responsibility, we increase the portion of their total compensation that is “at-risk” and that is tied to long-term incentives
—	We recognize the cyclical nature of our equipment businesses and the need to manage value throughout the business cycle
—	We provide opportunities for NEOs to be long-term stockholders of Deere
—	We structure our compensation program to be regarded positively by our stockholders and employees

At our 2016 Annual Meeting, we held a stockholder advisory vote on executive compensation in which stockholders approved the advisory vote on the compensation of our NEOs. However, in our evaluation of our executive compensation program in light of the percentage vote received in 2016 and in response to our stockholder feedback initiative following the 2016 Annual Meeting, the Compensation Committee took several actions to enhance the program by making the changes discussed in the CD&A.

The Board believes that the executive compensation as disclosed in the CD&A, the accompanying tables, and other disclosures in this Proxy Statement is consistent with our compensation philosophy and aligns with the pay practices of our peer group.

FOR THE REASONS STATED, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION:

27	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion & Analysis

“RESOLVED, that the stockholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, tabular disclosures, and other narrative executive compensation disclosures.”

Effect of Proposal
The say-on-pay resolution is non-binding, but the Board values your opinion as expressed through your votes and other communications. Therefore, the Board and the Compensation Committee will carefully consider the outcome of the advisory vote and those opinions when making future compensation decisions. However, the Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Deere and its stockholders. Thus, the final decision regarding the compensation and benefits of our executive officers, and whether and how to address stockholder concerns, remains with the Board and the Compensation Committee.

Compensation Discussion & Analysis

In this section, we provide a detailed description of our compensation programs, including the underlying philosophy and strategy, the individual elements, the methodology and processes used by the Board and the Compensation Committee (the “Committee”) to make compensation decisions, and the relationship between Deere’s performance and compensation delivered in fiscal 2016. The discussion in this CD&A focuses on the compensation of our CEO, CFO, and the next three most highly compensated executive officers for the fiscal year ended October 31, 2016. These individuals, referred to as Deere’s named executive officers (or “NEOs”), were:

Name	Title
Samuel R. Allen	Chairman and Chief Executive Officer
Rajesh Kalathur	Senior Vice President and Chief Financial Officer
James M. Field	President, Agricultural Equipment Operations
Michael J. Mack Jr.*	Group President, John Deere Financial Services, Global Human
Resources, and Public Affairs
John C. May	President, Agricultural Solutions and Chief Information Officer
*Mr. Mack retired effective November 1, 2016.

28	DEERE & COMPANY	2017 PROXY STATEMENT

Executive Summary

Our business strategy emphasizes superior financial performance: maintaining aggressive goals for operating margin and asset turns and realizing sustainable Shareholder Value Added growth through disciplined expansion. Deere’s compensation program is designed to motivate NEOs to execute this strategy. In 2016, despite a global farm recession and weak construction equipment markets, we achieved net sales & revenue ($26,644 million) and net income ($1,524 million) that are among the 10 best in Deere & Company’s history.

These results reflect the success of our strategy. Employees controlled costs (e.g., reducing selling, administrative, and general costs by almost $100 million) and increased the productivity of our assets, yet still produced award-winning advanced products and services and invested in future growth. The results also reflect the benefits of our broad business lineup — including smaller tractors, turf equipment, forestry products, and service parts, as well as Financial Services — which partially offset continuing weakness in the agricultural and construction markets.

Since aligning the metrics of our compensation program with our strategy in 2002, we have operated profitably at every point in the business cycle.

Snapshot of Compensation Elements
The components of our 2016 compensation program are as follows:

Total Direct Compensation				Total Indirect Compensation
Short-Term Compensation		Long-Term Compensation		Other Compensation and Benefits
Base Salary	STI	MTI	LTI
Fixed cash component	Annual cash award for profitability and efficient operations during the fiscal year	Cash award for sustained profitable growth during a three-year period	Equity award for creating stockholder value as reflected by Deere’s stock price, revenue growth, and TSR	Perquisites; retirement benefits;deferred compensation benefits;additional benefits payable upon a change in control
	Metrics: Operating Return on Operating Assets (“OROA”) & Return On Equity (“ROE”)*	Metric: Shareholder Value Added (“SVA”)	Metrics: Revenue Growth & Total Shareholder Return

*The Equipment Operations OROA calculation excludes the assets from our captive financial services. ROE is based solely on the Financial Services segment. See appendix B for details.

Our incentive program design reflects the long-term, cyclical nature of our industry and provides a framework for both executive and broad-based, non-executive programs to ensure that all employees pursue the same financial and operational goals. The STI drives focus on near-term results, while a two-tiered long-term incentive program—MTI and LTI—reward growth and sustainable profitability over a longer period. Introduced in 2004, the cash-based MTI rewards sustained profitable growth and replaced an equity program that was costly and dilutive to stockholders. MTI differs from LTI in that it motivates actionable behavior for long-term profitability and asset management. Given the long-term, cyclical nature of our industry, the STI and MTI metrics create different, yet complementary, incentives. In the years since the Board adopted these two incentive plans, we have demonstrated the ability to manage through various business and market conditions more profitably and to consistently generate operating cash flow, (especially as compared to peer group companies; see the OROA chart on page 42 and the Return on Invested Capital (“ROIC”) chart on page 51.) The current combination of cash- and equity-based long-term compensation reflects the current peer group practice with about 50% maintaining a similar mix.

29	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Summary

To align compensation with our business strategy of exceptional operating performance, we historically have used OROA and ROE as the metrics for our STI plan. These metrics are designed to inspire the efficient use of assets and capital. STI goals are determined each year based on where we are in the business cycle to ensure that goals are uniformly challenging in all economic conditions. Beginning in fiscal 2017, we will use two additional metrics—net sales & revenue and net income—to determine STI awards. These new metrics reflect the importance of near-term financial execution.

To align compensation with disciplined growth, we use SVA as the metric for our MTI plan. SVA measures our success in delivering sustained growth in economic profitability over a three-year performance period.

To align compensation with exceptional equity appreciation and to motivate and reward sustained outperformance, our Long-Term Incentive (“LTI”) plan uses stock options and restricted stock units (“RSUs”), whose ultimate values are tied to Deere’s stock price, and performance stock units (“PSUs”), which are earned (or not) based on Deere’s relative revenue growth and TSR as compared to the S&P Industrial Sector.

Here are some of the key drivers that affect the STI, MTI and LTI metrics on a short and long-term basis.

DRIVERS OF ONE-YEAR	DRIVERS OF THREE-YEAR	DRIVERS OF REVENUE
OROA AND ROE (STI)	SVA (MTI)	GROWTH AND TSR (LTI)
—Operating cost management —Disciplined asset management —Efficient use of equity —Near-term business execution	—Cost management decisions with a long-term focus —Efficient use of long-term assets —Long-term investment decisions for capital and R&D —World-class distribution systems —Technology innovation	—Market conditions —Market share —Successful execution of business strategy —Stock price appreciation over the long-term

Financial Performance and Compensation Metrics
As outlined above, the metrics Deere uses to measure success in its business strategy are the same used in our compensation programs to ensure that employees are working as a high-performance team. Further details below illustrate how the company’s compensation plans are sensitive to fluctuations in business conditions. For example, payouts for STI and MTI are significantly lower for 2016 than for 2015, in line with lower metric outcomes. However, the payouts are above target, reflecting the level of difficulty in achieving the results during severe, extended downturns in global agricultural and construction markets. Deere’s goals for OROA remain above those of its major competitors.

		2015	2016	% Change
	OROA	15.7%	14.4%	-9%
STI	ROE	13.6%	10.4%	-24%
	Payout	199%	137%	-31%
MTI	SVA	$744	$338	-55%
	Payout	200%	106%	-53%
LTI-Revenue	Net Sales & Revenue	$28,863 million	$26,644 million	-8%
Growth	PSU Payout	0%	0%	n/a
	Stock Price as of 31 Oct	$78.00	$88.30	13%
LTI-TSR	3-Year TSR as of 31 Oct	-0.5%	5.4%	+5.9 pts
	PSU Payout	0%	67%	+67 pts

30	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Summary

After our fiscal 2016 earnings release on November 23, 2016, our investors recognized this performance and our stock price increased to $100.20 as of November 30, 2016—a 13% increase that was sustained through the end of December 2016.

Stockholder Outreach
Prior to 2016, we consistently received strong stockholder support on the “say-on-pay” advisory vote, averaging more than 90% approval from 2011 through 2015. In 2016, approximately 61% (71% excluding abstentions) of our stockholders voted in favor of our executive compensation programs.

Following the 2016 annual meeting, we invited our top 20 stockholders to participate in discussions regarding our executive compensation programs. During June to August, we met with 17 of our top 20 stockholders, representing about 48% of our then outstanding shares to discuss specific governance and compensation matters to better understand what drove the decline in the say-on-pay vote. The outreach was conducted by senior members of Human Resources (“HR”), including the then President and Vice President of HR, Investor Relations and Legal, both in person and by phone. We discussed our approach to executive compensation programs, stockholder views on the program design and the most recent revisions to our compensation plans and the proxy access by-law amendments. Here are some things we learned during these meetings.

WHAT WE HEARD	HOW WE RESPONDED

Most stockholders understand the cyclicality of our business and that one- or three-year TSR may not align to operating performance for any one given year. As long-term stockholders, they believe the STI and MTI metrics motivate employees to focus on actions and decisions within our control regardless of varied and changing business conditions.

Our stockholders understand how OROA, ROE and SVA are linked to successful operating performance. They believe the STI and MTI programs and associated financial metrics contribute to successful operating performance, drive the right employee behavior, provide long-term focus, and promote the creation of long-term value.

To further reinforce the alignment of the incentive programs with the cyclical nature of our business, the Committee revised our STI and MTI programs as described in this chart and detailed under “Recent Changes to Deere’s Executive Compensation Plans.”

The “Performance in Recent Downturns” graph in the Proxy Summary demonstrates that Deere has performed much better in this downturn compared to those in the past. We believe this success is due to the employees’ deep understanding of OROA, ROE and SVA. These will continue to be the primary metrics for our STI and MTI programs, respectively.

STI:	STI:

Maximum or near-maximum STI payouts in most of the recent fiscal years is not typical as compared to other companies, especially given the recent downturn in Deere’s business conditions. Stockholders generally agreed it was appropriate to increase OROA goals based on improved performance.

The Committee believes that additional metrics linked to our annual business plan would reflect the importance of near-term financial execution and foster accountability to short-term results.

	In last year’s proxy, we announced higher OROA goals for 2016, primarily at mid-cycle and the peak of the business cycle to incentivize additional improvements in our operating performance. To further enhance the rigor of the performance goals, the Committee increased OROA goals for 2017 at the trough and mid-cycle of the business cycle. These increased OROA goals were applied to the NEOs beginning in fiscal 2016. The cumulative increases to OROA goals since 2015 are as follows (see details on page 43):

	Cumulative Increase in OROA Goals since 2015 (as applied to NEOs)
		Trough	Mid-Cycle	Peak
	Maximum	33%	30%	29%
	Target	50%	58%	30%
	Threshold	100%	50%	33%

	Starting in fiscal 2017, we have added two financial metrics—net sales & revenue and net income—to encourage executives (representing approximately 120 top level employees) to focus on near-term financial execution and foster accountability to short-term results.

31	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Summary

WHAT WE HEARD	HOW WE RESPONDED

MTI:
Although stockholders strongly agree that SVA contributes to long-term value creation, our public disclosure did not clearly explain how the goals are determined and that the goals have significantly increased over time. This lack of clarity caused stockholders to question the rigor of our MTI goals.

MTI:
During our outreach, we discussed historical goals and the link between these goals and our business strategy of sustainable long-term growth. During our meetings, stockholders agreed the SVA goals have adequately increased over time. We have added more detailed disclosure and included graphics to assist the public in better understanding our MTI goals.

Stockholders strongly support the executive leadership team and our executive compensation programs generally. They believe Deere has strong alignment between business strategy and compensation design, though our proxy statements have not demonstrated that connection.

We focused on improving our disclosure by simplifying the language and using graphics to improve communications.

We regularly analyze our practices to ensure that we remain a leader in executive compensation best practices and remain aware of stockholder concerns. We will continue with regular stockholder engagement activities to understand firsthand their perspectives.

Recent Changes to Deere’s Executive Compensation Plans

The Committee regularly reviews our compensation programs and strives to enhance the connection with both company performance and stockholder interests. To that end, based upon feedback from our stockholders (obtained after the annual meeting) and in consultation with our independent compensation consultant, the Committee has adopted several changes to Deere’s executive compensation program. The table below summarizes those changes and indicates where you can find a complete discussion.

Compensation Element	Description of change	Page to find more information
STI	Fiscal 2016: Increased goals for OROA, one of the two metrics for Deere’s STI, from the mid-cycle to the peak of the business cycle. These changes reflect more focus on Deere’s absolute results rather than relative peer benchmarks.	42
STI	Fiscal 2016 for executives and Fiscal 2017 for all other employees increased OROA goals at the trough and mid-cycle of the business cycle to supplement the previously announced changes to OROA goals.	43
STI	Fiscal 2017: Added two metrics—net sales & revenue and net income—to reflect the importance of near-term financial execution.	46
MTI	Fiscal 2017: Added a TSR Modifier to MTI Payouts (approved in December 2014).	48
LTI	Fiscal 2017: Added a cap on the payout for Performance Stock Units linked to TSR performance.	53
LTI	Fiscal 2017: Increased the CEO stock ownership requirement from five to six times base salary to align with industry trends.	55
Deferred Compensation- Above-Market Earnings	Modified the investment options available under the Defined Contribution Restoration Plan (Fiscal 2016), Nonemployee Director Deferred Compensation Plan and the Voluntary Deferred Compensation Plan (Fiscal 2017) to ensure participants cannot earn above-market returns on new deferrals.	57

32	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
2016 Compensation Overview

2016 Compensation Overview

Deere is committed to a longstanding compensation philosophy that incorporates the principles of paying for performance, supporting business strategies, and paying competitively. The Committee believes this philosophy continues to drive our NEOs and salaried employees to produce sustainable, positive results for Deere and our stockholders.

Snapshot of Compensation Governance
To ensure that our compensation program meets Deere’s business objectives without compromising our core values, we regularly compare our compensation practices and governance against market best practices. Here are some of the best practices we have implemented.

WE DO THIS:	WE DON’T DO THIS:

▲ use a combination of short-term and long-term incentives to ensure a strong connection between Deere’s operating performance and actual compensation delivered
▲ regularly evaluate our peer group and pay positioning under a range of performance scenarios
▲ annually review all our compensation plans, policies, and significant practices
▲ annually review risks associated with compensation
▲ include a “double-trigger” change in control provision in our executive Change in Control Severance Program, as well as our current equity plan, so participants will receive severance benefits only if both a change in control and a qualifying termination occur
▲ annually review and limit executive perquisites
▲ retain an independent compensation consultant that does not perform other significant services for Deere
▲ have an Executive Incentive Compensation Recoupment Policy to ensure accountability in the presentation of our financial statements
▲ enforce stock ownership requirements to ensure that directors and executives have common interests with our stockholders
▲ provide executive officers with benefits (such as health care, life insurance, disability, and retirement plans) on the same basis as other full-time Deere employees

▼ offer employment agreements to our U.S.-based executives
▼ provide tax gross-ups for executives, except for those available to all employees generally
▼ provide excise tax gross-ups upon a change in control to any employees
▼ offer above-market earnings on new contributions to deferred compensation accounts
▼ grant stock options with an exercise price less than the fair market value of Deere’s common stock on the date of grant
▼ re-price stock options without the prior approval of our stockholders
▼ cash out “underwater” stock options
▼ include reload provisions in any stock option grant
▼ permit directors or employees, or their respective related persons, to engage in short sales of Deere’s stock or to trade in instruments designed to hedge against price declines in Deere’s stock
▼ permit directors or officers to hold Deere securities in margin accounts or to pledge Deere securities as collateral for loans or other obligations

33	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
2016 Compensation Overview

Compensation Elements
The primary elements of our compensation program are summarized in the table below:

Component	Purpose	Characteristics	Fiscal 2016 Actions and Results
Base salary	Based on level of responsibility, experience, and sustained individual performance	Fixed cash component generally targeted at the peer group median	Mr. Allen did not receive an increase to base salary for 2016; the other NEOs received increases of 3-12% based on market median
Short-Term Incentive (“STI”)	Reward for achieving higher profitability through operating efficiencies and asset management during the fiscal year	Awarded in cash, a target STI award is designed to contribute to annual cash compensation and overall compensation at the peer group median	Due to continued strong OROA and ROE results, the STI payout was 137% of target, resulting in an award of $2.6 million for the CEO and awards ranging from $0.7 million to $0.8 million for the other NEOs
Mid-Term Incentive (“MTI”)	Reward for achieving sustained profitable growth over a three-year performance period	Awarded in cash, a target MTI award is designed to contribute to overall compensation at the peer group median	The MTI payout declined from 200% in fiscal 2015 to 106% of target in fiscal 2016, resulting in an MTI award of $1.9 million for the CEO and awards of approximately $0.6 million each for the other NEOs.
Long-Term Incentive (“LTI”)	Reward for creating stockholder value	Awarded in a combination of PSUs, RSUs, and stock options, a base-level LTI award is designed to contribute to overall compensation at the peer group median; LTI awards can be increased by up to 20% to recognize individual performance	In December 2015, the CEO received an LTI award valued at $8.4 million, a 10% increase over the base-level award; LTI awards for the other NEOs were increased an average of 8% ranging from $1.5 to $1.7 million; adjustments reflect strong operating performance and rapid response to challenging business conditions.
Perquisites	Provide our executives with benefits comparable to those provided to executives at our peer group companies	Benefits like medical exams and financial planning services that personally benefit the employee, are not related to job performance, and are available to a select group of employees	There were no changes to perquisites in fiscal 2016. We modified the investment options available under deferred compensation plans to ensure participants cannot earn abovemarket returns on new deferrals.
Retirement benefits	Provide income upon retirement	Defined benefit pension plans plus a 401(k) plan with a variable company match	There were no changes to retirement benefits in fiscal 2016.

As this table suggests, we compare each component of compensation to the median level for that component awarded by our peers. In addition, we strive to have each NEOs’ total annual cash compensation and overall compensation at target compare favorably to the median levels for comparable executives. For example, in fiscal 2016, our CEO’s base salary and STI was 25% of his overall compensation, compared to an average of 22% for CEOs in our peer group.

34	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Methodology and Process

2016 Target Direct Compensation Mix
Pay for performance is an essential element of our compensation philosophy. We believe compensation should motivate our executives to substantially contribute—both individually and collaboratively—to Deere’s long-term, sustainable growth. To that end, our performance-based compensation program consists of three components (STI, MTI, and LTI), all driven by metrics that align with Deere’s business strategy and reflect the cyclical nature of the industries in which Deere operates.

To enhance the connection between pay and performance, as our NEOs assume greater responsibility, we award a larger portion of their total compensation in the form of “at risk” incentive awards, and a larger portion of their incentive awards in the form of equity. This practice is apparent in the following charts, which illustrate the allocation of all fiscal 2016 Direct Compensation components at target for our CEO and for our other NEOs as a group.

CEO TARGET COMPENSATION MIX	NEO TARGET COMPENSATION MIX

 * “at risk” implies awards that are subject to performance conditions and stock price performance

Compensation Methodology and Process

Independent Review and Approval of Executive Compensation
The Committee is responsible for reviewing and approving goals and objectives related to incentive compensation for the majority of salaried employees. In particular, the Committee evaluates the NEOs’ performance in relation to established goals and ultimately approves compensation for the NEOs (except for the CEO). All substantive responsibilities related to the compensation of the NEOs are undertaken exclusively by the members of the Committee, all of whom are independent under current NYSE listing standards.

The Committee periodically reviews the components of our compensation program to ensure the program is aligned with our business strategy, Deere’s performance, and the interests of our employees and stockholders. In addition, the Committee regularly reviews market practices for all significant elements of executive compensation and approves necessary adjustments to ensure Deere remains competitive.

35	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Methodology and Process

Generally, at the Board meeting in August, the full Board (in executive session without the CEO present) evaluates the CEO’s performance. The Committee considers the results of that evaluation when providing recommendations to the independent members of the Board for the CEO’s compensation, which they then approve. The CEO does not play a role in, and is not present during, discussions regarding his own compensation.

The CEO plays a significant role in setting the compensation for the other NEOs. At the Committee meeting in December, the CEO evaluates each NEO’s individual performance, and also recommends changes to the NEOs’ base salaries and LTI awards. (The CEO is not involved in setting the STI and MTI awards because they are calculated using predetermined factors.) The Committee has the discretion to accept, reject, or modify the CEO’s recommendations.

The Role of the Compensation Consultant
The Committee has retained Pearl Meyer, LLC (“Pearl Meyer”) as its compensation consultant. Pearl Meyer reviews our executive compensation program design and assesses our compensation approach relative to our performance and the market. The Committee has sole responsibility for setting and modifying the fees paid to Pearl Meyer, determining the nature and scope of its services, evaluating its performance, and can terminate Pearl Meyer’s engagement or hire another compensation consultant at any time.

Pearl Meyer periodically meets independently with the Chair of the Committee, and regularly participates in executive sessions with the Committee (without any Deere personnel or executives present) to review compensation data and discuss compensation matters. While the Committee values this expert advice, ultimately the Committee’s decisions reflect many factors and considerations. Management works with Pearl Meyer at the Committee’s direction to develop materials and analysis, such as competitive market assessments and summaries of current legal and regulatory developments, which are essential to the Committee’s compensation determinations.

During fiscal 2016, Pearl Meyer performed the following specific services:

—	Provided information on executive compensation trends and external developments, including regulatory changes
—	Provided a competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and LTI expense
—	Reviewed the peer group used for market analyses
—	Reviewed the competitiveness of actual pay delivered in relation to performance as compared against the peer group, as further discussed below
—	Provided recommendations on CEO total compensation
—	Reviewed our CEO’s compensation recommendations with respect to the other NEOs
—	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions or issues with management and the Committee Chair, as appropriate
—	Provided guidance and recommendations on incentive plan design, including rigor of metrics and goals
—	Reviewed drafts and commented on this CD&A and the related compensation tables

Pearl Meyer does not provide other significant services to Deere and has no other direct or indirect business relationships with Deere or any of its affiliates. Taking these and other factors into account, the Committee has determined that the work performed by Pearl Meyer does not raise any conflicts of interest. Additionally, based on its analysis of the factors identified in the Committee’s charter as being relevant to compensation consultant independence, the Committee has concluded that Pearl Meyer is independent of Deere’s management.

36	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Methodology and Process

Market Analysis
PEER GROUP
The companies in the peer group for our fiscal 2016 market analysis process, listed in the chart below, are similar to Deere in terms of sales volume, products, services, market capitalization, and global presence.

Company	Fiscal year	Employees*	Revenue* ($MM)	Market Value 10/31/16 ($MM)
3M Company	Dec-15	89,446	$30,274	$99,422
Alcoa Corp.	Dec-15	16,000	$11,199	$12,593
Boeing Company	Dec-15	161,400	$96,114	$87,903
Caterpillar Inc.	Dec-15	105,700	$47,011	$48,830
Cummins Inc.	Dec-15	55,200	$19,130	$21,556
E. I. du Pont de Nemours and Company	Dec-15	52,000	$25,268	$59,802
Eaton Corp. Plc	Dec-15	97,000	$20,855	$28,996
Emerson Electric Co.	Sep-16	74,500	$14,522	$32,576
General Dynamics Corporation	Dec-15	99,900	$31,469	$45,903
Honeywell International Inc.	Dec-15	129,000	$38,581	$83,590
Illinois Tool Works Inc.	Dec-15	48,000	$13,405	$39,864
Johnson Controls International plc	Sep-16	209,000	$37,674	$37,768
Lockheed Martin Corporation	Dec-15	126,000	$46,132	$72,184
Northrop Grumman Corporation	Dec-15	65,000	$23,526	$40,364
PACCAR Inc.	Dec-15	23,000	$19,115	$19,255
Raytheon Company	Dec-15	61,000	$23,247	$40,115
United Technologies Corporation	Dec-15	197,200	$56,450	$84,152
Whirlpool Corporation	Dec-15	97,000	$20,891	$11,253
Xerox Corporation	Dec-15	143,600	$18,161	$9,905
75th Percentile		126,750	$37,901	$62,897
Median		93,223	$24,397	$39,989
25th Percentile		56,400	$19,126	$26,212
Deere & Company	Oct 16	56,800	$26,644	$27,764
Deere Percentile		26th	58th	26th

Source: Factset Research Systems, Inc.

* Reflects employees and revenues for last reported fiscal year

Compensation paid by our peer group is representative of the compensation we believe is required to attract, retain, and motivate executive talent. The Committee, in consultation with Pearl Meyer, periodically reviews the peer group to confirm that it remains an appropriate point of reference for NEO compensation. No changes were made to the peer group for fiscal 2016.

REVIEW OF PAY FOR PERFORMANCE RELATIVE TO PEER GROUP
To ensure that total compensation for our NEOs aligns with the market, we compared our compensation and performance against the companies in our peer group. As part of this comparison, we evaluate our peers’ mix of cash versus equity and short-term versus long-term components.

In addition, we reviewed the relationship between total realizable compensation and our performance for the three fiscal years ended October 31, 2015—the most recent fiscal year-end for which we can obtain corresponding compensation information for our peer companies. This review, helps the Committee understand whether total compensation delivered to our NEOs aligns with our performance relative to our peer group. For purposes of this review, we use TSR to measure performance.

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Compensation Methodology and Process

The analysis, as shown in the graphs below, reveals that realizable pay for Deere’s CEO and Other NEOs was reasonably aligned with Deere’s relative TSR over the relevant time period. Deere had the second lowest TSR in the peer group, and our NEOs’ realizable pay levels were between the 25th and 50th percentiles. Based on these results and the results of similar past comparisons of pay and performance alignment, we believe our pay programs ensure that compensation for our executives is aligned with performance and market norms.

DEERE 3-YEAR PAY FOR PERFORMANCE AS OF OCTOBER 31, 2015
REALIZABLE PAY VS. TOTAL SHAREHOLDER RETURN

CEO	OTHER NEOS

“Total realizable pay” for Deere’s NEOs is defined as the sum of the following components:

1.	Actual base salaries paid over the three-year period from 2014 to 2016

2.	Actual STI awards paid over the three-year period

3.	Actual MTI awards paid over the three-year period

4.	The Black-Scholes value as of October 31, 2015, of any stock options granted over the three-year period

5.	The value as of October 31, 2015, of RSUs granted over the three-year period

6.	The value as of October 31, 2015, of PSUs (reflecting actual performance for the 2013-2015 performance cycle and the in-process 2014-2016 and 2015-2017 performance cycles)

For peer companies, total realizable pay includes cash- and equity-based long-term incentive plan and performance share plan payouts for performance cycles that are completed within the three-year period. Award values are then multiplied by a factor that reflects grant frequency and long-term incentive vehicle mix.

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Direct Compensation Elements

Direct Compensation Elements

The following information describes each direct compensation element, including the applicable performance metrics.

Base Salary

In determining salary levels for each of our NEOs, the Committee considers factors such as the financial and operational performance, leadership, development of people, time in position, internal equity, and potential. The Committee also considers each NEO’s current salary as compared to the salary range and median salary practices of our peer group.

After considering all relevant information, the Board determined that the CEO’s base salary for fiscal 2016 should remain unchanged. The other NEOs received increases ranging from 3% to 12%. Mr. Kalathur and Mr. May received higher-than-average increases because their base salaries have been significantly below market since they became senior officers in 2012. The NEOs’ salary levels remain below the market median for similar positions.

Officer	Base Salary as of Dec. 1, 2014	Salary Increase %	Base Salary as of Dec. 1, 2015
Samuel R. Allen	$1,500,000	0%	$1,500,000
Rajesh Kalathur	$554,328	12%	$620,856
James M. Field	$667,896	3%	$687,936
Michael J. Mack Jr.	$677,484	3%	$697,812
John C. May	$554,124	9%	$603,995

Short-Term Incentive (“STI”)

PERFORMANCE METRICS FOR STI

The Committee believes that operating margins and efficient deployment of Deere’s assets (both fixed and working capital) are key drivers in creating long-term stockholder value. For this reason, the Committee has designed the STI program to motivate Deere’s executives and most other salaried employees to focus on reducing costs and optimizing asset and capital efficiency no matter where we are in the business cycle each fiscal year. By consistently managing OROA results through all points in the business cycle, Deere has been able to return more than two-thirds of cash flow from our operations to investors through dividends and net share repurchases since 2004.

In fiscal 2016, we used two distinct metrics to motivate employees; reflecting key differences between our manufacturing and financing businesses. For the two businesses that make up our Equipment Operations segment— Agriculture and Turf Operations and Construction and Forestry Operations—the metric is OROA. For our Financial Services segment, the metric is ROE. As described below, the performance results for these metrics are combined to determine STI awards.

For fiscal 2016, the various business results were weighted to calculate STI as follows:

Equipment Operations OROA	50%
Agriculture and Turf Operations OROA	25%
Construction and Forestry Operations OROA	15%
Financial Services ROE	10%

The emphasis on the OROA performance of the Equipment Operations and its constituent divisions in calculating STI reflects the critical position these operations have as drivers of Deere’s business: Equipment Operations’ net sales accounted for 89% of Deere’s net sales & revenues in fiscal 2016. The 50% weighting for the combined Equipment Operations reflects the importance of employees aligning with the overall business strategies and not optimizing within a business segment.

We explain the metrics and the reasons behind them in this section. You can see how OROA and ROE were calculated for fiscal 2016 in Appendix B, “Deere & Company Reconciliation of Non-GAAP Measures.”

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OROA
Deere is primarily a manufacturing company with high investment in fixed assets, such as buildings and machinery, and significant expenses with longer term payoffs, such as research and development. Over the past few decades, Deere’s Equipment Operations businesses have weathered many business cycles. Among other things, this segment is affected by economic factors such as prices for commodities (like corn and other crops) and the health of the housing and infrastructure sectors because we make the equipment that farmers and contractors rely on. When commodity prices are low or the housing and infrastructure sectors are weak, our customers delay equipment purchases and upgrades.

In 2004, Deere adopted a strategy designed to enable management to respond quickly and purposefully to changing business conditions in order to drive sustained operational results across volatile business cycles. A focus on OROA performance was, and continues to be, a key component of this strategy. The Committee believes OROA effectively measures the efficient use of the Equipment Operations’ assets and the ability to manage operating margins under varying business conditions, and is an appropriate metric for STI awards. Using OROA as an STI performance metric aligns employee decisions with our strategic approach to sound investment of capital and asset utilization. Because business conditions can quickly change, the Committee sets a range of OROA goals for a range of potential conditions rather than for a static forecast. This allows us to be agile and encourages us to prepare in advance for a variety of business conditions so we are ready for any scenario.

Foundational to understanding how we determine the OROA goals for a given fiscal year is the concept of mid-cycle sales. We calculate mid-cycle sales annually by gathering historical information on the size of the industry (for example, the total number of tractors sold in the U.S. market) and Deere’s market share for every product line (in this example, the number of tractors sold by Deere). This information helps us understand the cyclical nature, from peak to trough, of our business. Mid-cycle sales are determined for each product line which could be in varying business cycles within the same performance period. This allows us to set meaningful operating performance goals at the product line level while maintaining a unified incentive program for the salaried employee population. For most of our Agricultural and Turf products, a typical business cycle is around seven years. For the Construction and Forestry products, the cycle tends to be a bit shorter. As shown in the graph below, we use that historical information to determine mid-cycle sales— essentially our best estimate of what “normal” looks like.

WHAT IS MID-CYCLE?

Generally speaking, at the peak of a typical business cycle, actual sales constitute 120% of mid-cycle sales; at the trough, actual sales constitute 80% of mid-cycle sales. OROA goals vary each year to reflect where we are on this spectrum. We have relied on the process of analyzing mid-cycle sales for decades to make decisions related to measuring the achievement of long-term business strategies, allocating manufacturing capacity and workforce, and determining standard costs.

Mid-cycle goals. The Committee first established OROA goals for STI purposes by comparing Deere’s OROA performance to that of the companies in the peer group. The median OROA for the peer group is in the range of 10-15% (see “OROA Deere vs. Peers 1997-2016” on next page). Accordingly, Deere’s original target OROA at mid-cycle (the “normal” part of a business cycle) was set at 12%. That goal provided a reasonable approximation of Deere’s cost of capital, and aligned with our compensation strategy of awarding median pay for median performance. The Committee then set OROA goals for threshold and maximum

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STI payouts at mid-cycle to approximate 25th and 75th percentile performance, respectively, relative to the peer group. The Committee has reviewed and approved the goals each year but because peer group OROA performance has essentially remained consistent, the OROA goals at mid-cycle also remained unchanged until recently, as discussed below. The OROA goals are the same for Equipment Operations, Agriculture & Turf Operations and Construction and Forestry Operations.

Goals for peak and trough conditions. To maintain the rigor of the program, the Committee cannot just set goals for  mid-cycle, “normal” conditions. If OROA goals were consistent regardless of where we are in a business cycle, our employees would be unduly rewarded when the economy is strong and penalized for poor economic conditions that have a ripple effect on our sales. Thus, the Committee fixes threshold, target, and maximum OROA goals that are more ambitious at the peak  of a business cycle, when it is easier to cover fixed costs and achieve a high asset turnover (and thus a better OROA), and less ambitious at the trough. This model encourages us to quickly make necessary structural changes, such as those related to cost reduction, capacity, and assets (especially inventory), as business conditions change during the year.

As shown in the following graph, the goals for a given year are determined based on where we are in the business cycle.

How do OROA goals work?
For an example of how our multi-tiered OROA goals work in practice, assume we determined that mid-cycle sales are  $30 billion. If actual sales for the year are $27 billion, that means we are at 90% of mid-cycle (27 ÷ 30 = .90). In that case,  OROA goals would be lower than the goals for mid-cycle. On the other hand, if actual sales are $33 billion, that means  we are at 110% of mid-cycle (33 ÷ 30 =1.1). In that case, OROA goals would be greater than the goals for mid-cycle. Both scenarios are illustrated below:

EXAMPLE

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Recent changes in the OROA goals. In the years since we adopted OROA as an enterprise-wide performance metric, Deere has significantly restructured its Equipment Operations to enable more rapid responses to changing business conditions. As a result, for over a decade Deere’s OROA results have consistently outpaced the peer group, as depicted in the following graph.

OROA DEERE VS. PEERS 1997–2016*

*Peer group data for 2016 is not yet available. OROA calculations for Deere and the peers exclude assets for any captive financial services (if applicable).

The products we sell are subject to cycles that differ from our peers. To put these cycles in perspective, the table shows our OROA and net sales over this same period of time. Note that since the adoption of OROA as an enterprise-wide metric in 2004, our OROA performance has exceeded the peer group even we experienced volatile business conditions (as indicated by net sales):

	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016
OROA	18%	17%	3%	8%	-1%	6%	10%	26%	22%	22%	25%	27%	13%	28%	30%	29%	32%	28%	16%	14%
Net Sales	$11	$12	$10	$11	$11	$12	$13	$18	$19	$20	$21	$26	$21	$24	$29	$34	$35	$33	$26	$23
(billions)

Deere’s sustained success in delivering OROA performance under varying business conditions has resulted in maximum or near-maximum STI payouts in recent fiscal years. To further incentivize stronger operational performance and seize the benefits of Deere’s structural transformation, the Committee recently raised OROA goals for STI purposes. In making this decision, the Committee determined that we should no longer set Deere’s OROA goals solely by looking at our performance relative to the peer group. Instead, the Committee believes Deere should be measured relative to its own capabilities and aspirations. For this reason, the OROA goals in effect beginning with fiscal 2016 were significantly more rigorous at mid-cycle and peak than they have been in the past, as shown in the chart on the following page. The Committee made only minor increases to the goals at trough since our experience at that part of the business cycle was limited and had not yet proven to be sustainable.

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OROA GOAL INCREASES

As challenging business conditions continued into fiscal 2016 and Deere’s OROA remained strong, the Committee determined that additional increases in the OROA goals were warranted. Feedback from stockholders confirmed that increased goals for the bottom of our business cycle were appropriate. The Committee approved the following OROA goal increases in August 2016. The more rigorous goals were applied to the NEOs and other senior executives immediately, and they will be effective for all employees starting in fiscal 2017.

ADDITIONAL OROA GOAL INCREASES

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The following table displays the cumulative OROA goal increases since fiscal 2015 which are significant:

	2015 OROA Goals			2016 OROA Goals			Revised 2016 OROA Goals			Cumulative Increase (as a %) since 2015
	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak
Maximum	12%	20%	28%	13%	24%	36%	16%	26%	36%	33%	30%	29%
Target	8%	12%	20%	10%	18%	26%	12%	19%	26%	50%	58%	30%
Threshold	4%	8%	12%	8%	12%	16%	8%	12%	16%	100%	50%	33%

ROE
ROE is the STI performance metric for Financial Services. The Financial Services business is a key differentiator for how Deere delivers value to our dealers and customers, so we think it is important to consider Financial Services’ performance as part of STI. The Committee believes ROE effectively measures the efficient use of the segment’s equity and it is commonly used in the financial services industry for that purpose. We have two distinct business models within Financial Services, and we use different ROE goals for each.

Historically, approximately 65% of Financial Services’ business is subsidized. Under the “subsidized business” model, the Equipment Operations provide subsidies to Financial Services to reduce the interest rates that our customers and dealers would otherwise pay on financial products. These subsidies were created to facilitate sales by the Equipment Operations, not to maximize Financial Services’ profitability. For this reason, the ROE goal for the subsidized business—10%—is the same regardless of the business cycle and is based on the implied after-tax cost of equity for Financial Services. Analysis shows that our threshold ROE goal of 10% represents upper quartile performance as compared to other financial institutions.

The remaining Financial Services offerings are referred to as the “non-subsidized business.” The objective of the non- subsidized business is to efficiently utilize equity in order to earn a profitable return. Consequently, this business has more traditional (and progressively more challenging) goals for threshold, target, and maximum ROE. The Committee establishes goal levels based on benchmarking against ROEs attained by similar financial services businesses with similar debt-to-equity leverages, and by evaluating cost of equity financial models. The threshold goal equals the implied after-tax cost of equity for Financial Services; the target and maximum ROE goals are set at progressively higher levels to encourage management and employees to efficiently utilize equity relative to industry norms and market conditions while facilitating sales by the Equipment Operations. The ROE goals of 13% at target and 16% at maximum represent an even greater level of stretch such that the difficulty attain target payouts is rigorous. We regularly review the ROE of other financial institutions to ensure the appropriate level of stretch.

ROE goals are weighted based on the actual mix of subsidized versus non-subsidized business in a fiscal year. The Committee approved the following ROE goals at the beginning of fiscal 2016:

Fiscal 2016 ROE Goals	Subsidized business	Non-subsidized business	Weighted Goals
% of Business	66%	34%
Maximum		16%	12%
Target	10%	13%	11%
Threshold		10%	10%

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APPROVAL OF STI AWARD RATES
At the beginning of the fiscal year, after review and consideration of Deere’s peer group data for target cash bonuses, the Committee approves target STI rates as a percentage of each NEO’s base salary. The target STI rates for fiscal 2016 are as follows:

Target Rate
CEO	125%
Other NEOs	85%

Regardless of the award amount reached by applying this formula, no individual award under the STI plan may exceed $5 million or 200% of target. Payouts at 200% of target can only be achieved when our businesses meet or exceed the maximum performance goal for each component of the weighted STI performance formula.

FISCAL 2016 PERFORMANCE RESULTS FOR STI
The chart below shows OROA results for the Agriculture and Turf Operations, the Construction and Forestry Operations, and Equipment Operations as a whole based on actual sales volumes:

Those results, together with ROE for Financial Services, are weighted to determine STI, as follows:

Fiscal 2016 Performance Results for STI	Fiscal 2016 Performance Results	Performance as % of Target	Fiscal 2016 Award Weighting	Weighted Award Results
Equipment Operations OROA	14.4%	160%	50%	80%
Agriculture and Turf Operations OROA	17.6%	200%	25%	50%
Construction and Forestry Operations OROA	5.3%	0%	15%	0%
Financial Services ROE	10.4%	71%	10%	7%
		Actual Performance as % of Target 137%

The Equipment Operations OROA calculation excludes the assets from our captive financial services. ROE is based solely on the Financial Services segment. See appendix B for details.

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The amount of the STI award paid to an NEO is calculated as follows:

STI AWARD CALCULATIONS

Base salary for the fiscal year	✕	Target STI rate	✕	Actual performance as a percent of target	=	STI award amount

Actual STI awards paid to NEOs are shown in the table to the right, and detailed in the Fiscal 2016 Summary Compensation Table under footnote (4).

The STI plan and the results for fiscal 2016 described above are also used to determine the STI awards paid to most other salaried employees worldwide. For fiscal 2016, STI awards paid to the NEOs consisted of approximately 1.4% of the total amount of STI awards paid to all eligible employees.

Officer	Fiscal 2016 STI award
Samuel R. Allen	$2,573,063
Rajesh Kalathur	$717,734
James M. Field	$800,499
Michael J. Mack, Jr.	$811,990
John C. May	$699,686

The STI plan is periodically approved by our stockholders and was last approved at the annual meeting in February 2015.

REVISED PERFORMANCE METRICS STARTING FISCAL 2017
In response to the say-on-pay vote outcomes and discussions with stockholders that followed, the Committee added two financial metrics—net sales & revenue and net income—to the STI calculation for senior executives starting in fiscal 2017. The Committee selected these metrics to tie annual incentive compensation to measures of our financial performance that are both meaningful and readily accessible to our stockholders and to reflect the importance of near-term financial execution. Moreover, basing annual incentive awards on a larger set of metrics ensures that executives take a comprehensive view of our business.

The Committee will set target goals for net sales & revenue and net income at the beginning of each fiscal year based upon input from management regarding our expected performance in the upcoming year. As shown in the chart below, the goal for a target payout for each metric will match the number established in our annual operating budget forecast—what we call the Original Budget. net sales & revenue that falls more than 10% below target, and net income that falls more than 15% below target, will result in no payout for those metrics. Conversely, net sales & revenue that exceeds target by at least 10%, and net income that exceeds target by at least 15%, will result in a maximum (200%) payout for those metrics. The metric spread for net income is wider because there are more factors that affect net income than there are for net sales & revenue.

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NEW PERFORMANCE METRICS FOR FISCAL 2017

Beginning in fiscal 2017, the various business results will be weighted to calculate STI as follows:

Equipment Operations OROA	25.0%
Agriculture and Turf Operations OROA	12.5%
Construction and Forestry Operations OROA	7.5%
Financial Services ROE	5.0%
Net Sales & Revenue	25.0%
Net Income	25.0%

Mid-Term Incentive (“MTI”)
MTI is a long-term cash award based on Deere’s performance against ambitious goals for Shareholder Value Added (“SVA”) over a three-year performance period.

SHAREHOLDER VALUE ADDED PERFORMANCE METRIC
The MTI plan is designed to motivate executives and other salaried employees to consistently create lasting value. To that end, since the MTI plan was first implemented, the performance metric has been Deere’s SVA, which essentially measures earnings in excess of our cost of capital.

SVA was selected as the MTI performance metric because the Committee believes Deere should:

—	earn, at a minimum, its weighted average cost of capital each year
—	ensure that investments in capital and research and development earn their cost of capital
—	ensure that acquisitions do not deteriorate stockholder value

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Put another way, we believe Deere can realize sustainable improvement in SVA through a combination of revenue growth and high returns on invested capital. SVA incorporates both of these concepts, and therefore serves as a barometer of long-term value.

SVA is measured on an enterprise-wide level. As a result, the MTI plan encourages teamwork across all of our business units. How do we know it works? In fiscal years 1994 through 2003 (the ten years before we implemented the MTI plan), accumulated SVA was negative $1.4 billion. In the ten most recent fiscal years, accumulated SVA rose to $17.8 billion. This demonstrates that management has become adept at investing for the future while still delivering consistent stockholder returns.

We demonstrate how SVA is calculated in Appendix B, “Deere & Company Reconciliation of Non-GAAP Measures.”

MODIFICATION OF AWARDS BASED ON RELATIVE TSR
In an effort to further align executive compensation with stockholder interests, the Committee added a relative TSR modifier to potential MTI payouts for our NEOs and certain other executive officers. Starting with the performance period that began in fiscal 2015, we compare Deere’s TSR for the performance period to TSR for the S&P Industrial Sector during the same time frame. The Committee chose the S&P Industrial Sector as a benchmark because it is an independently selected comparator group that includes a majority of our peer group companies. This index is also used to measure relative performance for PSUs under our long-term incentive plan. If Deere’s TSR is at or below the 25th percentile of the index, the final MTI payout for our senior executives will be reduced by 25%. If Deere’s TSR is between the 25th and 50th percentiles, the final MTI payout for our senior executives will be reduced by up to 25%, as shown in the graph below. The TSR modifier ensures that senior executives will not get the full MTI award unless Deere’s TSR is at least at the median of the index. There is no upside for outperforming the 50th percentile.

TSR MODIFIER FOR MTI PAYMENTS

THREE-YEAR PERFORMANCE PERIODS
The Committee approved three-year performance periods for MTI awards to emphasize the importance of consistent, sustained operating performance. We believe employees are motivated to achieve consistently strong SVA results because, as we illustrate below under “Historical Accumulated SVA, MTI Goals and MTI Payouts”, each year affects award calculations in three separate rolling performance periods. Whether positive or negative, SVA results for each year become part of the MTI award calculation for that year and the next two years. Consequently, negative SVA in one year can offset positive SVA in another. A single year of strong performance will not result in a high MTI payout if it follows one or two years of weak performance. Conversely, MTI payouts will not necessarily be low after a year of weak performance if results in the two preceding years were strong.

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SETTING SVA GOALS
Each year, two principles guide the Committee in fixing the accumulated maximum SVA goal for the next three-year performance period. First, the goal for a maximum payout reflects return on invested capital performance in the top 25% relative to our peer group. Second, the goal for a maximum payout is calculated based on estimated enterprise SVA at mid-cycle sales levels (described above under “Performance Metrics for STI”) for the first year of the performance period. We cannot confidently forecast SVA for the second and third years of the performance period. Instead, we assume a compounded 7% annual growth rate (a number that corresponds to Deere’s historical sales growth rate) for each of those remaining two years to arrive at a cumulative three-year SVA goal. Once set, the goal is a fixed amount for the performance period.

As mentioned above, the maximum SVA goal represents top quartile invested capital performance, which is an aggressive stretch under “normal” business conditions. Accordingly, the target SVA goal is set at half of that amount. A threshold MTI award for the performance period that just ended required $1 million of accumulated SVA. The threshold accumulated SVA goal was raised to $5 million starting with the performance period that began in fiscal 2015. The threshold goal was increased to avoid nominal payouts to eligible participants.

The chart below details the threshold, target, and maximum accumulated SVA goals for each performance period that includes fiscal 2016. The SVA goals grew significantly more challenging for the performance periods ending in 2016 and 2017: sales volumes for agricultural equipment increased in recent years, which led to a substantial increase in mid-cycle sales and increased expectations for SVA. As the recent business downturn has become part of the business cycle, mid-cycle volumes have decreased resulting in a lower mid-cycle SVA for the performance period ending in 2018. Although the SVA goals have decreased, the same level of goal rigor exists due to the downturn in business conditions. The SVA goals have increased 273% since the MTI plan was introduced in 2004 (a compounded annual growth rate of 14%).

SVA Goals for MTI	Fiscal 2014 through Fiscal 2016	Fiscal 2015 through Fiscal 2017	Fiscal 2016 through Fiscal 2018
Threshold SVA Required for Payout	$1 million	$5 million	$5 million
SVA Goal for Target Payout	$3,605 million	$4,495 million	$4,200 million
SVA Goal for Maximum Payout	$7,210 million	$8,990 million	$8,400 million

APPROVAL OF MTI AWARD RATES
At the beginning of each performance period, after considering data for our peer group, the Committee approves target MTI award rates as a percentage of the median salary for each NEO’s salary grade. The following table shows the target payout rates approved by the Committee for the performance period ended October 31, 2016:

Target Rate
CEO	121%
Other NEOs	93%

Regardless of the amount calculated for each award using these payout rates, no employee can receive an award under the MTI plan that exceeds $4.5 million or 200% of target.

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FISCAL 2016 PERFORMANCE RESULTS FOR MTI
The following table shows Deere’s accumulated SVA, calculated as described in Appendix B, for the three-year performance period ended October 31, 2016, which resulted in a payout of 106%.

The payout percentage for fiscal 2016 was calculated as follows:

Fiscal Year	SVA (in millions)
2014	$2,694
2015	$774
2016	$344
Accumulated SVA for 2014–2016 performance period	$3,812
SVA Goal for Target Payout	$3,605
Actual Performance as % of Target	106%

The following table shows historical MTI information and how SVA for fiscal 2016 will affect MTI awards for the performance periods ending October 31, 2016, 2017, and 2018. Note that continued downturn business conditions will likely result in below-target payouts for the performance periods ending in 2017 and 2018.

HISTORICAL ACCUMULATED SVA, MTI GOALS AND MTI PAYOUTS

As noted above, a maximum MTI payout requires Deere to achieve superior return on invested capital performance relative to our peer group over a three-year period. The payout awarded to our employees for the performance period that just ended adheres to that requirement. As the graph below demonstrates, Deere’s ROIC results have consistently exceeded 75th percentile performance relative to our peers.

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ROIC DEERE VS. PEERS 1997–2015

*Peer group data for 2016 is not yet available. ROIC is adjusted for captive financial services for Deere and peers.

CALCULATION OF MTI AWARDS
The amount of the MTI award paid to an NEO is calculated as follows:

Median of actual salaries for the relevant salary grade (a)	×	Target MTI rate	×	Actual performance as a percent of target	=	MTI award amount

(a)	Median (or midpoint) is the basis of the MTI calculation for all employees so that within a given salary structure and level, the employees receive the same MTI payout.

Actual MTI awards paid to the NEOs are shown in the table to the right, and detailed in the Fiscal 2016 Summary Compensation Table under footnote (4).

The results for the performance period ended in fiscal 2016 are also used to determine the MTI awards for other eligible employees worldwide. MTI awards paid to the NEOs for fiscal 2016 consisted of approximately 4.1% of the total amount of MTI awards paid to all eligible employees.

Officer	Fiscal 2016 MTI award
Samuel R. Allen	$1,919,363
Rajesh Kalathur	$551,672
James M. Field	$551,672
Michael J. Mack, Jr.	$551,672
John C. May	$551,672

The MTI plan is periodically approved by our stockholders, most recently at the annual meeting in February 2013.

Long-Term Incentive (“LTI”)
The LTI is designed to reward the NEOs for creating sustained stockholder value, to encourage ownership of Deere stock, to foster teamwork, and to retain and motivate high-caliber executives while aligning their interests with those of our stockholders. LTI awards consist of three components: restricted stock units (RSUs), market-priced stock options, and performance stock units (PSUs), all awarded annually under the John Deere Omnibus Equity and Incentive Plan (“Omnibus Plan”). The Omnibus Plan is periodically approved by our stockholders and was last approved at the annual meeting in February 2015.

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Direct Compensation Elements

FISCAL YEAR 2016 LTI AWARD OVERVIEW FOR NEOS

	PSUs	RSUs	Stock Options
LTI Mix
Performance measurements	50% revenue growth* and 50% TSR relative to the S&P Industrial Sector over a three-year performance period	Stock price appreciation	Stock price appreciation
Vesting period	Cliff vest on the third anniversary of the grant date	Cliff vest on the third anniversary of the grant date	Vest in approximately equal annual installments over three years
Conversion/ expiration	Converted to Deere common stock upon vesting	Converted to Deere common stock upon vesting	Expire ten years from the grant date
Objective	Motivate and reward relative outperformance	Encourage ownership and retention while providing immediate alignment with stockholders	Reward for stock price appreciation

*Based on Deere’s compound annual growth rate

APPROVAL OF LTI AWARD VALUES
The Committee established LTI grants for the NEOs based on the following criteria: level of responsibility, individual performance, current market practice, peer group data, and the number of shares available under the Omnibus Plan. Awards granted in previous years are not a factor in determining the current year’s LTI award; nor is potential accumulated wealth.

At the first Committee meeting of each fiscal year, after consideration of peer group data on median values for long-term incentives, the Committee approves a dollar value for a base-level LTI award and the mix of awards to be delivered. The grant price for all LTI awards prior to February 25, 2015 is the average of the high and low common stock price on the grant date as reported on the NYSE. For awards made thereafter, the grant price is the closing price of Deere common stock on the NYSE on the grant date. The grant price is used to determine the number of PSUs, RSUs, and stock options to be awarded.

As has been the practice for several years, the Committee can increase (up to 20%) or decrease (down to $0) an individual NEO’s base-level award to distinguish that executive’s performance, deliver a particular LTI value, or reflect other adjustments as the Committee deems appropriate. For fiscal 2016, the Committee approved adjustments to base-level award values ranging up to 20% to recognize the accomplishments of the individual NEOs. LTI awards were approved for the NEOs as follows:

Adjusted Award Values*
Samuel R. Allen	$8,360,000
Rajesh Kalathur	$1,562,000
James M. Field	$1,562,000
Michael J. Mack, Jr.	$1,491,000
John C. May	$1,704,000

*The amounts shown include PSUs valued at the grant price on the date of grant. These amounts differ from the value of equity awards shown in the Fiscal Year 2016 Summary Compensation Table and Grants of Plan-Based Awards table because those tables reflect the probable outcome of the performance metrics for PSUs.

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Direct Compensation Elements

See the Fiscal 2016 Grants of Plan-Based Awards table and footnotes for more information on LTI awards delivered, as well as the terms of the awards.

For fiscal 2016, the number of RSUs and PSUs granted to the NEOs represented 50% of all RSUs and PSUs granted to eligible salaried employees; the number of stock options granted to the NEOs represented approximately 8% of all stock options granted to eligible salaried employees.

CHANGE TO LTI AWARD VALUE FOR FISCAL 2017
After consideration of peer group data on target long-term incentives, the Committee approved an increase in the base-level LTI award for the NEO’s (excluding the CEO) from $1,420,000 to $1,560,000 for fiscal 2017. As compared to the peer group, the equity award values for the NEOs have been below market median for several years.

CONVERSION OF PSUs TO DEERE STOCK
For PSUs granted in fiscal 2016, the actual number of shares to be issued upon conversion will be based equally on Deere’s revenue growth and TSR for the three-year performance period ending in 2019. Deere’s performance will be measured relative to the companies in the S&P Industrial Sector as of the end of the performance period. The Committee chose the S&P Industrial Sector as a benchmark because it is an independently selected comparator group that includes a majority of our peer group companies.

PERFORMANCE TARGETS (PERFORMANCE PERIOD ENDING IN 2019)

Revenue Growth Payout % × 50% of PSUs Awarded	+	TSR Payout % × 50% of PSUs Awarded	=	Final Award

The number of PSUs that vest and convert to shares can range from 0% to 200% of the number of PSUs awarded, depending on Deere’s relative performance during the performance period, as illustrated in the following table:

Deere’s Revenue Growth and TSR Relative to the S&P Industrial Sector	% of Target Shares Earned (Payout %) *
Below 25th percentile	0%
At 25th percentile	25%
At 50th percentile	100%
At or above 75th percentile	200%
* Interim points are interpolated

These performance targets reflect the Committee’s belief that median levels of relative performance should lead to median levels of compensation.

PAYOUT CAP ON PSUs
In response to stockholder concerns, beginning with the PSUs that vest at the end of fiscal 2019, the payout will be capped at target if Deere’s TSR is negative, regardless of how Deere compares to its peers.

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2014-2016 PSUs
The performance period for PSUs granted in fiscal year 2014 ended on October 31, 2016. The final number of shares earned was based on Deere’s revenue growth and TSR relative to the S&P Industrial Sector over the three-year performance period. The Committee made its final payout determination in December 2016 following a review of the relative performances of Deere and the S&P Industrial Sector. Deere’s revenue growth and TSR were comparable to the 3rd and 39th percentiles, respectively. This resulted in an overall payout of 33.5% of target.

Deere’s Revenue Growth and TSR Relative to the S&P Industrial Sector	3rd Year Results	Performance Results for Performance Period Relative to S&P Industrial Sector	% of Target Shares Earned	Award Weighting	Weighted Payout %
Revenue Growth	-11.1%	3rd percentile	0%	50%	0%
TSR	5.4%	39th percentile	67%	50%	33.5%
Final Payout as % of Target					33.5%

LTI REPORTED VERSUS REALIZABLE VALUE

The values for Stock and Option Awards included on the Summary Compensation Table on page 60 are presented in accordance with SEC requirements. Although this allows for comparison across companies, the Committee feels the prescribed calculation does not fully represent the Committee’s annual decision and does not support a valid CEO pay-for-performance assessment. The following chart compares the LTI values reported on the Summary Compensation Table to Mr. Allen’s realizable LTI value for each of the grants in 2014, 2015 and 2016. The 3-year TSR as of October 31, 2016 is 5.4%.

REPORTED VS. REALIZABLE LTI VALUE

(a)	See footnotes (2) and (3) to the Summary Compensation Table for an explanation of these valuations.
(b)	Realizable LTI is calculated as:
–	The Black-Scholes value as of October 31, 2016, of the stock options granted in 2014, 2015, and 2016
–	The value as of October 31, 2016, of RSUs granted in 2014, 2015, and 2016
–

The value as of October 31, 2016, of PSUs granted in 2014, 2015, and 2016 (reflecting actual performance for the 2014–2016 performance cycle and the in-process 2015–2017 and 2016–2018 performance cycles)

Summary of Direct Compensation
The Committee believes each pay element included in Direct Compensation is consistent with our compensation philosophy. The Committee reviews Direct Compensation for the NEOs in the aggregate (excluding the CEO) as well as for each NEO individually, and compares this compensation to the market position data of our peer group. This market position data takes into account the level of responsibility (including the level of sales volume) for each NEO’s respective operations.

A key element of these individual performance evaluations is a careful analysis of each NEO’s collaboration and contribution to the success of a high-performing team. Thus, while the market data for each position is a factor in reviewing Direct Compensation, the Committee also considers individual fulfillment of duties, teamwork, development, time in position, experience, and internal equity among NEOs (other than the CEO). The Committee recognizes individual performance through adjustments to base salary and LTI.

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Direct Compensation Elements

Direct Compensation for the CEO is higher than for the other NEOs due to the CEO’s breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO compensation as a certain multiple of the compensation of the other NEOs. The relationship between the CEO’s compensation and that of the other NEOs is influenced by our organizational structure, which does not currently include a chief operating officer. The ratio of Mr. Allen’s Direct Compensation to that of the other NEOs is generally comparable to that found among the companies in our peer group.

Other Compensation Matters
RULES RELATED TO STOCK OWNERSHIP, HOLDING REQUIREMENTS, AND ANTI-HEDGING AND ANTI-PLEDGING POLICIES
NEOs are required to hold a certain amount of Deere stock. The CEO is expected to hold stock equivalent to 5 times base salary (a level that will rise to 6 times base salary next year), and the other NEOs are expected to hold stock equivalent to 3.5 times base salary. These ownership levels must be achieved within five years of the date the NEO is first appointed as CEO or as an executive officer. NEOs who have not achieved the requisite ownership level may not transfer any of the stock they acquire through our equity incentive plan. Only vested RSUs and any common stock held personally by an NEO are included in determining whether the applicable ownership requirement has been met. Once an NEO achieves the appropriate ownership level, the number of shares held at that time becomes that individual’s fixed stock ownership requirement for three years, even if base salary increases or Deere’s stock price decreases. Other than Mr. Kalathur and Mr. May, who were first appointed senior officers in September, 2012, each NEO has achieved stockholdings in excess of the applicable multiple as of the date of this Proxy Statement.

Our Insider Trading Policy precludes all directors and employees, including our NEOs, and their related persons from engaging in short sales of Deere’s stock or trading in instruments designed to hedge against or offset price declines by any Deere securities. Our Insider Trading Policy also prohibits our directors and officers from holding Deere stock in margin accounts or pledging Deere stock as collateral for loans or other obligations.

LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION
Section 162(m) of the Internal Revenue Code generally limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company’s CEO or any of its three next-highest-paid executive officers (other than its Chief Financial Officer). Performance-based compensation is not subject to this limit on deductibility so long as such compensation meets certain requirements, including stockholder approval of material terms. The Committee strives to provide the NEOs with incentive compensation programs that will preserve the tax deductibility of compensation paid by Deere, to the extent reasonably practicable and consistent with Deere’s other compensation objectives. The Committee believes, however, that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses.

RECOUPMENT OF PREVIOUSLY PAID INCENTIVE COMPENSATION
Deere’s Executive Incentive Compensation Recoupment Policy authorizes the Committee to determine whether to require recoupment of cash and equity incentive compensation paid to or deferred by certain executives under certain conditions. Under the policy, the Committee may require recoupment if the Committee determines an executive received incentive compensation that was artificially inflated because the executive engaged in misconduct that:

—	contributed to the need for a restatement of all or a portion of Deere’s financial statements filed with the SEC; or
—	contributed to an incorrect calculation of operating metrics that are used to determine incentive plan payouts

The Committee is closely monitoring the proposed rules and rule amendments issued by the SEC to implement provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend the Recoupment Policy if necessary when the final rules are adopted.

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Indirect Compensation Elements

Indirect Compensation Elements

Perquisites
We offer our NEOs various perquisites that the Committee believes are reasonable in order to remain competitive. These perquisites, which are described in footnote (6) to the Fiscal 2016 Summary Compensation Table, constitute a small percentage of the NEOs’ total compensation. The Committee conducts an annual review of the perquisites offered to the NEOs.

In addition to the items listed in footnote (6), NEOs, as well as other selected employees, are provided indoor parking and access to Deere-sponsored skyboxes at local venues for personal use when not occupied for business purposes, both at no incremental cost to Deere.

The Board requires the CEO to use company-owned aircraft for all business and personal travel because the ability to travel safely and efficiently provides substantial benefits that justify the cost. The geographic location of Deere’s headquarters in the Midwest, outside of a major metropolitan area, makes personal and business travel challenging. Moreover, traveling by company aircraft allows the CEO to conduct business confidentially while in transit. Personal use of company aircraft by other NEOs is minimal and must be approved by the CEO. The Committee has limited the CEO’s annual personal usage of company aircraft to approximately 100 hours.

Retirement Benefits
All NEOs are covered by the same defined benefit pension plans, which include the same plan terms as apply to most qualifying U.S. salaried employees. We also maintain two additional defined benefit pension plans in which NEOs may participate: the Senior Supplementary Pension Benefit Plan (the “Senior Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Deere Supplemental Plan”).

The defined benefit pension plans have compensation limits imposed by the Internal Revenue Code. The Senior Supplementary Plan provides participants with the same benefit they would have received without those limits. This avoids the relative disadvantage that participants would experience compared to other qualified plan participants. The Deere Supplemental Plan is designed to reward career service at Deere above a specified grade level by utilizing a formula that takes into account only years of service above that grade level. We believe the defined benefit plans serve as important retention tools, provide a level of competitive income upon retirement, and reward long-term employment and service as an officer of Deere. In addition, the fact that the Senior Supplementary and Deere Supplemental Plans are unfunded (with benefit payments under these plans being made out of the general assets of Deere) and therefore at-risk (if Deere were to seek bankruptcy protection), creates a strong incentive for the NEOs to minimize risks that could jeopardize Deere’s long-term financial health. For additional information, see the Fiscal 2016 Pension Benefits Table, along with the accompanying narrative and footnotes.

We also maintain a tax-qualified defined contribution plan, the John Deere Savings and Investment Plan (“SIP”), which is available to most of our U.S. employees, including the NEOs. We make matching contributions to participant SIP accounts on up to six percent of an employee’s pay. The actual amount of the company match varies based on two factors: the STI results for the most recently completed fiscal year (see the “Fiscal 2016 Performance Results for STI” section above), and the pension option in which the employee participates (see the narrative preceding the Fiscal 2016 Pension Benefits Table). The following table illustrates Deere’s match for calendar 2016, which is reported for our NEOs under the “All Other Compensation” column of the Fiscal 2016 Summary Compensation Table:

Contemporary Option match on first 2% of eligible earnings:	300%

Contemporary Option match on next 4% of eligible earnings:	100%

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Indirect Compensation Elements

Deferred Compensation Benefits
We also maintain certain deferred compensation plans that provide the NEOs with longer-term savings opportunities on a tax-efficient basis. Similar deferred compensation benefits are commonly offered by companies with which we compete for talent.

As of November 1, 2015 for the Defined Contribution Restoration Plan and as of November 1, 2016 for the Deferred Plan, the investment options now parallel the investment options offered under our 401(k) plan (with certain limited exceptions). Funds deferred prior to these effective dates may remain invested under the previous options, although participants also may move these funds into the new options. Additionally, participants may change investment options at any time. These changes effectively ensure that participants cannot earn above-market interest on new deferrals.

See the “Nonqualified Deferred Compensation” section below for additional details.

Potential Payments upon Change in Control
Deere’s Change in Control Severance Program (the “CIC Program”) covers certain executives, including each of the NEOs, and is intended to facilitate continuity of management in the event of a change in control. The Committee believes the CIC Program:

—	encourages executives to act in the best interests of stockholders when evaluating transactions that, without a change in control arrangement, could be personally detrimental
—	keeps executives focused on running the business in the face of real or rumored transactions
—	protects Deere’s value by retaining key talent despite potential corporate changes
—	protects Deere’s value after a change in control by including restrictive covenants (such as non-compete provisions) and a general release of claims in favor of Deere
—	helps Deere attract and retain executives as a competitive practice

For more information, see “Fiscal 2016 Potential Payments upon Change in Control” and the corresponding table.

Other Potential Post-Employment Payments
Deere’s various plans and policies provide payments to NEOs upon certain types of employment terminations that are not related to a change in control. These events and amounts are explained in the section under Executive Compensation Tables entitled “Fiscal 2016 Potential Payments upon Termination of Employment Other than Following a Change in Control.”

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Risk Assessment of Compensation Policies and Practices

Risk Assessment of Compensation Policies and Practices

As shown in the adjacent diagram, management conducted a comprehensive risk assessment of Deere’s compensation policies and practices, as we have done each year since 2010.

The inquiries in the risk assessment questionnaire focus on: pay-for-performance comparison against our peer group; balance of compensation components; program design and pay leverage; program governance; and mitigating factors that offset program risks.

Based on its most recent review, the Risk Assessment Team concluded that Deere’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The Committee, along with its independent compensation consultant, reviewed the risk assessment and concurred with that conclusion. The Committee believes the following key factors support the Risk Assessment Team’s conclusion:

—	the performance metrics for our STI and MTI incentive plans are based on enterprise publicly reported metrics with only minor adjustments and, therefore, are not easily susceptible to manipulation

—

the metrics for our STI and MTI compensation (and the related potential payouts) are capped to reduce the risk that executives might be motivated to attain excessively high “stretch” goals in order to maximize payouts

In addition, Deere maintains stock ownership requirements that are designed to motivate our management team to focus on Deere’s long-term sustainable growth, and a Recoupment Policy designed to prevent misconduct relating to financial reporting.

Convened a Risk Assessment Team comprising management personnel representing relevant areas of oversight.
ê
Completed an inventory of Deere’s compensation programs globally for both executive and non-executive employees.
ê
Updated our existing detailed risk assessment questionnaire to take account of any relevant changes in our compensation structure or philosophy.
ê
Applied the updated questionnaire to the compensation programs that, due to their size, potential payout, or structure, could potentially have a material adverse effect on Deere.

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Advisory Vote on Executive Compensation
Compensation Committee Report

The reports of the Compensation Committee and the Audit Review Committee that follow do not constitute soliciting material and will not be deemed filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Deere specifically incorporates the information by reference, and will not otherwise be deemed filed under these statutes.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with Deere’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in Deere’s Proxy Statement.

Vance D. Coffman, Chair
Crandall C. Bowles
Clayton M. Jones
Brian M. Krzanich
Dmitri L. Stockton

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Executive Compensation Tables

Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for the fiscal year ended October 31, 2016. Fiscal 2016 is the first year Mr. May met the criteria for inclusion. Therefore only data for fiscal 2016 is included for Mr. May.

FISCAL 2016 SUMMARY COMPENSATION TABLE

Name & Position	Fiscal Year	Salary (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Samuel R. Allen	2016	$1,500,000	$6,246,874	$2,926,317	$4,492,426	$3,005,568	$471,686	$18,642,871
Chairman and	2015	$1,500,000	$5,612,187	$2,660,623	$5,519,363	$2,931,274	$477,883	$18,701,330
Chief Executive Officer	2014	$1,495,204	$6,606,197	$3,058,680	$5,397,891	$3,137,079	$578,245	$20,273,296
Rajesh Kalathur	2016	$615,312	$1,167,110	$546,760	$1,269,406	$352,821	$155,296	$4,106,705
Senior Vice President and	2015	$552,128	$1,153,349	$546,826	$1,953,632	$284,820	$146,875	$4,637,630
Chief Financial Officer	2014	$525,437	$1,073,209	$496,928	$1,879,751	$190,760	$131,124	$4,297,209
James M. Field	2016	$686,266	$1,167,110	$546,760	$1,352,171	$632,142	$185,457	$4,569,906
President, Agricultural	2015	$666,274	$1,048,459	$497,120	$2,146,607	$506,345	$180,826	$5,045,631
Equipment Operations	2014	$646,353	$1,180,392	$546,630	$2,083,579	$459,197	$167,586	$5,083,737
Michael J. Mack, Jr.	2016	$696,118	$1,114,096	$521,896	$1,363,662	$1,027,382	$186,066	$4,909,220
Group President, JD Financial,	2015	$675,839	$1,258,151	$596,532	$2,162,777	$848,211	$182,619	$5,724,129
Global HR & Public Affairs	2014	$656,147	$1,212,742	$561,549	$2,100,089	$822,000	$185,218	$5,537,745
John C. May	2016	$599,840	$1,273,139	$596,455	$1,251,358	$388,506	$162,727	$4,272,025
President, Ag Solutions
Chief Information Officer

(1)	Includes amounts deferred by the NEO under the John Deere Voluntary Deferred Compensation Plan. Salary amounts deferred in fiscal 2016 are included in the first column of the Fiscal 2016 Nonqualified Deferred Compensation Table.
(2)

Represents the aggregate grant date fair value of PSUs and RSUs computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 24, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2016 (“2016 Form 10-K”). For PSUs, the value at the grant date is based upon the probable outcome of the performance metrics over the three-year performance period. If the highest level of payout was achieved, the value of the PSU awards as of the grant date would be as follows: $8,313,838 (Allen); $1,553,230 (Kalathur); $1,553,230 (Field); $1,482,702 (Mack); and $1,694,290 (May). RSUs will vest three years after the grant date, at which time they may be settled in Deere common stock. Refer to the Fiscal 2016 Grants of Plan-Based Awards table and footnote (7) for a detailed description of the grant date fair value of stock awards.

(3)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. The assumptions made in valuing option awards reported in this column and a more detailed discussion of the binomial lattice option pricing model appear in Note 24, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC in the 2016 Form 10-K. Refer to the Fiscal 2016 Grants of Plan-Based Awards table and footnote (7) for a detailed description of the grant date fair value of option awards.
(4)	Non-equity incentive plan compensation includes cash awards under the STI and MTI plans. Cash awards earned under the STI and MTI plans for the performance period ended in fiscal 2016 were paid to the NEOs on December 15, 2016, unless deferred under the Voluntary Deferred Compensation Plan. Deferred STI and MTI amounts are included in the first column of the Fiscal 2016 Nonqualified Deferred Compensation Table.

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Executive Compensation Tables

The following table shows the awards earned under the STI and MTI plans:

	STI (a)			MTI (b)
Name	Target Award as % of Salary	Actual Performance as % of Target	Award Amount	Target Award as % of Salary	Actual Performance as % of Target	Award Amount	Total Non-Equity Incentive Plan Compensation
Samuel R. Allen	125%	137%	$2,573,063	121%	106%	$1,919,363	$4,492,426
Rajesh Kalathur	85%	137%	$717,734	93%	106%	$551,672	$1,269,406
James M. Field	85%	137%	$800,499	93%	106%	$551,672	$1,352,171
Michael J. Mack, Jr.	85%	137%	$811,990	93%	106%	$551,672	$1,363,662
John C. May	85%	137%	$699,686	93%	106%	$551,672	$1,251,358

(a)	Based on actual performance, as discussed in the CD&A under “Fiscal 2016 Performance Results for STI,” the NEOs earned an STI award equal to 137% of the target opportunity.
(b)	Based on actual performance, as discussed in the CD&A under “Fiscal 2016 Performance Results for MTI,” the NEOs earned an MTI award equal to 106% of the target opportunity.

(5)	The following table shows the change in pension value and above-market earnings on nonqualified deferred compensation during fiscal 2016.

Name	Change in Pension Value (a)	Nonqualified Deferred Compensation Earnings (b)	Total
Samuel R. Allen	$2,972,724	$32,844	$3,005,568
Rajesh Kalathur	$349,214	$3,607	$352,821
James M. Field	$620,967	$11,175	$632,142
Michael J. Mack, Jr.	$971,694	$55,688	$1,027,382
John C. May	$386,124	$2,382	$388,506

(a)	Represents the change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans from October 31, 2015, to October 31, 2016. The pension value calculations include the same assumptions as used in the pension plan valuations for financial reporting purposes. For more information on the assumptions, see footnote (4) under the Fiscal 2016 Pension Benefits Table.
(b)
Represents above-market earnings on compensation that is deferred by the NEOs under our nonqualified deferred compensation plans. Above-market earnings represent the difference between the interest rate used to calculate earnings under the applicable plan and 120% of the applicable federal long-term rate prescribed by the Internal Revenue Code. See the Fiscal 2016 Nonqualified Deferred Compensation Table for additional information.

Over the past two years, modifications have been made for the investment options available under the Nonemployee Director Deferred Compensation Plan and the Voluntary Deferred Compensation Plan for employees to ensure that participants cannot earn above-market returns on new deferrals. Minimal amounts may be reported in future years for prior year’s deferrals.

(6)	The following table provides details about each component of the “All Other Compensation” column in the Fiscal 2016 Summary Compensation Table:

Name	Personal Use of Company Aircraft (a)	Financial Planning (b)	Medical Exams (c)	Misc Perquisites (d)	Company Contributions to Defined ContributionPlans (e)	Total All Other Compensation
Samuel R. Allen	$30,102	$—	$9,488	$2,410	$429,686	$471,686
Rajesh Kalathur	$—	$—	$—	$422	$154,874	$155,296
James M. Field	$—	$2,185	$—	$2,005	$181,267	$185,457
Michael J. Mack, Jr.	$—	$—	$896	$1,301	$183,869	$186,066
John C. May	$—	$4,532	$4,315	$588	$153,292	$162,727

(a)	Per IRS regulations, the NEOs recognize imputed income on the personal use of Deere’s aircraft. For SEC disclosure purposes, the cost of personal use of Deere’s aircraft is calculated based on the incremental cost to Deere. To determine the incremental cost, we calculate the variable costs for fuel on a per mile basis, plus any direct trip expenses such as on-board catering, landing/ramp fees, and crew expenses. Fixed costs that do not change based on usage, such as pilot salaries, depreciation of aircraft, and maintenance costs, are excluded. Mr. Allen’s personal usage of company aircraft in fiscal 2016 amounted to approximately 23 hours of travel, which represents less than 0.5% of the total hours flown by company aircraft.
(b)	This column contains amounts Deere paid for financial planning assistance to the NEOs. Each year, the CEO may receive up to $15,000 of assistance and the other NEOs may receive up to $10,000.
(c)	This column contains the amounts Deere paid for annual medical exams for the NEOs.
(d)	Miscellaneous perquisites include spousal attendance at company events.
(e)

Deere makes contributions to the John Deere Savings and Investment Plan for all eligible employees. Deere also credits contributions to the John Deere Defined Contribution Restoration Plan for all employees covered by the Contemporary Option under our tax-qualified pension plan whose earnings exceed relevant IRS limits. All of our current NEOs are covered by the Contemporary Option.

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The following table provides additional information regarding fiscal 2016 grants of RSU, PSU, and stock option awards under the Omnibus Plan, and the potential range of awards that were approved in fiscal 2016 under the STI and MTI plans for payout in future years. These awards are further described in the CD&A under “Direct Compensation Elements.”

FISCAL 2016 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options (5)	Exercise or Base Price of Option Awards ($ / Sh) (6)	Grant Date Fair Value of Stock and Option Awards (7)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Samuel R. Allen	12/01/2015-STI	$—	$1,875,000	$3,750,000
	12/01/2015-MTI	$1,100	$1,815,000	$3,630,000
	12/9/15							26,375			$2,089,955
	12/9/15				10,550	42,200	84,400				$4,156,919
	12/9/15								173,360	$79.24	$2,926,317
		$1,100	$3,690,000	$7,380,000	10,550	42,200	84,400	26,375	173,360		$9,173,191
Rajesh Kalathur	12/01/2015-STI	$—	$523,015	$1,046,030
	12/01/2015-MTI	$400	$576,370	$1,152,740
	12/09/15							4,928			$390,495
	12/09/15				1,971	7,884	15,768				$776,615
	12/09/15								32,391	$79.24	$546,760
		$400	$1,099,385	$2,198,770	1,971	7,884	15,768	4,928	32,391		$1,713,870
James M. Field	12/01/2015-STI	$—	$583,326	$1,166,652
	12/01/2015-MTI	$400	$576,370	$1,152,740
	12/09/15							4,928			$390,495
	12/09/15				1,971	7,884	15,768				$776,615
	12/09/15								32,391	$79.24	$546,760
		$400	$1,159,696	$2,319,392	1,971	7,884	15,768	4,928	32,391		$1,713,870
Michael J. Mack, Jr.	12/01/2015-STI	$—	$591,700	$1,183,400
	12/01/2015-MTI	$400	$576,370	$1,152,740
	12/09/15							4,704			$372,745
	12/09/15				1,881	7,526	15,052				$741,351
	12/09/15								30,918	$79.24	$521,896
		$400	$1,168,070	$2,336,140	1,881	7,526	15,052	4,704	30,918		$1,635,992
John C. May	12/01/2015-STI	$—	$509,864	$1,019,728
	12/01/2015-MTI	$400	$576,370	$1,152,740
	12/09/15							5,376			$425,994
	12/09/15				2,150	8,600	17,200				$847,145
	12/09/15								35,335	$79.24	$596,455
		$400	$1,086,234	$2,172,468	2,150	8,600	17,200	5,376	35,335		$1,869,594

(1)	For the non-equity incentive plan awards, the grant date is the date the Committee approved the range of estimated potential future payouts for the performance periods noted under footnote (2) below. For equity awards, the grant date is seven calendar days after the first regularly scheduled Board meeting of the fiscal year.
(2)

These columns show the range of potential payouts under the STI and MTI plans. The performance period for STI in this table covers November 1, 2015, through October 31, 2016. For actual performance between threshold, target, and maximum, the earned STI award will be prorated.

The range of the MTI award covers the three-year performance period beginning in fiscal 2016 and ending in fiscal 2018. Awards will not be paid unless Deere generates at least $5 million of SVA for the performance period. The target MTI award will be earned if $4,200 million of SVA is accumulated and the maximum MTI award will be earned if $8,400 million or more of SVA is accumulated during the performance period. The MTI award will be reduced (i) by 25% if Deere’s TSR for the performance period is at or below the 25th percentile relative to the companies in the S&P Industrial Sector and (ii) up to 25% if TSR falls between the 25th and 50th percentiles. The amounts shown in the table represent potential MTI awards based on the median salary of the NEOs’ respective salary grades as of September 30, 2015. The actual MTI awards will depend upon Deere’s actual SVA performance, Deere’s relative TSR performance, and the median salaries of the NEOs’ respective salary grades as of September 30, 2017.

(3)

Represents the potential payout range of PSUs granted in December 2015. The number of shares that vest is equally based on TSR and revenue growth, both relative to companies in the S&P Industrial Sector. Performance and payouts are determined independently for each metric. At the end of the three-year performance period, the actual award, delivered as Deere common stock, can range from 0% to 200% of the original grant.

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(4)	Represents the number of RSUs granted in December 2015. RSUs will vest three years after the grant date, at which time they will be settled in Deere common stock. Prior to settlement, RSUs earn dividend equivalents in cash at the same time as dividends are paid on Deere’s common stock.
(5)	Represents the number of options granted in December 2015. These options vest in three approximately equal annual installments on the first, second, and third anniversaries of the grant date.
(6)	The exercise price is the closing price of Deere common stock on the NYSE on the grant date.
(7)

Amounts shown represent the grant date fair value of equity awards granted to the NEOs in fiscal 2016 calculated in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. For RSUs, fair value is the market value of the underlying stock on the grant date (which is the same as the exercise price in column (6) for stock options). For options, the fair value on the grant date was $16.88, which was calculated using the binomial lattice option pricing model. The grant date fair value of the PSUs subject to the TSR metric was $103.66 based on a lattice valuation model, excluding dividends. The grant date fair value of the PSUs subject to the revenue growth metric was $72.93 based on the market price of a share of underlying common stock, excluding dividends.

For additional information on the valuation assumptions, refer to Note 24, “Stock Option and Restricted Stock Awards,” of Deere’s consolidated financial statements filed with the SEC in the 2016 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END
The following table itemizes outstanding options, RSUs, and PSUs held by the NEOs as of October 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Intrinsic Value of Unexercised Options (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units or Other Rights That Have Not Vested (7)
Samuel R. Allen	28,808	—	$88.82	$—	12/05/17	—	$—	—	$—
	62,704	—	$39.67	$3,049,609	12/17/18	—	$—	—	$—
	269,353	—	$52.25	$9,710,176	12/09/19	—	$—	—	$—
	114,253	—	$80.61	$878,606	12/08/20	—	$—	—	$—
	135,897	—	$74.24	$1,910,712	12/14/21	—	$—	—	$—
	128,899	—	$86.36	$250,064	12/12/22	—	$—	—	$—
	82,834	40,799	$87.46	$103,852	12/11/23	38,372	$3,388,248	—	$—
	45,989	89,274	$88.19	$15,555	12/10/24	21,545	$1,902,424	34,472	$3,043,878
	—	173,360	$79.24	$1,570,642	12/09/25	26,375	$2,328,913	42,200	$3,726,260
	868,737	303,433		$17,489,216		86,292	$7,619,585	76,672	$6,770,138
Rajesh Kalathur	5,816	—	$48.38	$232,204	12/06/16	—	$—	—	$—
	4,519	—	$88.82	$—	12/05/17	—	$—	—	$—
	11,133	—	$39.67	$541,453	12/17/18	—	$—	—	$—
	12,151	—	$52.25	$438,044	12/09/19	—	$—	—	$—
	7,379	—	$80.61	$56,745	12/08/20	—	$—	—	$—
	7,996	—	$74.24	$112,424	12/14/21	—	$—	—	$—
	24,083	—	$86.36	$46,721	12/12/22	—	$—	—	$—
	13,457	6,629	$87.46	$16,872	12/11/23	6,233	$550,374	—	$—
	9,452	18,348	$88.19	$3,197	12/10/24	4,428	$390,992	7,084	$625,517
	—	32,391	$79.24	$293,462	12/09/25	4,928	$435,142	7,884	$696,157
	95,986	57,368		$1,741,122		15,589	$1,376,508	14,968	$1,321,674

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Intrinsic Value of Unexercised Options (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units or Other Rights That Have Not Vested (7)
James M. Field	28,229	—	$52.25	$1,017,655	12/09/19	—	$—	—	$—
	21,735	—	$80.61	$167,142	12/08/20	—	$—	—	$—
	25,391	—	$74.24	$356,997	12/14/21	—	$—	—	$—
	23,036	—	$86.36	$44,690	12/12/22	—	$—	—	$—
	14,803	7,292	$87.46	$18,560	12/11/23	6,856	$605,385	—	$—
	8,592	16,681	$88.19	$2,906	12/10/24	4,025	$355,408	6,440	$568,652
	—	32,391	$79.24	$293,462	12/09/25	4,928	$435,142	7,884	$696,157
	121,786	56,364		$1,901,412		15,809	$1,395,935	14,324	$1,264,809
Michael J. Mack, Jr.	24,388	—	$88.82	$—	12/05/17	—	$—	—	$—
	21,347	—	$80.61	$164,158	12/08/20	—	$—	—	$—
	23,183	—	$74.24	$325,953	12/14/21	—	$—	—	$—
	21,989	—	$86.36	$42,659	12/12/22	—	$—	—	$—
	15,207	7,491	$87.46	$19,066	12/11/23	7,044	$621,985	—	$—
	10,311	20,016	$88.19	$3,488	12/10/24	4,830	$426,489	7,728	$682,382
	—	30,918	$79.24	$280,117	12/09/25	4,704	$415,363	7,526	$664,546
	116,425	58,425		$835,441		16,578	$1,463,837	15,254	$1,346,928
John C. May	7,606	—	$88.82	$—	12/05/17	—	$—	—	$—
	5,411	—	$80.61	$41,611	12/08/20	—	$—	—	$—
	5,597	—	$74.24	$78,694	12/14/21	—	$—	—	$—
	25,130	—	$86.36	$48,752	12/12/22	—	$—	—	$—
	14,803	7,292	$87.46	$18,560	12/11/23	6,856	$605,385	—	$—
	9,452	18,348	$88.19	$3,197	12/10/24	4,428	$390,992	7,084	$625,517
	—	35,335	$79.24	$320,135	12/09/25	5,376	$474,701	8,600	$759,380
	67,999	60,975		$510,949		16,660	$1,471,078	15,684	$1,384,897

(1)	Options become vested and exercisable in three approximately equal annual installments on the first, second, and third anniversaries of the grant date.
(2)

The amount shown represents the number of options that have not been exercised (vested and unvested) multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2016, which was $88.30, and the option exercise price. No value is shown for “underwater” options.

(3)	Options expire ten years from the grant date.
(4)
RSUs vest three years after the grant date, at which time they are settled in Deere common stock.

The three-year performance period for PSUs granted in fiscal 2014 ended on October 31, 2016. The final payout determination was made by the Committee in December 2016 and was settled in Deere common stock on December 11, 2016 (the third anniversary of the grant date). As discussed in the CD&A under “2014-2016 PSUs,” the final payout under the award was equal to 33.5% of the target opportunity. The number of shares earned by the applicable NEOs were as follows: 13,390 (Allen), 2,175 (Kalathur), 2,392 (Field), 2,458 (Mack) and 2,392 (May).

(5)	The amount shown represents the number of RSUs that have not vested multiplied by the closing price for Deere common stock on the NYSE on October 31, 2016, which was $88.30.
(6)

The amount shown represents actual achievement of the PSUs granted in fiscal years 2015 and 2016 relative to the S&P Industrial Sector, assuming truncated performance measurement periods. The final number of shares earned, if any, will be based upon performance as determined by revenue growth and TSR relative to the S&P Industrial Sector at the end of the applicable performance period.

PSU Grant Date	December 10, 2014	December 9, 2015
Truncated performance period	11/1/2014-10/31/2016	11/1/2015-10/31/2016
Actual performance period ending date	10/31/17	10/31/18
Payout of shares (as a % of target) based on revenue growth	0%	0%
Payout of shares (as a % of target) based on TSR	116%	200%
Combined payout of shares (as a % of target)	58%	100%

(7)	The amount shown represents the number of PSUs described in footnote (6) to this table multiplied by the closing price for Deere common stock on the NYSE on October 31, 2016, which was $88.30.

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FISCAL 2016 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding option exercises and vesting of RSUs and PSUs during fiscal 2016. These options and stock awards were granted in prior fiscal years and are not related to performance in fiscal 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)
Samuel R. Allen	—	$—	25,301	$1,952,225
Rajesh Kalathur	4,366	$196,813	4,727	$364,735
James M. Field	—	$—	4,521	$348,840
Michael J. Mack, Jr.	—	$—	4,316	$333,023
John C. May	—	$—	4,932	$380,553

(1)	Represents the total number of shares that were exercised before any withholding of shares to pay the exercise price and taxes.
(2)	Value realized on exercise is based on the market price upon exercise minus the exercise price (the grant price).
(3)
Represents the number of RSUs and PSUs that vested during fiscal 2016, all of which were granted in fiscal 2013.

The three-year performance period for PSUs granted in fiscal 2013, ended on October 31, 2015, and vested on December 12, 2015. The final number of shares earned was based on Deere’s revenue growth and TSR relative to the S&P Industrial Sector over the performance period. The final payout determination, made by the Committee in December 2016, reflects revenue growth and TSR comparable to the 3rd and 8th percentiles, respectively, of the S&P Industrial Sector. Accordingly, there were no payouts for these PSUs.

The following table shows the number of RSUs and PSUs that vested during fiscal 2016:
Name	RSUs	PSUs
Samuel R. Allen	25,301	—
Rajesh Kalathur	4,727	—
James M. Field	4,521	—
Michael J. Mack, Jr.	4,316	—
John C. May	4,932	—

4)	Represents the number of RSUs and PSUs vested multiplied by the closing price ($77.16) of Deere common stock on the NYSE as of the vesting date.

Pension Benefits
The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan called the John Deere Pension Plan for Salaried Employees (the “Salaried Plan”) and two nonqualified pension plans called the Senior Supplementary Pension Benefit Plan (the “Senior Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Deere Supplemental Plan”).

In 1996, we introduced a new pension option under the Salaried Plan known as the “Contemporary Option.” At that time, participants could elect to remain in the existing Salaried Plan option, known as the “Traditional Option,” or convert to the new Contemporary Option. New employees hired between January 1, 1997, and October 31, 2015, automatically participated in the Contemporary Option. For new employees hired on or after November 1, 2015, pension benefits under the Salaried Plan are calculated based on a cash balance methodology instead of the Traditional or Contemporary Option formulas. None of the NEOs participate in the Traditional or cash balance plan.

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SALARIED PLAN
The Salaried Plan is a qualified plan subject to certain IRS limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974. Deere makes contributions to, and benefits are paid from, a tax-exempt pension trust. Pension benefits provided by the Salaried Plan under the Contemporary Option are summarized below.

Under the Contemporary Option, “Career Average Pay” is used in computing retirement benefits. Career Average Pay is calculated using salary plus STI (up to IRS limits). For participants hired before January 1, 1997, the transition to Career Average Pay includes salary and STI awards from 1992 until retirement. Deere makes contributions to the 401(k) retirement savings accounts of salaried employees participating in this option.

The formula for calculating benefits under the Contemporary Option is:

Career Average Pay	×	Years of Service	×	1.5%

Early retirement eligibility under the Contemporary Option is the earlier of:

(1)	age 55 with ten or more years of service; or
(2)	age 65 with five or more years of service

Pension payments are reduced by 4% for each year the employee is under the unreduced benefits age upon retirement. Mr. Mack is the only NEO currently eligible to retire early with reduced benefits under the Contemporary Option.

Eligibility to retire with unreduced benefits under the Contemporary Option occurs at age 67 for all participating employees who were hired on or after January 1, 1997. For participants hired before this date, the eligibility age to retire with unreduced benefits is based on years of service as of January 1, 1997, and ranges from ages 60 to 67. Mr. Allen is the only NEO currently eligible to retire with unreduced benefits under the Contemporary Option.

SENIOR SUPPLEMENTARY PLAN
The Senior Supplementary Plan is an unfunded, nonqualified excess defined benefit plan that provides additional pension benefits in an amount comparable to those the participant would have received under the Salaried Plan in the absence of IRS limitations. Benefit payments for the Senior Supplementary Plan are made from the assets of Deere and are at-risk in the event Deere seeks bankruptcy protection.

The Senior Supplementary Plan uses the same formula as the Salaried Plan to calculate the benefit payable, except that eligible earnings include only amounts above qualified plan limits.

DEERE SUPPLEMENTAL PLAN
The Deere Supplemental Plan is an unfunded, nonqualified supplemental retirement plan for certain employees, including all the NEOs. Benefit payments for the Deere Supplemental Plan are made from the assets of Deere and are at-risk in the event Deere seeks bankruptcy protection. The Deere Supplemental Plan was closed to new participants effective November 1, 2015, although benefits will continue to accrue for employees who were already participating in the plan as of that date.

The formula for calculating benefits is:

Career Average Pay	×		×	.05%
Years of Service
(at grade 13 and above since January 1, 1997)

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FISCAL 2016 PENSION BENEFITS TABLE

Name	Plan Name (1)	Assumed Retirement Age (2)	Number of Years of Credited Service (3)	Present Value of Accumulated Benefit (4)
Samuel R. Allen	Salaried Plan	63	41.4	$1,890,339
	Senior Supplementary Plan	63	41.4	$14,093,736
	Deere Supplemental Plan	63	19.8	$2,461,957
	TOTAL			$18,446,032
Rajesh Kalathur	Salaried Plan	65	19.4	$377,692
	Senior Supplementary Plan	65	19.4	$599,146
	Deere Supplemental Plan	65	10.8	$199,587
	TOTAL			$1,176,425
James M. Field	Salaried Plan	65	22.5	$545,969
	Senior Supplementary Plan	65	22.5	$1,628,402
	Deere Supplemental Plan	65	17.7	$600,518
	TOTAL			$2,774,889
Michael J. Mack, Jr.	Salaried Plan	65	30.3	$1,030,409
	Senior Supplementary Plan	65	30.3	$3,433,714
	Deere Supplemental Plan	65	19.8	$979,596
	TOTAL			$5,443,719
John C. May	Salaried Plan	65	19.6	$395,534
	Senior Supplementary Plan	65	19.6	$666,083
	Deere Supplemental Plan	65	15.8	$314,433
	TOTAL			$1,376,050

(1)	Benefits are provided under the Salaried Plan, the Senior Supplementary Plan, and the Deere Supplemental Plan.
(2)	The assumed retirement age is the earliest age at which the NEO could retire without any benefit reduction due to age, or, if earlier, normal retirement age.
(3)	Years and months of service credit under each plan as of October 31, 2016. The years of credited service are equal to years of eligible service with Deere for the Salaried and Senior Supplementary Plan. Service credit under the Deere Supplemental Plan is based on service at grade 13 or above since January 1, 1997.
(4)
The actuarial present value of the accumulated benefit is shown as of October 31, 2016, and is provided as a straight-life annuity for the qualified pension plan and a lump sum for nonqualified pension plan benefits. Pension benefits are not reduced for any social security benefits or other offset amounts an NEO may receive.

The actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount that, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Actual benefit present values will vary from these estimates depending on many factors, including actual retirement age.

The following assumptions were used to calculate the present value of the accumulated benefit:

—

Each of the NEOs continues as an executive until the earliest age at which he could retire without any benefit reduction due to age or normal retirement age, whichever is earlier, as defined in the Salaried Plan

—	Other assumptions tie to those used for financial accounting:
●

Present value amounts were determined based on financial accounting discount ratesequal to 4.02% for the Salaried Plan, 3.89% for the Senior Supplementary Plan, and 3.74% for the Deere Supplemental Plan

●	Benefits subject to a lump sum distribution were determined using an interest rate of 2.58%
●

The mortality table used for the Salaried Plan was the RP2016WC table (with mortality projection scale MP2016, as published by the Society of Actuaries), and the mortality table used for the Supplementary and Deere Supplemental Plans was the RP2023 table, each as published by the IRS

●

Pensionable earnings are calculated for the most recently completed fiscal year using base pay as an estimate (assuming one base pay increase of 3.5% - 4.5%, depending on age) with no future increase and the STI bonus at target. Pensionable earnings for prior years are calculated based on actual base pay and actual STI earned

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Nonqualified Deferred Compensation
The Fiscal 2016 Nonqualified Deferred Compensation Table below shows information about three programs:

(1) the John Deere Voluntary Deferred Compensation Plan (“Deferred Plan”), a nonqualified deferred compensation plan

(2) the John Deere Defined Contribution Restoration Plan (“DCRP”), a nonqualified savings plan

(3) deferred RSUs

DEFERRED PLAN
Under the Deferred Plan, through fiscal 2008, NEOs could defer any of their base salary, STI, and MTI in 5% increments up to 95%. For deferrals elected after 2008, up to 70% of base salary can be deferred while STI and MTI awards can be deferred up to 95%. On the first day of each calendar quarter, the balance in each account under the Deferred Plan is credited with interest. For deferrals made through calendar 2009, interest is credited at the prime rate (as determined by the Federal Reserve Statistical Release for the prior month) plus 2% as of the last day of the preceding quarter. For deferrals made after December 31, 2009, the deferred amounts earn interest based on the Moody’s “A” rated Corporate Bond Rate.

During fiscal 2016, amounts deferred under the Deferred Plan were credited with interest at the following rates:

	Deferrals through calendar 2009 Prime plus 2%	Deferrals after 2009 Moody’s “A” Corporate Bond Rate
November-15	5.25%	4.43%
February-16	5.50%	4.22%
May-16	5.50%	3.94%
August-16	5.50%	3.60%

NEOs must elect to defer salary before the beginning of the calendar year in which deferral occurs. An election to defer STI must be made before the beginning of the fiscal year upon which the award is based. An election to defer MTI must be made before the close of the fiscal year preceding the calendar year of payment. Participants may elect to receive the deferred funds in a lump sum or in equal annual installments, but distribution must be completed within ten years following retirement. All deferral elections and associated distribution schedules are irrevocable. This plan is unfunded and participant accounts are at-risk in the event Deere seeks bankruptcy protection.

As of November 1, 2016, the earnings rate described above is no longer available for new deferrals under the Deferred Plan. Instead, the investment options under the Deferred Plan now parallel the investment options offered under our 401(k) plan (with certain limited exceptions). Funds deferred prior to November 1, 2016, may remain invested under the previous options, although participants also may move these funds into the new options. Minimal above-market amounts may be reported in future years for prior year’s deferrals. Additionally, as of November 1, 2016, participants may change investment options at any time. These changes effectively ensure that Deferred Plan participants cannot earn above-market interest on new deferrals.

DCRP
The DCRP is designed to allow executives participating in our Contemporary Option to defer employee contributions and receive employer matching contributions on up to 6% of eligible earnings that are otherwise limited by tax regulations. For DCRP purposes, eligible earnings include base salary, STI, and commission compensation. (None of the NEOs receive commission compensation.) The 401(k) deferral percentage selected by the employee before October 31 each year is used during the following calendar year to calculate the DCRP employee contribution. This plan is unfunded and participant accounts are at-risk in the event Deere seeks bankruptcy protection.

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Until November 1, 2015, two investment options were available under the DCRP: the prime rate (as determined by the Federal Reserve Statistical Release for the prior month) plus 2%, or a rate of return based on the S&P 500 Index for the prior month. Participants could choose either investment option for any portion of their account, and could change investment options between the first and tenth day of any month. During fiscal 2016, the annualized rates of return under the two options were as follows:

EARNINGS FOR DCRP

	Prime plus 2%	S&P 500 Index
November-15	5.25%	49.63%
December-15	5.25%	33.08%
January-16	5.28%	-15.31%
February-16	5.50%	-79.15%
March-16	5.50%	-8.87%
April-16	5.50%	74.06%
May-16	5.50%	31.80%
June-16	5.50%	-5.78%
July-16	5.50%	10.65%
August-16	5.50%	37.44%
September-16	5.50%	15.96%
October-16	5.50%	-10.91%

As of November 1, 2015, the investment options described above are no longer available for new deferrals under the DCRP. Instead, the investment options under the DCRP now parallel the investment options offered under our 401(k) plan (with certain limited exceptions). Funds deferred prior to November 1, 2015, may remain invested under the previous options, although participants also may move these funds into the new options. Minimal above-market amounts may be reported in future years for prior year’s deferrals. Additionally, as of November 1, 2015, participants may change investment options at any time. These changes effectively ensure that DCRP participants cannot earn above-market interest on new deferrals.

Distribution options under the DCRP consist of a lump sum distribution one year following the date of separation, or, in the case of retirement, five annual installments beginning one year following the retirement date.

DEFERRED RESTRICTED STOCK UNITS
There are two scenarios under which deferred RSUs can appear in the Fiscal 2016 Nonqualified Deferred Compensation Table. First, certain RSUs are required to be held for a defined period of time after they vest. The following tranches of RSUs have vested but remain subject to restriction:

Grant Date	Date Vested	Restriction Period
December 2002	December 2005	Until retirement or no longer active employee
December 2007	December 2010	Until retirement or no longer active employee
December 2008	December 2011	Until retirement or no longer active employee
December 2009	December 2012	Until retirement or no longer active employee
December 2011	December 2014	5 years (until December 2016)

For RSUs granted starting in December 2003, NEOs may elect deferral of settlement for a minimum of five years. If a deferral election is made, the RSUs will be settled in shares of Deere common stock five or more years after the originally scheduled conversion date.

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Deferred RSUs will not be settled in Deere common stock until either the election period or the restriction period expires.

FISCAL 2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Plan	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Balance at Last FYE (4)
Samuel R. Allen	DCRP	$241,192	$403,186	$187,895	$6,337,531
	Deferred RSUs	$—	$—	$1,085,584	$9,028,675
	TOTAL	$241,192	$403,186	$1,273,479	$15,366,206
Rajesh Kalathur	DCRP	$77,024	$128,374	$110,414	$920,403
	TOTAL	$77,024	$128,374	$110,414	$920,403
James M. Field	DCRP	$92,860	$154,767	$260,324	$2,339,870
	Deferred RSUs	$—	$—	$326,691	$2,747,808
	TOTAL	$92,860	$154,767	$587,015	$5,087,678
Michael J. Mack Jr.	Deferred Plan	$—	$—	$107,472	$2,044,133
	DCRP	$94,421	$157,369	$250,754	$3,088,268
	Deferred RSUs	$—	$—	$385,682	$3,254,473
	TOTAL	$94,421	$157,369	$743,908	$8,386,874
John C. May	Deferred Plan	$—	$—	$2,118	$40,277
	DCRP	$76,075	$126,792	$42,673	$964,960
	Deferred RSUs	$—	$—	$14,019	$107,020
	TOTAL	$76,075	$126,792	$58,810	$1,112,257

(1)	The amounts in this column represent employee compensation deferrals that are included in the Fiscal 2016 Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	The amounts in this column associated with the DCRP represent Deere’s contributions during the fiscal year as included in the Fiscal 2016 Summary Compensation Table under the “All Other Compensation” column. The amounts in this column associated with deferred RSUs represent RSUs that vested in the current fiscal year but have not been converted into Deere common stock, and are included in the Fiscal 2016 Option Exercises and Stock Vested table under the column “Value Realized on Vesting.”
(3)	For rates of return on account balances under the Deferred Plan and DCRP, see the applicable earnings charts in the narrative preceding this table. For the deferred RSU accounts, the earnings represent the change in the intrinsic value of the RSUs. The above-market portions of the amounts shown in this column are reported in the Fiscal 2016 Summary Compensation Table under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column and are quantified in footnote (5) to that table.
(4)	Of the aggregate balance, the following amounts were reported as compensation in the Summary Compensation Table in prior years: $8,090,755 (Allen); $321,544 (Kalathur); $2,105,382 (Field); and $4,656,798 (Mack). Mr. May is included as an NEO for the first time in fiscal 2016.

Fiscal 2016 Potential Payments upon Change in Control
The CIC Program includes a “double trigger” approach, under which participants will receive severance benefits only if both a change in control and qualifying termination occur. A “qualifying termination” is either:

—

Deere’s termination of an executive’s employment within the six months preceding or the 24 months following a change in control for reasons other than death, disability, or “cause” (defined as an executive’s willful and continued nonperformance of duties after written demand; willful conduct that is demonstrably and materially injurious to Deere; or illegal activity)

—

An executive’s termination of his or her own employment for “good reason” (defined as material reductions or alterations in an executive’s authority, duties, or responsibilities; change in office location of at least 50 miles from the executive’s current residence; material reductions in an executive’s participation in certain Deere compensation plans;or certain other breaches of the covenants in the CIC Program) within 24 months following a change in control

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The CIC Program defines the following as “change in control” events:

—	any “person,” as defined in the Securities Exchange Act of 1934 (with certain exceptions), acquires 30% or more of Deere’s voting securities;
—	a majority of Deere’s directors are replaced without the approval of at least two-thirds of the existing directors or directors previously approved by the then-existing directors;
—

any merger or business combination of Deere and another company, unless the outstanding voting securities of Deere prior to the transaction continue to represent at least 60% of the voting securities of the new company;or

—	Deere is completely liquidated or all, or substantially all, of Deere’s assets are sold or disposed.

Benefits provided under the CIC program and other benefit plans are described in the footnotes to the table below. Although not reflected in the table, the CIC Program provides that Deere will pay the executive’s reasonable legal fees and expenses if the executive must enforce the program terms. Under the CIC Program, the executives agree: (a) not to disclose or use for their own purposes confidential and proprietary Deere information; and (b) for a period of two years following termination of employment, not to induce Deere employees to leave Deere or to interfere with Deere’s business.

In addition, the Omnibus Plan, the MTI plan, and the Deferred Plan each contain change in control provisions that may trigger payments. Under the Omnibus Plan, unless the Board or the Committee determines otherwise, and regardless of whether the employee is terminated, all then-outstanding equity awards that were granted before February 24, 2010, would vest and restriction periods would end upon a change in control. All outstanding RSUs would be cashed out as of the date of the change in control and the executive would have the right to exercise all outstanding options. Such potential payments are disclosed in the table below adjacent to “Change in Control only.” For awards made under the Omnibus Plan on and after February 24, 2010, the foregoing provisions will apply only if there is both a change in control and a qualifying termination. The MTI plan provides for payment upon a change in control based on actual performance results to date for all performance periods then in progress. Under the Deferred Plan, in the event of certain changes in control, the Committee may elect to terminate the plan within twelve months and distribute all account balances, or the Committee may decide to keep the Deferred Plan in effect and modify it to reflect the impact of the change in control.

The following table includes estimated potential payments that would have been due to each NEO if a change in control event had occurred and, if applicable, the NEO experienced a qualifying termination as of October 31, 2016. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amount each NEO would receive if a change in control occurred. The payments listed represent the incremental amounts due to NEOs beyond what the NEOs would have received without the change in control. Not included in this table are the following payments to which the NEOs are already entitled and which are reported elsewhere in this Proxy Statement:

—	amounts already earned under the STI and MTI plans as of October 31, 2016 (reported in the Fiscal 2016 Summary Compensation Table)
—	the exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal 2016 Year-End table)
—	distribution of nonqualified deferred compensation (reported in the Fiscal 2016 Nonqualified Deferred Compensation Table)

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Executive Compensation Tables

Name	Salary(1)	STI(2)	MTI(3)	Stock Awards (4)	Stock Options (5)	Welfare Benefits (6)	Defined Contribution Plans(7)	Total Payments
Samuel R. Allen
~Change in Control only	$—	$—	$599,951	$—	$—	$—	$—	$599,951
~Change in Control and
Qualifying Termination	$4,500,000	$5,625,000	$599,951	$10,299,665	$—	$36,540	$1,289,058	$22,350,214
Rajesh Kalathur
~Change in Control only	$—	$—	$190,520	$—	$—	$—	$—	$190,520
~Change in Control and
Qualifying Termination	$1,862,568	$1,569,046	$190,520	$3,079,551	$301,140	$42,092	$464,622	$7,509,538
James M. Field
~Change in Control only	$—	$—	$190,520	$—	$—	$—	$—	$190,520
~Change in Control and
Qualifying Termination	$2,063,808	$1,749,978	$190,520	$3,080,169	$301,505	$42,546	$543,801	$7,972,327
Michael J. Mack, Jr.
~Change in Control only	$—	$—	$190,520	$—	$—	$—	$—	$190,520
~Change in Control and
Qualifying Termination	$2,093,436	$1,775,101	$190,520	$1,994,874	$—	$42,613	$551,607	$6,648,150
John C. May
~Change in Control only	$—	$—	$190,520	$—	$—	$—	$—	$190,520
~Change in Control and
Qualifying Termination	$1,811,988	$1,529,592	$190,520	$3,275,400	$328,370	$41,978	$459,876	$7,637,724

(1)	In the event of a change in control and qualifying termination, the CIC Program provides for a lump sum payment of three times the annual base salary.
(2)	In the event of a change in control and qualifying termination, the CIC Program provides for a lump sum payment of three times the target STI bonus amount for the fiscal year in which the termination occurs. In addition, the NEO is entitled to a prorated STI award for the current year. Since the change in control calculations in this table are made as of the end of the fiscal year, the prorated award for the current year is equal to the STI earned for the current fiscal year as reported in the Fiscal 2016 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table.
(3)	The MTI plan contains a change in control provision that entitles participants, as of the date of a change in control, to a lump sum MTI payment based on actual performance results to date for all performance periods then in progress. The payout for the three- year performance period ended October 31, 2016, is reported in the Fiscal 2016 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table. For each of the NEOs, the amount shown in this table represents the payout for the two remaining performance periods.
(4)	Vesting of RSUs and PSUs does not accelerate unless there is both a change in control and a qualifying termination. In such cases, the vesting and restriction requirements no longer apply. Unvested RSUs will be cashed out and unvested PSUs will be cashed out at a target award level.
For purposes of the table, all unvested PSUs and RSUs are valued based on the closing price for Deere common stock on the NYSE on October 31, 2016, which was $88.30. Since Messrs. Allen and Mack are eligible for retirement and all currently unvested RSUs would vest immediately on the date of such event, there is no incremental benefit of the accelerated vesting for these individuals. Vested RSUs are not included since they have been earned and are included on the Fiscal 2016 Nonqualified Deferred Compensation Table. Unvested PSUs and RSUs are included in the Outstanding Equity Awards at Fiscal 2016 Year-End table.
(5)	Vesting of outstanding stock options does not accelerate in the event of a change in control only. Instead, outstanding stock options will continue to vest over the three-year vesting period, subject to continued employment conditions.
In the event of a change in control and qualifying termination, all outstanding stock options vest and can be exercised immediately. Since Messrs. Allen and Mack are eligible for retirement and all unvested stock options would vest immediately on the date of such event, there is no incremental benefit of the accelerated vesting for these individuals. For Messrs. Kalathur, Field and May, who are not eligible for retirement, the amount represents the number of outstanding, unexercisable options multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2016, which was $88.30, and the option exercise prices. These amounts are included in the Outstanding Equity Awards at Fiscal 2016 Year-End table.
(6)	In the event of a change in control and qualifying termination, the CIC Program provides for continuation of health care, life, accidental death and dismemberment, and disability insurance for three full years at the same premium cost and coverage. This benefit will be discontinued if the NEO receives similar benefits from a subsequent employer during this three-year period.
(7)	In the event of a change in control and qualifying termination, the CIC Program includes a cash payment equal to three times Deere’s contributions on behalf of each of the NEOs under our defined contribution plans for the plan year preceding termination (or, if greater, for the plan year immediately preceding the change in control).

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Executive Compensation Tables

FISCAL 2016 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL
The following table summarizes the estimated payments to be made to the NEOs under our plans or established practices in the event of termination of employment due to death, disability, retirement, termination without cause, termination for cause, and voluntary separation. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amounts the NEOs would receive.

The amounts shown assume the termination event occurred on, and the NEO was actively employed until, October 31, 2016:

Name	Salary (1)	STI (2)	MTI (3)	Stock Awards (4)	Stock Options (5)	Deferred Compensation (6)	Accumulated Pension Benefit (7)	Total Payments
Samuel R. Allen
Death	$—	$2,573,063	$1,919,363	$23,418,396	$17,489,216	$6,337,531	$10,797,508	$62,535,077
Disability	$9,666,292	$2,573,063	$1,919,363	$23,418,396	$17,489,216	$6,337,531	$18,719,704	$80,123,565
Retirement	$—	$2,573,063	$1,919,363	$23,418,396	$17,489,216	$6,337,531	$19,580,684	$71,318,253
Termination Without Cause	$1,500,000	$2,573,063	$1,919,363	$9,028,675	$—	$6,337,531	$19,580,684	$40,939,316
Termination For Cause	$—	$2,573,063	$1,919,363	$9,028,675	$—	$6,337,531	$19,580,684	$39,439,316
Voluntary Separation (8)	$—	$—	$—	$—	$—	$—	$—	$—
Rajesh Kalathur
Death	$—	$717,734	$551,672	$2,698,183	$1,741,122	$920,403	$736,124	$7,365,238
Disability	$12,132,465	$717,734	$551,672	$2,698,183	$1,741,122	$920,403	$2,962,607	$21,724,186
Retirement (9)	$—	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause	$517,380	$717,734	$551,672	$—	$—	$920,403	$1,346,756	$4,053,945
Termination For Cause	$—	$717,734	$551,672	$—	$—	$920,403	$1,346,756	$3,536,565
Voluntary Separation	$—	$717,734	$551,672	$—	$—	$920,403	$1,346,756	$3,536,565
James M. Field
Death	$—	$800,499	$551,672	$5,408,552	$1,901,412	$2,339,870	$1,636,922	$12,638,927
Disability	$11,419,925	$800,499	$551,672	$5,408,552	$1,901,412	$2,339,870	$5,005,958	$27,427,888
Retirement (9)	$—	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause	$659,272	$800,499	$551,672	$2,747,808	$—	$2,339,870	$2,987,288	$10,086,409
Termination For Cause	$—	$800,499	$551,672	$2,747,808	$—	$2,339,870	$2,987,288	$9,427,137
Voluntary Separation	$—	$800,499	$551,672	$2,747,808	$—	$2,339,870	$2,987,288	$9,427,137
Michael J. Mack, Jr.
Retirement (10)	$—	$811,990	$551,672	$6,065,239	$835,441	$5,132,401	$6,284,133	$19,680,876
John C. May
Death	$—	$699,686	$551,672	$2,962,995	$510,949	$1,005,237	$857,648	$6,588,187
Disability	$12,238,086	$699,686	$551,672	$2,962,995	$510,949	$1,005,237	$3,362,193	$21,330,818
Retirement (9)	$—	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause	$503,330	$699,686	$551,672	$107,020	$—	$1,005,237	$1,567,821	$4,434,766
Termination For Cause	$—	$699,686	$551,672	$107,020	$—	$1,005,237	$1,567,821	$3,931,436
Voluntary Separation	$—	$699,686	$551,672	$107,020	$—	$1,005,237	$1,567,821	$3,931,436

(1)	Our NEOs do not have employment agreements. However, we have severance guidelines that provide compensation if termination is initiated by Deere for reasons other than cause. Our severance guidelines provide for payment of one-half month of salary for each complete year of employment, up to a maximum of one year’s salary. We may elect to pay severance in either a lump sum or via salary continuance, unless the amount of severance exceeds two times the applicable limit under Section 401(a)(17) of the Internal Revenue Code, in which case severance will be paid in a lump sum.
Under our Long-Term Disability Plan, if disabled before age 62, NEOs receive monthly benefits until age 65 equal to 60% of their salary plus the average of the three STI awards received immediately prior to the start of disability. The amount shown for disability represents the present value of the monthly benefit from the time of the disability, assumed to be October 31, 2016, until the time the NEO reaches age 65.
(2)	Under all termination events, the amount of STI earned for the fiscal year ended October 31, 2016, would be payable in a lump sum no later than March 15 of the next calendar year. This amount is reported in the Fiscal 2016 Summary Compensation Table under the column “Non- Equity Incentive Plan Compensation.”
(3)	Under all termination events, the amount of MTI earned for the performance period ended October 31, 2016, would be payable in a lump sum no later than March 15 of the next calendar year. This amount is reported in the Fiscal 2016 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

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(4)	In the event of death, disability, or retirement, the most recent RSU and PSU awards are prorated based on the number of months the NEO remains actively employed in the year of grant. The remaining units are forfeited. All unvested and non-forfeited RSUs will vest on the date of separation from service, while PSUs that are not forfeited will continue to convert to shares at the end of the three- year performance period based on the performance metrics. When applicable restrictions lapse, vested RSUs will be converted to shares of common stock. Restrictions on vested RSUs will lapse as provided in the following table:

Type of Separation from Service	Fiscal Year of RSU Award	Lapse of Restrictions
Death	2010 and prior	First business day of January following death
	2011 and 2012	First business day in the later of January or July following death
	After 2012	Third anniversary of grant date

Disability or Retirement	2012 and prior	First business day in the later of January or July following separation from service
	After 2012	Third anniversary of grant date

In the event of termination with or without cause or voluntary separation, any vested RSUs will be cashed out. All unvested PSUs and RSUs will be forfeited. The amounts shown in the table correspond to vested RSUs (including RSUs that vest as a result of the termination of employment).
The value of PSUs for each outstanding tranche represents actual achievement relative to the S&P Industrial Sector assuming, in the case of PSUs granted in fiscal years 2015 and 2016, truncated performance measurement periods. The performance period for PSUs granted in fiscal year 2014 ended on October 31, 2016. The final number of shares earned, if any, will be based upon performance as determined by revenue growth and TSR relative to the S&P Industrial Sector at the end of the applicable performance period. See footnotes (4) and (6) to the Outstanding Equity Awards at Fiscal 2016 Year-End table for performance information relating to each outstanding tranche of PSUs.
All amounts shown in the table are based on the closing price for Deere common stock on the NYSE on October 31, 2016, which was $88.30.
(5)	In the event of death, all outstanding stock options vest immediately and the heirs must exercise within one year. In the event of disability or retirement, vesting accelerates for all outstanding stock options but occurs no sooner than six months following the grant date. These options expire within five years. In the event of retirement, the most recent stock option awards granted to the NEOs are prorated based on the number of months the NEOs remain actively employed in the year of grant. The remaining options are forfeited. The amount shown in this table represents the number of stock options multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2016, which was $88.30, and the option exercise prices. These outstanding stock options are reported in the Outstanding Equity Awards at Fiscal 2016 Year-End table. In the event of a termination other than for death, disability, or retirement, all outstanding stock options are forfeited.
(6)	In all cases, balances held in the U.S. nonqualified deferred compensation plans are payable to the employee. These amounts are reported in the Fiscal 2016 Nonqualified Deferred Compensation Table under Deferred Plan, and DCRP. The deferred RSUs reported in the Fiscal 2016 Nonqualified Deferred Compensation Table appear in the “Stock Awards” column.
(7)	The present value of the accumulated pension benefit was calculated using the following assumptions:
	-	present value amounts were determined based on a discount rate of 4.02% for the Salaried Plan, 3.41% for the Senior Supplementary Plan, and 3.27% for the Deere Supplemental Plan
	-	lump sum distribution amounts were determined using an interest rate of 2.35% for the Senior Supplementary and Deere Supplemental Plans
	-	the mortality table used for the Salaried Plan was RP2016WC with mortality projection scale MP2016
	-	the mortality table used for the Senior Supplementary and Deere Supplemental Plans was RP2023
	-	pensionable earnings earned were based on actual base salary and forecasted STI for fiscal 2016
Following are additional explanations related to the various scenarios:
	-	Death: This amount represents the present value of the accrued survivor benefit as of October 31, 2016
	-	Disability: This amount assumes service through age 65 and includes service credit for time on long-term disability
	-	Retirement: For the NEOs eligible to retire, this amount represents the present value of the accrued benefits if they were to retire as of October 31, 2016
	-	Termination Without Cause, Termination For Cause, and Voluntary Separation: This amount represents the present value of the accrued benefit as of October 31, 2016
(8)	Since Mr. Allen is eligible for early retirement, the scenario for Voluntary Separation is not applicable. Under this scenario, he would retire.
(9)	Since Messrs. Kalathur, Field, and May are not eligible for normal or early retirement, this scenario is not applicable.
(10)	Since Mr. Mack has retired as of October 31, 2016, only this scenario is applicable.

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Advisory Vote on Executive Compensation
Equity Compensation Plan Information

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of October 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	18,534,771 (1)	$78.73	13,175,276 (2)
Equity Compensation Plans Not Approved by Security Holders	—	—	— (3)
Total	18,534,771	$78.73	13,175,276

(1)	This amount includes 964,338 PSUs and RSUs awarded under the Omnibus Plan and 80,980 RSUs awarded under the Nonemployee Director Stock Ownership Plan. Under the Omnibus Plan, the PSUs are payable only in stock after the three-year performance period is ended and the RSUs are payable only in stock three to five years after the award is granted or upon retirement. Under the Nonemployee Director Stock Ownership Plan, RSUs are payable only in stock upon retirement. The weighted-average exercise price information in column (b) does not include these units.
(2)	This amount includes 423,497 shares available under the Nonemployee Director Stock Ownership Plan for future awards of restricted stock or RSUs and 12,751,779 shares available under the Omnibus Plan. Under the Omnibus Plan, Deere may award shares in connection with stock options and stock appreciation rights, performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of such plan as determined by the Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.
(3)	Deere currently has no equity compensation plans that have not been approved by stockholders.

75	DEERE & COMPANY	2017 PROXY STATEMENT

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
Item 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years, Deere is required to submit for stockholder vote a non-binding resolution to determine whether the advisory stockholder vote on executive compensation should occur every one, two, or three years. Stockholders last approved an annual advisory vote on executive compensation in 2011.

After careful consideration of the appropriate frequency and after receiving feedback from stockholders on the issue during our outreach efforts, the Board believes that submitting the advisory vote on executive compensation to stockholders on an annual basis is appropriate for Deere and its stockholders at this time.

DEERE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” A FREQUENCY OF 1 YEAR.

The proxy card provides stockholders with four choices (every one, two, or three years, or abstain). Stockholders are not voting to approve or disapprove the Board’s recommendation.

Effect of Proposal
The frequency vote is non-binding. Stockholder approval of a one, two, or three-year frequency vote will not require Deere to implement an advisory vote on executive compensation every one, two, or three years. The final decision on the frequency of the advisory vote on executive compensation remains with the Board.

The Board values our stockholders’ opinions as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of say-on-pay votes.

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Ratification of Independent Registered Public Accounting Firm
Item 4 - Ratification of Independent Registered Public Accounting Firm

The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of the independent registered public accounting firm that audits Deere’s financial statements and our internal control over financial reporting. The Audit Review Committee has approved the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for fiscal 2017. The Audit Review Committee believes that the appointment of Deloitte & Touche as the independent registered public accounting firm for Deere is in the best interests of the company. The Audit Review Committee and the Board are requesting that stockholders ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate practice. The current Deloitte & Touche lead auditor for Deere, Doug Alkema, was appointed in 2016.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of Deloitte & Touche LLP. If the stockholders do not ratify the selection, the Audit Review Committee will consider any information submitted by the stockholders in connection with the selection of the independent registered public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Review Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Review Committee believes such a change would be in the best interests of Deere and its stockholders.

We expect a representative of Deloitte & Touche LLP to attend the Annual Meeting. This representative will have an opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-approval of Services by the Independent Registered Public Accounting Firm
The Audit Review Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by Deere’s independent registered public accounting firm. The Audit Review Committee will consider annually and, if appropriate, approve the provision of audit services by its independent registered public accounting firm, and consider and, if appropriate, pre-approve the provision of defined audit and non-audit services. The Audit Review Committee also will consider on a case-by-case basis and, if appropriate, approve specific services that are not otherwise pre-approved.

Any proposed engagement that has not been pre-approved may be presented to the Audit Review Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Review Committee or one or more committee members. The member or members who have delegated authority to approve services between regular meetings will report any specific approvals. to the Audit Review Committee at its next regular meeting. The Audit Review Committee regularly reviews summary reports detailing all services being provided to Deere by its independent registered public accounting firm.

77	DEERE & COMPANY	2017 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm
Item 4 – Ratification of Independent Registered Public Accounting Firm

Fees Paid to the Independent Registered Public Accounting Firm
The following table summarizes the aggregate fees billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates, for the fiscal years ended October 31, 2016, and 2015:

Plan Category	2016	2015
Audit Fees (1)	$15,293,000	$14,626,000
Audit-Related Fees (2)	$725,000	$773,000
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$16,018,000	$15,399,000

(1)	Audit fees include amounts charged in connection with the audit of Deere’s annual financial statements and reviews of the financial statements included in Deere’s Quarterly Reports on Form 10-Q, including services related thereto such as comfort letters, statutory audits, attest services, consents, and accounting consultations.
(2)	Audit-related fees reflect fees charged for assurance and related services that are reasonably related to the performance of the audit of our financial statements. These services included audits of financial statements of employee benefit plans, various attestation services, and other consultations.

78	DEERE & COMPANY	2017 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm
Audit Review Committee Report

Audit Review Committee Report

TO THE BOARD OF DIRECTORS:
The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing, and financial reporting processes of Deere. Management is responsible for establishing and maintaining Deere’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States. The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of Deloitte & Touche LLP, the independent registered public accounting firm for Deere. Deloitte & Touche LLP is responsible for performing an independent audit of Deere’s annual consolidated financial statements and internal control over financial reporting and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States and (ii) Deere’s internal control over financial reporting.

All members of the Audit Review Committee are financially literate under the applicable NYSE rules, and two members of the Audit Review Committee — Mr. Page and Ms. Smith — are “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission in Regulation S-K under the Securities Exchange Act of 1934. The Audit Review Committee has a written charter describing its responsibilities, which has been approved by the Board of Directors and is available on Deere’s website at www.deere.com/corpgov. Members of the Audit Review Committee rely on the information provided and the representations made to them by management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting and for Deere’s financial statements and reports, and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States and (ii) Deere’s internal control over financial reporting.

In this context, we have reviewed and discussed with management Deere’s audited financial statements as of and for the fiscal year ended October 31, 2016. We have discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Review Committee concerning independence and have discussed with them their independence. We have concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to Deere is compatible with their independence.

On at least a quarterly basis, the Audit Review Committee meets in executive session with Deere management and the Deere internal audit staff, as well as separately with Deloitte & Touche LLP.

Based on the reviews and discussions referred to above and exercising our business judgment, we recommend to the Board of Directors that the financial statements referred to above be included in Deere’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, for filing with the SEC. We have selected Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2017 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Audit Review Committee
Sherry M. Smith (Chair)
Dipak C. Jain
Michael O. Johanns
Gregory R. Page
Sheila G. Talton

79	DEERE & COMPANY	2017 PROXY STATEMENT

Stockholder Proposal
Item 5 - Stockholder Proposal

We expect the following proposal to be presented by stockholders at the annual meeting, although if the proposal is not properly presented by or on behalf of the proponents, it will not be voted on. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us, and we take no responsibility for its content. Upon request to our Corporate Secretary at the address listed under the “2018 Stockholder Proposals and Nominations” section below, we will provide the names, addresses, and shareholdings of the sponsors and any cosponsors of these proposals.

Stockholder Proposal—Right to Act by Written Consent
A stockholder has submitted the following proposal:

“Proposal 1 Right to Act by Written Consent

RESOLVED: Stockholders request that our board of directors undertake such steps as may be necessary to permit written consent by stockholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all stockholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving stockholders the fullest power to act by written consent consistent with applicable law.

This proposal topic won majority stockholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable stockholder action by written consent.

Taking action by written consent in lieu of a meeting is a means stockholders can use to raise important matters outside the normal annual meeting cycle. A stockholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and stockholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special stockholder meeting.

Deere stockholders have a particular need for the right to call a special meeting because it is more difficult than necessary for Deere stockholders to call a special meeting. Delaware law considers it reasonable for 10% of stockholder to call a special meeting – yet our company made the threshold 25% of stockholders.

Please vote to enhance stockholder value: Right to Act by Written Consent – Proposal 1”

Deere’s Response – Statement of Opposition to Stockholder Proposal

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THE PROPOSAL TO ADOPT WRITTEN CONSENT FOR THE FOLLOWING REASONS:

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Stockholder Proposals
Item 5 – Stockholder Proposal

The Board has given careful consideration to this proposal and has concluded for the reasons described below that the adoption of this resolution is unnecessary and is not in the best interests of Deere and its stockholders.

The Board has demonstrated consistently its commitment to sound principles of corporate governance, working to ensure that its practices protect and further the interests of Deere’s stockholders. The following are a few examples of corporate governance best practices that the company has adopted to foster stockholder participation:

—  annual election of Directors

—  no supermajority voting provisions

—  special meeting rights

—  proxy access rights

—  stockholder engagement (see “Stockholder Outreach” on page 31)

In the Board’s view, the transparency and fairness of the annual or special meeting process supports all stockholders’ interests in several ways that the written consent process does not. Deere’s current practices are designed to ensure that prior notice and an opportunity to be heard precede stockholder votes, so that all stockholders have a meaningful and structured opportunity to consider proposed actions and express their views by voting. In contrast, this proposal would enable a limited group of stockholders to act in favor of their own proposed actions, without a meeting and without ever providing notice to other Deere stockholders. Actions taken by written consent could deprive many stockholders of the critical opportunity to assess, discuss, deliberate and vote on pending actions.

Permitting stockholder action by written consent could also lead to substantial confusion to stockholders and disruption to the company. Under the proposal, multiple groups of stockholders would be able to solicit written consents at any time on a range of issues, some of which may be duplicative or conflicting. This disordered state of corporate affairs would thus impose significant administrative and financial burdens on the company, while providing little or no corresponding benefit to stockholders.

Moreover, the proposal is unnecessary in light of Deere’s existing corporate governance practices, including the ability of stockholders to call special meetings and the proxy access by-law adopted by the Board in 2016. Currently, any matter that either Deere or its stockholders wish to present for a vote must be presented at an annual or special meeting of all stockholders. Deere’s by-laws permit holders of at least 25% of the outstanding shares the power to call a special meeting of stockholders. In the context of an annual or special meeting of stockholders, all Deere stockholders have the opportunity to express views on proposed actions and to participate in the meeting and stockholder vote. The safeguards in place around the ability to act by a special or annual meeting promote and protect stockholders’ interests. In contrast, the proposal would allow stockholders to use the written consent procedure at any time and as frequently as they chose to act on a range of matters without a meeting, potentially without notice to all stockholders and without an opportunity for fair discussion among all stockholders on the merits of the proposed action.

The Board does not believe that the proposal calling for action by written consent is necessary or in the best interests of stockholders.

FOR THE REASONS STATED, DEERE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE PROPOSAL TO ADOPT A PROXY ACCESS BY-LAW.

81	DEERE & COMPANY	2017 PROXY STATEMENT

Additional Information
Voting and Meeting Information

Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement because you owned shares of Deere common stock at the close of business on December 30, 2016, which entitles you to vote, either in person at the Annual Meeting or by proxy. This Proxy Statement describes the matters on which you are asked to vote so you can make an informed decision.

This Proxy Statement, together with our Annual Report for the fiscal year ended October 31, 2016, a proxy card, and a voter instruction card, will be mailed, or can be accessed online, on or about January 13, 2017. We refer to these documents collectively as Deere’s Proxy Solicitation Materials.

What is “Notice and Access” and why did Deere elect to use it?
We make the Proxy Solicitation Materials available to stockholders electronically under the Notice and Access regulations of the U.S. Securities and Exchange Commission (the “SEC”). Specifically, most of our stockholders receive a Notice of Electronic Availability (“Notice”) instead of a full set of Proxy Solicitation Materials in the mail. The Notice explains how to access and review the Proxy Solicitation Materials and how to vote online. We believe this method of delivery expedites distribution of Proxy Solicitation Materials and also allows us to conserve natural resources and reduce the costs of printing and distributing these materials.

If you received a Notice but would prefer to get printed copies of the Proxy Solicitation Materials in the mail, please follow the instructions in the Notice for requesting such materials.

How do I vote?
You can vote either in person at the Annual Meeting or by proxy without attending the meeting. To ensure a quorum, we urge you to vote by proxy even if you plan to attend. If you attend the meeting and vote in person, that vote will override your proxy vote.

To vote your shares, follow the instructions in the Notice, voter instruction form, or proxy card. Telephone and internet voting is available to all registered and most beneficial stockholders.

Stockholders voting by proxy may use one of the following three options:

BY INTERNET (available for most stockholders) You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card	BY MAIL (available for all stockholders) You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope	BY TELEPHONE (available for most stockholders) In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903

If your shares are held in “street name” by a bank, broker, or other holder of record, the information sent by your holder of record will explain the voting options available to you. If your shares are held in “street name” and you wish to vote them in person at the Annual Meeting, you must obtain a legal proxy from your holder of record to do so.

82	DEERE & COMPANY	2017 PROXY STATEMENT

Additional Information
Voting and Meeting Information

The telephone and internet voting facilities for stockholders will close at 11:59 p.m. Eastern Standard Time on February 21, 2017.

If you hold shares through one of our employee savings plans, your vote must be received by the plan administrator by February 17, 2017, or your plan shares will not be voted.

Can I change my proxy vote?
Yes. At any time before your shares are voted by proxy at the meeting, you may change your vote by:

—  revoking it by written notice to Todd E. Davies, our Corporate Secretary, at the address on the Notice

—  delivering a later-dated proxy (including a telephone or internet vote)

—  voting in person at the meeting

If you hold your shares in “street name,” please refer to the information sent by your bank, broker, or other holder of record for information about revoking or changing your proxy.

How many votes do I have?
You will have one vote for each share of Deere common stock that you owned at the close of business on December 30, 2016.

How many shares are entitled to vote?
There are 318,550,477 shares of Deere common stock outstanding as of December 30, 2016, and entitled to vote at the meeting.

How many votes must be present to hold the meeting?
Under our by-laws, a majority of the votes that can be cast must be present in person or by proxy to constitute a quorum for the Annual Meeting. Abstentions and shares represented by “broker non-votes” (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.

How many votes are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of “for” votes cast (meaning the number of shares voted “for” a nominee exceeds the number of shares voted “against” that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our by-laws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Corporate Governance Committee, the Board will determine whether to accept or reject the resignation, and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.

If the number of nominees exceeds the number of directors to be elected (i.e., a contested election), the nominees who receive the most votes will be elected as directors.

The advisory vote on the frequency of say-on-pay votes (every one, two, or three years) is a plurality vote. Deere will consider stockholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes.

Each of the other proposals will pass if the affirmative vote of a majority of the shares present in person or by proxy are cast in favor of the proposal.

83	DEERE & COMPANY	2017 PROXY STATEMENT

Additional Information
Voting and Meeting Information

What if I vote “abstain”?
If you abstain from voting, your shares will:

— Be counted as present for purposes of determining whether there are enough votes to constitute a quorum;

— Have no effect on the outcome of the election of directors; or

— Count as a vote against any other proposal to be considered at the meeting.

What if I don’t return my proxy card and don’t attend the Annual Meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.

If you hold your shares in “street name” and you do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public accounting firm, but may not vote your shares on any other matter that comes before the Annual Meeting. If you do not provide voting instructions on these other matters, the votes will be considered “broker non-votes.” “Broker non-votes” will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal.

What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy and unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the designated proxy will vote your shares for that other person.

Is my vote confidential?
Yes. The tabulator, the proxy solicitation agent, and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and our officers and directors. The only time your voting records will be disclosed is (i) as required by law, (ii) to the inspectors of voting, or (iii) if the election is contested.

If you write comments on the proxy card you return to Deere, those comments will be reviewed but your vote will remain confidential.

Attendance at the Annual Meeting
If you plan to attend the meeting, you must be a holder of Deere shares as of December 30, 2016. In order to expedite your admission process, we encourage you to register for admission before 11:59 p.m. on Tuesday, February 21, 2017. You may register for admission for yourself and one guest by:

—	Visiting www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your proxy card, voter instruction form or notice
—

At the entrance to the meeting, we will verify your registration and request to see a valid form of photo identification, such as a driver’s license or passport. In order to expedite your entry to the meeting, we encourage you to print your admission ticket prior to arriving at the meeting

If you do not register for admission in advance of the meeting, we will request to see your photo identification at the entrance to the meeting and will determine if you owned common stock on the record date by:

—	Verifying your name and stock ownership against our list of registered stockholders
—	Asking to review evidence of your stock ownership as of December 30, 2016, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.

84	DEERE & COMPANY	2017 PROXY STATEMENT

Additional Information
Annual Report

Annual Report

Will I receive a copy of Deere’s Annual Report?
We have either mailed the Annual Report to you with this Proxy Statement or sent you a Notice with the web address for accessing the Annual Report online.

How can I receive a copy of Deere’s 10-K?
There are three ways to obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2016:

1. Visit the Investor Relations section of our website at www.deere.com/stock

2. Write to our Stockholder Relations Department at One John Deere Place, Moline, Illinois 61265-8098

3. Search the SEC’s EDGAR database at www.sec.gov

Householding Information

What is “householding”?
If two or more stockholders reside at the same address and appear to be members of the same family, we will send single copies of either the Proxy Solicitation Materials or the Notice, as applicable, to that address unless one of the stockholders notifies us that he or she wishes to receive individual copies. This procedure reduces printing and distribution costs related to the Annual Meeting. We do not rely on householding when we mail dividend checks.

If Proxy Solicitation Materials were delivered to an address that you share with another stockholder and you prefer to receive separate copies, contact our Stockholder Relations Department at One John Deere Place, Moline, Illinois 61265-8098 or by phone at (309) 765-4491.

A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the Proxy Solicitation Materials.

How do I revoke my consent to the householding program?
To revoke your consent to householding, please contact Broadridge Investor Communication Solutions, Inc., either by calling (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Electronic Delivery of Proxy Statement and Annual Report

Can I access Deere’s Proxy Solicitation Materials electronically?
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by:

—	following the instructions provided on your proxy card, voter instruction form, or Notice
—	going to www.proxyvote.com and following the instructions provided

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 22, 2017: The Proxy Statement and Annual Report are available on our website at www.deere.com/stock.

If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the internet address to access these documents as well as voting instructions.

85	DEERE & COMPANY	2017 PROXY STATEMENT

Additional Information
Information no Incorporated into this Proxy Statement

Information not Incorporated into this Proxy Statement

The information on our website (www.deere.com) is not and shall not be deemed to be a part of this Proxy Statement by reference, or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate it by reference.

Other Matters

We do not know of any other matters that will be considered at the Annual Meeting. If any other appropriate business should properly come before the meeting, the Board will have discretionary authority to vote according to its best judgment.

2018 Stockholder Proposals and Nominations

Proposals for Inclusion in 2018 Proxy Statement
Next year’s annual meeting of stockholders will be held on February 28, 2018. If you intend to present a proposal at next year’s annual meeting and you wish to have the proposal included in the proxy statement for that meeting, the Corporate Secretary must receive your proposal in writing, at the address below, no later than September 15, 2017.

Director Nominations for Inclusion in 2018 Proxy Statement
In 2016, our Board amended the company’s by-laws to permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Any such nomination must be received at the address below no earlier than the close of business on October 25, 2017 and no later than the close of business on November 24, 2017. Any such notice must meet the other requirements set forth in our by-laws.

Other Proposals and Nominations
If you would like to present a proposal at next year’s annual meeting or if you would like to nominate one or more directors without inclusion in the proxy statement, you must provide written notice to the Corporate Secretary at the address below between October 25, 2017, and November 24, 2017. Directors may be nominated at the annual meeting of stockholders only by or at the direction of, or authorization by, the Board, or by any stockholder entitled to vote at the meeting who provides the requisite notice.

Notice of a proposal must include, for each matter: (1) a brief description of the business to be brought before the meeting; (2) the reasons for bringing the matter before the meeting; (3) your name and address; (4) the class and number of Deere shares you own, either beneficially or of record; (5) whether and the extent to which you (or someone on your behalf) have entered into any derivative or other instrument, transaction, agreement, or arrangement with respect to Deere’s stock; (6) any material interest you may have in the proposal; and (7) any other information related to you that is required to be disclosed in connection with the solicitation of proxies with respect to such business under federal securities laws then in effect.

Notice of a nomination must include: (1) your name and address; (2) the name, age, business address, residence address, and principal occupation of the nominee; (3) the class, series, and number of Deere shares that you and the nominee own, either beneficially or of record; (4) whether and the extent to which you or the nominee (or anyone on behalf of either of you) has entered into any derivative or other instrument, transaction, agreement, or arrangement with respect to Deere’s stock; (5) a description of all agreements or arrangements between you and the nominee regarding the nomination; (6) the nominee’s consent to be elected and to serve; (7) a completed certification of director eligibility; and (8) any other information related to you that is required to be disclosed in the solicitation of proxies for election of directors under federal securities laws then in effect. We may require any nominee to furnish other information, within reason, that may be needed to determine the nominee’s eligibility.

86	DEERE & COMPANY	2017 PROXY STATEMENT

Additional Information
Cost of Solicitation

Where to Send All Proposals and Nominations
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:

Corporate Secretary
Deere & Company
One John Deere Place
Moline, Illinois 61265-8098

The Corporate Secretary will forward the proposals and recommendations to the Corporate Governance Committee for consideration.

Cost of Solicitation

Deere pays for the Annual Meeting and the solicitation of proxies. In addition to soliciting proxies by mail, Deere has made arrangements with banks, brokers, and other holders of record to send proxy materials to you; we will reimburse them for their expenses in doing so.

We have retained Georgeson Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $20,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers, and certain other employees of Deere may solicit proxies personally or by telephone, fax, or e-mail. They will not receive special compensation for these services.

For the Board of Directors,

Todd E. Davies
Corporate Secretary
Moline, Illinois
January 13, 2017

87	DEERE & COMPANY	2017 PROXY STATEMENT

Appendices

Appendix A

Director Independence Categorical Standards of Deere & Company Corporate Governance Policies
NYSE STANDARDS OF INDEPENDENCE
A director may not be considered independent if the director does not meet the criteria for independence established by the New York Stock Exchange (NYSE) and applicable law. A director is considered independent under the NYSE criteria if the Board finds that the director has no material relationship with the company. Under the NYSE rules, a director will not be considered independent if, within the past three years:

—	the director has been employed by Deere, either directly or through a personal or professional services agreement
—	an immediate family member of the director was employed by Deere as an executive officer
—

the director receives more than $120,000 during any twelve-month period in direct compensation from Deere, other than for service as an interim chairman or CEO and other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)

—

an immediate family member of the director receives more than $120,000 during any twelve-month period in direct compensation from Deere, other than for service as a non-executive employee and other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)

—	the director was affiliated with or employed by Deere’s independent auditor
—

an immediate family member of the director was a partner of Deere’s independent auditor, or was affiliated with or employed in a professional capacity by Deere’s independent auditor and personally worked on Deere’s audit

—	a Deere executive officer has served on the compensation committee of a company that, at the same time, employed the director or an immediate family member of the director as an executive officer
—

the director is employed, or an immediate family member of a director is employed as an executive officer, of another company and the annual payments to or received from Deere exceed in any of the last three fiscal years the greater of $1 million or 2% of such other company’s consolidated gross annual revenues

In addition, in determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship to Deere which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to:

—	the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by Deere to such director
—	whether such director is affiliated with Deere or an affiliate of Deere

88	DEERE & COMPANY	2017 PROXY STATEMENT

Appendices
Appendix A

CATEGORICAL STANDARDS OF INDEPENDENCE
The Board has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships. Any payments by Deere to a business employing, or 10% or more owned by, a director or an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a director’s independence:

—

if a director (or an immediate family member of the director) is an officer of another company that does business with Deere and the annual sales to, or purchases from, Deere during such company’s preceding fiscal year are less than one percent of the gross annual revenues of such company

—

if a director is a partner of or of counsel to a law firm, the director (or an immediate family member of the director) does not personally perform any legal services for Deere, and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year do not exceed $100,000

—	if a director is a partner, officer, or employee of an investment bank or consulting firm, the director (or an immediate family member of the director) does not personally perform any investment banking or consulting services for Deere, and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year do not exceed $100,000

Relationships with Not-for-Profit Entities. A director’s independence will not be considered impaired solely for the reason that the director or an immediate family member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives from Deere or its foundation during any of the prior three fiscal years contributions in an amount not exceeding the greater of $1 million or two percent of the not-for profit organization’s aggregate annual charitable receipts during the entity’s fiscal year. (Any automatic matching of employee charitable contributions by Deere or its foundation is not included in Deere’s contributions for this purpose.) All contributions by Deere in excess of $100,000 to not-for-profit entities with which the director is affiliated shall be reported to the Corporate Governance Committee and may be considered in making independence determinations.

For purposes of these standards, “Deere” shall mean Deere & Company and its direct and indirect subsidiaries, and “immediate family member” shall have the meaning set forth in the NYSE independence rules, as may be amended from time to time.

89	DEERE & COMPANY	2017 PROXY STATEMENT

Appendices
Appendix B

Appendix B

Deere & Company Reconciliation of Non-GAAP Measures
SHORT-TERM INCENTIVE:
As described in the CD&A under “Short-Term Incentive (“STI”),” Operating Return on Operating Assets (“OROA”) and Return on Equity (“ROE”) are the metrics used to measure performance for the STI program. The OROA and ROE calculations for the fiscal year ended October 31, 2016, is summarized as follows. The Equipment Operations OROA calculation excludes the assets from our captive financial services. ROE is based solely on the Financial Services segment.

(Millions of $) OROA Calculation for Equipment Operations:	Equipment Operations	Agriculture and Turf Operations	Construction and Forestry Operations
Operating Profit	$1,880	$1,700	$180
Average Identifiable Assets With Inventories at Standard Cost (1)	$13,046	$9,671	$3,374
OROA With Inventories at Standard Cost (1)	14.4%	17.6%	5.3%

ROE Calculation for Financial Services:
Net Income Attributable to Deere & Company	$468
Average Equity (1)	$4,488
ROE	10.4%

(1)	In the event of an acquisition where goodwill exceeds $50 million, goodwill is excluded for two years to allow time for integration of the new business. For STI purposes, Average Identifiable Assets with Inventories at Standard Cost for the fiscal year ended October 31, 2016 was reduced by $46.2 million to reflect the partial year impact on goodwill for an acquisition made during the year. Average Identifiable Assets with Inventories at LIFO were $11,816, $8,669, and $3,147 for Equipment Operations, Agriculture and Turf Operations and Construction and Forestry Operations, respectively. OROA with Inventories at LIFO and goodwill as reported were 15.9%, 19.6%, and 5.7% for Equipment Operations, Agriculture and Turf and Construction and Forestry, respectively.

90	DEERE & COMPANY	2017 PROXY STATEMENT

Appendices
Appendix B

MID-TERM INCENTIVE:
As described in the CD&A under “Mid-Term Incentive (“MTI”),” Shareholder Value Added (“SVA”) is the metric used to measure performance for the MTI program. The computation of SVA is summarized as follows for the performance period ended October 31, 2016:

(Millions of $)	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2016
SVA Calculation for Equipment Operations:
Operating Profit	$4,297	$2,177	$1,880
Average Identifiable Assets
With Inventories at LIFO	$14,113	$12,491	$11,816
With Inventories at Standard Cost	$15,493	$13,840	$13,046
Less Estimated Cost of Assets (1) (3)	$(1,860)	$(1,661)	$(1,565)
SVA	$2,437	$516	$315
SVA Calculation for Financial Services:
Net Income Attributable to Deere & Company	$624	$633	$468
Operating Profit	$921	$963	$709
Average Equity (3)	$4,575	$4,655	$4,488
Less Cost of Equity (2)	$(664)	$(705)	$(680)
SVA	$257	$258	$29
Deere Enterprise SVA	$2,694	$774	$344
Total SVA for Three-Year Performance Period Ending 2016			$3,812

(1)	For purposes of determining SVA, the equipment segments are assessed a pretax cost of assets that, on an annual basis, is generally 12% of the segment’s average identifiable operating assets during the applicable period with inventory at standard cost (believed to more closely approximate the current cost of inventory and Deere’s investment in the asset).
(2)	For SVA, Financial Services is assessed an annual pretax cost of average equity of approximately 15%.
(3)	In the event of an acquisition where goodwill exceeds $50 million, goodwill is excluded for two years to allow time for integration of the new business. For MTI purposes, Average Identifiable Assets with Inventories at Standard Cost for the fiscal year ended October 31, 2016 was reduced by $46.2 million to reflect the partial year impact on goodwill for an acquisition made during the year. There was no adjustment for goodwill for MTI purposes for the fiscal years ended October 31, 2014 or 2015.

91	DEERE & COMPANY	2017 PROXY STATEMENT

Directions to the Deere & Company
World Headquarters

ONE JOHN DEERE PLACE
MOLINE, ILLINOIS 61265-8098

The annual meeting of stockholders on Wednesday, February 22, 2017 will be held at 10:00 a.m. Central Standard Time in the auditorium at Deere & Company World Headquarters, which is located at One John Deere Place, Moline, Illinois. John Deere Place intersects with John Deere Road east of 70th Street, Moline. The entrance to World Headquarters and parking are on the east side of the building.

From Chicago (or the east)
Take I-290 (Eisenhower Expressway) west to I-88 West (East-West Tollway), which turns into IL5/John Deere Road. Follow IL5/John Deere Road to John Deere Place. Turn right onto John Deere Place. Follow for about a 1/4 mile. Turn left onto World Headquarters grounds. Follow the signs to parking to the east side of the building.

From Des Moines (or the west)
Take I-80 east to exit 298. Exit onto I-74 east. Follow for about 9-1/4 miles to the IL5 East/John Deere Road exit (exit 4B). Exit onto IL5 East/ John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Follow that for about a 1/4 mile. Turn left onto World Headquarters grounds. Follow the signs to parking to the east side of the building.

From Peoria (or the south)
Take I-74 west to the I-280 West exit. Exit onto I-280 West. Follow for about 10 miles to exit 18A. Exit onto I-74 West. Follow for about a 1/2 mile to the IL5 East/John Deere Road exit (exit 4B). Exit onto IL5 East/ John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Follow that for about a 1/4 mile. Turn left onto World Headquarters grounds. Follow the signs to parking to the east side of the building.

DEERE & COMPANY
STOCKHOLDER RELATIONS
ONE JOHN DEERE PLACE
MOLINE, IL 61265

YOUR VOTE IS IMPORTANT.
THANK YOU FOR VOTING!

VOTE BY TELEPHONE AND INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

VOTE IN PERSON
Submit your voting instructions at the meeting by filling out a ballot which, upon request, will be provided to you during the meeting.

SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E15866-P84427-Z68975	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DEERE & COMPANY

Vote on Directors

The Board of Directors recommends a vote FOR all Nominees.		For	Against	Abstain

1a.	Election of Director: Samuel R. Allen	☐	☐	☐

1b.	Election of Director: Crandall C. Bowles	☐	☐	☐

1c.	Election of Director: Vance D. Coffman	☐	☐	☐

1d.	Election of Director: Alan C. Heuberger	☐	☐	☐

1e.	Election of Director: Dipak C. Jain	☐	☐	☐

1f.	Election of Director: Michael O. Johanns	☐	☐	☐

1g.	Election of Director: Clayton M. Jones	☐	☐	☐

1h.	Election of Director: Brian M. Krzanich	☐	☐	☐

1i.	Election of Director: Gregory R. Page	☐	☐	☐

1j.	Election of Director: Sherry M. Smith	☐	☐	☐

1k.	Election of Director: Dmitri L. Stockton	☐	☐	☐

1l.	Election of Director: Sheila G. Talton	☐	☐	☐

Vote on Proposals

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

2.	Advisory vote on executive compensation	☐	☐	☐

The Board recommends a vote FOR a frequency of 1 year:	1 Year	2 Years	3 Years	Abstain

3.	Non-binding advisory vote on frequency of future advisory votes on executive compensation ☐	☐	☐	☐

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

4.	Ratification of the appointment of Deloitte & Touche LLP as Deere's independent registered public accounting firm for fiscal 2017	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following Proposal:		For	Against	Abstain

5.	Stockholder Proposal - Right to Act by Written Consent	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

(Please sign, date, and return this proxy in the enclosed postage prepaid envelope.)

To receive your materials electronically in the future, please enroll at www.proxyvote.com.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholders:

It is a pleasure to invite you to the 2017 Annual Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. Central Time on Wednesday, February 22, 2017, at the Deere & Company World Headquarters, One John Deere Place, Moline, Illinois.

The enclosed Notice of Meeting and Proxy Statement covers the formal business of the meeting, which includes election of the named directors, two company proposals, including the ratification of the independent registered public accounting firm for fiscal 2017, one stockholder proposal, and any other business that properly comes before the meeting. The rules of conduct for the meeting include the following:

1.	No cell phones, cameras, sound equipment, or recording devices may be brought into the auditorium.

2.	There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please make your way to a microphone and wait to be recognized, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder.

3.	The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters that arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

4.	Voting results announced at the meeting by the Inspectors of Voting are preliminary. Voting results will be included in a Form 8-K filed with the Securities and Exchange Commission on or around February 27, 2017.

5.	Pagers and similar devices should be silenced.

The Notice of the 2017 Annual Meeting, the Fiscal 2016 Proxy Statement, Form of Proxy, and the Fiscal 2016
Annual Report are available on Deere's Internet site at www.JohnDeere.com/stock.

Detach Proxy Card Here
▼	▼
E15867-P84427-Z68975

DEERE & COMPANY
PROXY - ANNUAL MEETING / FEBRUARY 22, 2017

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 22, 2017.

The undersigned appoints each of Samuel R. Allen and Todd E. Davies, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark, date, and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)